UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________________________

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.           )

________________________________________________

Filed by the Registrant	⌧
Filed by a Party other than the Registrant	◻

Check the appropriate box:

◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material Pursuant to § 240.14a-12

Bicycle Therapeutics plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

⌧ ◻	No fee required. Fee paid previously with preliminary materials.
◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Bicycle Therapeutics plc

Blocks A & B, Portway Building,

Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom

(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

April 23, 2025

Dear Shareholder:

We are pleased to provide details of the 2025 Annual General Meeting (the “AGM”) of Bicycle Therapeutics plc to be held on Tuesday, June 17, 2025, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

Details regarding the business to be conducted at the AGM, and admission to the AGM, are described in the accompanying Notice of Annual Meeting of Shareholders and proxy statement.

Your vote is important. We hope you will vote as soon as possible. You may vote through any of the means described in the accompanying proxy statement or, if you are a holder of our American Depositary Shares, the ADS proxy card provided to you. Please carefully review the instructions on each of your voting options described in this proxy statement, the notice and, if applicable, the voting instructions.

Thank you for your ongoing support of and continued interest in Bicycle Therapeutics plc. We look forward to receiving your vote in respect of the business to be conducted at the AGM.

Yours sincerely,

Pierre Legault

Chairman

Bicycle Therapeutics plc
Blocks A & B, Portway Building
Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom
(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

NOTICE OF 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, JUNE 17, 2025

NOTICE is hereby given that the 2025 Annual General Meeting (the “AGM”) of Bicycle Therapeutics plc, a public limited company incorporated under the laws of England and Wales (referred to herein as the “Company,” “we,” “us” and “our”), will be held on Tuesday, June 17, 2025, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, for transaction of the following business:

Ordinary Resolutions

1.	To re-elect as a director Alessandro Riva, who retires in accordance with the Articles of Association.
2.	To re-elect as a director Stephen Sands, who retires in accordance with the Articles of Association.
3.	To approve, on advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.
4.	To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2025.
5.	To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.
6.	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2025.
7.	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2024 (the “2024 U.K. Annual Report”).
8.	To approve our directors’ remuneration report for the year ended December 31, 2024 (the “directors’ remuneration report”), which is set forth as Annex A to the attached proxy statement.
9.	To approve an amendment to our Amended and Restated 2020 Equity Incentive Plan, which amendment is set forth as Annex C to the attached proxy statement.

Please refer to the attached proxy statement for detailed information on each of the resolutions, which are set forth as proposals 1 through 9. We encourage you to read the proxy statement in its entirety before voting. Our Board of Directors has approved each proposal and recommends that shareholders entitled to vote at the AGM vote in favor of each of the proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions and under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who (being entitled to vote) vote on the resolution.

Voting on all proposals at the AGM will be conducted by way of a poll, rather than a show of hands.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 7 and 8 regarding advisory approval of the executive compensation of our named executive officers, receipt and adoption of the 2024 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2024 will not require our Board of Directors or any committee thereof to take any action. Our Board of Directors values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

Only those ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Friday, June 13, 2025 will be entitled to attend, speak and vote at the AGM. Ordinary shareholders attending the AGM will have the right to ask questions at the AGM in accordance with the Companies Act.

Your vote is important, regardless of the number of shares you own. To make sure your shares are represented at the AGM, please vote as soon as possible. Holders of ordinary shares entitled to attend and vote at the AGM are entitled to appoint a proxy (or, if they hold more than one ordinary share, proxies) to exercise all or any of their rights to attend, speak and vote at the AGM. Such proxy need not be one of our shareholders of record. Holders of our ordinary shares may vote by proxy either over the Internet or by returning a form of proxy in the envelope provided by no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 13, 2025. In addition, institutional investors may be able to appoint a proxy electronically via the Proxymity platform. You may revoke your proxy in the manner described in the accompanying proxy statement. Holders of our American Depositary Shares (“ADSs”) may vote by following the voting instructions in the attached proxy statement.

The results of the polls taken on the resolutions at the AGM and any other information required by the Companies Act will be made available on our website (https://investors.bicycletherapeutics.com) as soon as reasonably practicable following the AGM. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

BY ORDER OF THE BOARD	REGISTERED OFFICE

Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom
Jim Sutcliffe Company Secretary April 23, 2025
REGISTERED DETAILS

Registered in England and Wales No 11036004

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to be Held on June 17, 2025

The Notice of 2025 Annual General Meeting, the proxy statement, the Annual Report on Form 10-K, the 2024 U.K. Annual Report and form of proxy (collectively, the “Proxy Materials”) are available in the Investor section of our website at https://investors.bicycletherapeutics.com. Information included on our website, other than the Proxy Materials, is not part of our proxy soliciting materials.

BICYCLE THERAPEUTICS PLC

Blocks A & B, Portway Building, Granta Park,

Great Abington, Cambridge, CB21 6GS, United Kingdom

(Incorporated and Registered in England and Wales with Registered Company No. 11036004)

PROXY STATEMENT

FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JUNE 17, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We have sent you this proxy statement and the enclosed form of proxy because the Board of Directors (the “Board”) of Bicycle Therapeutics plc is soliciting your proxy to vote at our annual general meeting of shareholders (the “AGM”). As used in this proxy statement, references to “we,” “us,” “our” and the “Company” refer to Bicycle Therapeutics plc.

The Notice of 2025 Annual General Meeting, this proxy statement, the form of proxy, our U.K. statutory annual accounts and reports for the year ended December 31, 2024 (“2024 U.K. Annual Report”) and our annual report on Form 10-K for the year ended December 31, 2024 (the “Annual Report on Form 10-K,” and collectively with the Notice of 2025 Annual General Meeting, this proxy statement, the 2024 U.K. Annual Report and the form of proxy, “Proxy Materials”), will be made available to our ordinary shareholders of record for the first time on or about April 23, 2025.

While this proxy statement is made available to our ordinary shareholders of record, this document will also be sent to holders of American Depositary Shares (“ADSs”) for the first time on or about April 23, 2025 and contains information relevant to holders of ADSs. In addition, we have provided brokers, dealers, bankers, and their nominees, at our expense, with copies of the Proxy Materials so that our record holders can supply these materials to the beneficial owners of our ordinary shares.

When is the AGM?

The meeting will be held on Tuesday, June 17, 2025, at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time), at our principal executive offices, located at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

Why am I receiving these materials?

We have made available the Proxy Materials to you because you are an ordinary shareholder of record and our Board is soliciting your proxy to vote at the AGM, including at any adjournments or postponements thereof. Information on how to attend and vote in person at the AGM is discussed below. However, you do not need to attend the AGM to vote your shares.

You may vote by proxy over the internet or by mail, and your vote will be cast on your behalf at the AGM. In addition, if you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform. To submit your proxy, simply follow the instructions in this proxy statement. All proxies, however submitted, must be lodged with our registrar, Computershare Investor Services PLC (“Computershare”), by no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on Friday, June 13, 2025.

Materials for ADS holders of record, including this proxy statement, the Annual Report on Form 10-K, the 2024 U.K. Annual Report and an ADS proxy card, will be mailed on or about April 23, 2025 to all ADS holders, including banks, brokers and nominees, who are registered as holders of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on April 14, 2025 (the record date for ADS holders).

Who can vote at the AGM?

Ordinary shareholders of record

Only ordinary shareholders of record registered in the register of members at 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Friday, June 13, 2025 will be entitled to vote at the AGM. As of April 14, 2025 (being the last practicable date before the circulation of this proxy statement), there were 47,761,845 ordinary shares issued and outstanding and entitled to vote. As an ordinary shareholder of record, you may vote at the AGM or by proxy. We encourage you to vote by proxy over the internet or by mail or, if applicable, via the Proxymity platform, as instructed below to ensure your vote is counted.

If, on or prior to June 13, 2025, you sell or transfer our ordinary shares that you currently hold, your form of proxy can no longer be used and if submitted (whether before or after you sell or transfer your ordinary shares) will be treated as invalid. Please pass this document to the person who arranged the sale or transfer for delivery to the purchaser or transferee. The purchaser or transferee should contact Jim Sutcliffe, Company Secretary, to request a new form of proxy for their use.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If, on April 14, 2025, your ordinary shares were held in an account at a brokerage firm, bank or other similar organization and you are the beneficial owner of shares, the Proxy Materials should be forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the AGM. You are encouraged to provide voting instructions to your broker or other agent so that they may submit a proxy.

Holders of non-voting ordinary shares

Holders of non-voting ordinary shares are not entitled to receive notice of, or to attend or vote at, the AGM in relation to the non-voting ordinary shares held by them. As of April 14, 2025 (being the last practicable date before the circulation of this proxy statement), there were 21,492,099 non-voting ordinary shares outstanding. If, on or prior to 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Friday, June 13, 2025, your non-voting ordinary shares are re-designated into ordinary shares and you become an ordinary shareholder or beneficial owner of the ordinary shares, you will be entitled to attend and vote at the AGM in respect of such ordinary shares. Please see above for details.

Holders of ADSs

If you or your brokerage firm, bank or nominee is registered as a holder of ADSs in the ADS register at 5:00 p.m. Eastern Daylight Time on April 14, 2025 (the record date for ADS holders), you are entitled to exercise your vote as a holder of an interest in our capital represented by ADSs. If you hold ADSs through a brokerage firm, bank or nominee on April 14, 2025, the materials for ADS holders, including the ADS proxy card, will be sent to that organization. The organization holding your account is considered the ADS holder of record. Please reach out to that organization to provide your voting instructions.

Please note that ADS proxy cards submitted by ADS holders must be received by the depositary, Citibank, N.A., no later than 10:00 a.m. Eastern Daylight Time on Wednesday, June 11, 2025. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

What are the differences between ADS holders and ordinary shareholders?

Citibank, N.A., as depositary, executes and delivers ADSs on our behalf. We are requesting the depositary, which holds the ordinary shares underlying the ADSs, to seek ADS holders’ instructions as to voting for the AGM. As a result, ADS holders may instruct the depositary to vote the ordinary shares underlying their ADSs.

Because we have asked the depositary to seek the instructions of ADS holders, the depositary will notify ADS holders of the upcoming vote and arrange to deliver the Proxy Materials to them. The depositary then tries, as far as practicable, to vote the ordinary shares as our ADS holders instruct. The depositary does not vote or attempt to exercise the right to vote other than in accordance with the instructions of the ADS holders. We cannot guarantee that ADS holders will receive this proxy statement and the other proxy materials from the depositary in time to permit them to instruct the depositary to vote their shares. In addition, there may be other circumstances in which ADS holders may not be able to exercise voting rights. Furthermore, ADS holders can exercise their right to vote the ordinary shares underlying their ADSs by exchanging their ADSs for ordinary shares. However, ADS holders may not know about the meeting early enough to exchange their ADSs for ordinary shares.

ADS holders are not required to be treated as holders of ordinary shares and do not have the rights of holders of ordinary shares.

What is the difference between a shareholder of record and a beneficial owner?

These terms describe how your ordinary shares are held. If your ordinary shares are registered directly in our register of members maintained by Computershare, our registrar, you are a shareholder of record and the Proxy Materials are being sent directly, or otherwise being made available, to you. If your ordinary shares are held in the name of a broker, bank, or other nominee, you are a beneficial owner of the shares held by your broker, bank or other nominee and the Proxy Materials are being made available or forwarded to you by your broker, bank, or other nominee, who is treated as the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote your ordinary shares by following the instructions on the voting instructions provided to you by such broker, bank or other nominee.

What are the requirements to approve each of the proposals?

You may cast your vote for or against proposals 1 through 9 or abstain from voting your shares on one or more of these proposals.

Proposals 1 through 9 will be proposed as ordinary resolutions. Under English law, assuming that a quorum is present, an ordinary resolution is passed if it is approved by holders representing a simple majority of the total voting rights of shareholders present (in person or by proxy) who are entitled to vote and vote on the resolution.

The result of the shareholder votes on the ordinary resolutions in proposals 3, 7 and 8 regarding advisory approval of the executive compensation of our named executive officers, receipt and adoption of the 2024 U.K. Annual Report and approval of the directors’ remuneration report for the year ended December 31, 2024 will not require our Board or any committee thereof to take any action. Our Board values the opinions of our shareholders as expressed through such votes and will carefully consider the outcome of the votes on these proposals.

What are the voting recommendations of our Board regarding the election of directors and other proposals?

The following table summarizes the items that will be brought for a vote of our shareholders at the AGM, along with the Board’s voting recommendations.

Proposal	Description of Proposal	Board’s Recommendation
1	To re-elect Alessandro Riva as a director.	FOR
2	To re-elect Stephen Sands as a director.	FOR
3	To approve, on advisory basis, the compensation of our named executive officers.	FOR
4

To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2025.

FOR
5

To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders.

FOR
6	To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2025.	FOR
7	To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2024.	FOR
8	To approve our director’s remuneration report for the year ended December 31, 2024, which is set forth in Annex A to this proxy statement.	FOR
9	To approve an amendment to our Amended and Restated 2020 Equity Incentive Plan, which amendment is set forth as Annex C to this proxy statement.	FOR

What constitutes a quorum?

For the purposes of the AGM, a quorum will be present if two members entitled to vote, together holding at least one-third (33 1/3 percent) in number of the issued shares (excluding any shares held as treasury shares) entitled to vote on the business to be transacted, are present in person or by proxy or, in the case of a member which is a corporation, represented by a duly authorized officer, at the AGM.

If there is no quorum, the AGM will stand adjourned to another day (not being less than 10 clear days after the date of the original meeting), and at such time and place or places, with such means of attendance and participation as the Chairman (or, in default, the Board) may determine. If at such adjourned meeting, a quorum is not present within 15 minutes from the time appointed for the holding of the meeting, the meeting shall be dissolved.

How do I vote my shares?

You may vote “For” or “Against” or abstain from voting on the applicable proposal. The procedures for voting are as follows:

Ordinary shareholders of record

If you are an ordinary “shareholder of record,” you may vote at the AGM or by proxy. We encourage you to vote by proxy over the Internet or by mail or, if applicable, via the Proxymity platform, as instructed below to ensure your vote is counted. You may still attend the AGM and vote in person during the AGM even if you have already voted by proxy.

You may appoint more than one proxy in relation to the AGM (provided that each proxy is appointed to exercise the rights attached to a different ordinary share(s)). To appoint more than one proxy, you should contact our registrar, Computershare. Such proxy need not be a shareholder of record but must attend the AGM to represent you for your vote to be counted. We encourage all shareholders to appoint the Chairman of the AGM as their proxy.

You may vote using one of the following methods:

●	To vote on the internet, go to www.investorcentre.co.uk/eproxy to appoint a proxy electronically (see instructions on form of proxy).
●	To vote by mail, simply complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided.
●	If you are an institutional investor, you may also be able to appoint a proxy electronically via the Proxymity platform, a process to which we have agreed and which has been approved by Computershare, our registrar. For further information regarding Proxymity, please go to www.proxymity.io. Before you can appoint a proxy via this process, you will need to have agreed to Proxymity’s associated terms and conditions. It is important that you read these carefully as you will be bound by them and they will govern the electronic appointment of your proxy via the Proxymity platform.
●	To vote in person, come to the AGM and we will give you a poll card when you arrive.

All proxies (however submitted) must be lodged with Computershare, our registrar, by no later than 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 13, 2025.

If you properly give instructions as to your proxy appointment by executing and returning a form of proxy, or by submitting your proxy online, and your proxy appointment is not subsequently revoked, your shares will be voted in accordance with your instructions.

Beneficial owners of ordinary shares which are registered in the name of a broker, bank or other agent

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you should follow directions provided by your broker, bank or other nominee.

Holders of non-voting ordinary shares

Holders of non-voting ordinary shares are not entitled to receive notice of, or to attend or vote at, the AGM in relation to the non-voting ordinary shares held by them.

Holders of ADSs

If you are a holder of ADSs, you should follow the directions on the ADS proxy card you received.

Please note that ADS proxy cards submitted by ADS holders must be received by Citibank, N.A. no later than 10:00 a.m. Eastern Daylight Time on Wednesday, June 11, 2025. Citibank, N.A. will collate all votes properly submitted by ADS holders and submit a vote on behalf of all ADS holders.

Holders of ADSs are not entitled to attend and vote at the AGM in person.

How will my ordinary shares or ADSs be voted if I do not specify how they should be voted?

If you sign and send your form of proxy but do not indicate how you want your ordinary shares to be voted, your shares may be voted by the person that you appoint as your proxy as he or she sees fit or such person may abstain in relation to any business of the AGM. As a reminder, we urge all shareholders to appoint the Chairman of the AGM as your proxy.

If a holder of ADSs does not submit an ADS proxy card to Citibank, N.A. by the deadline specified, the ADS holder shall be deemed to have instructed Citibank, N.A. to give a discretionary proxy to a person designated by us to vote the ordinary shares represented by his or her ADSs (provided that no such discretionary proxy shall be given if we inform Citibank, N.A. that we do not want such proxy to be given, substantial opposition exists or the rights of ADS holders may be adversely affected). If the enclosed ADS proxy card is signed but is missing voting instructions, Citibank, N.A. will deem the ADS holder to have instructed it to vote in favor of the proposals. If the enclosed ADS proxy card is improperly completed, Citibank, N.A. will not vote the ADSs to which such ADS proxy card relates; in particular, if more than one voting box is marked for any proposal, the ADS holder shall be deemed to have directed Citibank, N.A. to abstain on the proposal concerned.

Can I change my vote or revoke a proxy?

An ordinary shareholder of record can revoke his, her or its proxy before 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 13, 2025 (the deadline for submission of proxies) in one of the following ways:

●	entering a new vote over the Internet;
●	submitting another signed form of proxy bearing a later date;
●	if you are an institutional investor that has appointed a proxy electronically through Proxymity, by entering a new voting instruction via your voting platform;
●	notifying our Company Secretary in writing that you are revoking your proxy. Your revocation must be received at our registered office before 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) on June 13, 2025 to be effective; or
●	an ordinary shareholder of record may change his or her vote by voting in person at the AGM.

If your ordinary shares are held in an account at a brokerage firm, bank or similar organization, you may change or revoke your voting instructions by contacting the broker, bank or other nominee holding the shares. See also “What if I plan to attend the AGM?”

If you hold ADSs, directly or through a broker, bank or other nominee, you must follow the instructions provided by Citibank, N.A. or such broker, bank or other nominee if you wish to change your vote. The last instructions you submit prior to the deadline indicated by Citibank, N.A. or the broker, bank or other nominee, as applicable, will be used to instruct Citibank, N.A. how to vote your ADSs.

Who counts the votes?

Computershare has been engaged as our independent agent to tabulate shareholder votes. If you are an ordinary shareholder of record, you can return your executed form of proxy to Computershare for tabulation or submit your proxy electronically over the Internet at www.investorcentre.co.uk/eproxy (see instructions on form of proxy).

If you hold your ordinary shares through a broker, your broker will return the form of proxy to Computershare or directly submit your proxy to Computershare online.

If you are a holder of record of ADSs, you can return your executed ADS proxy card to Citibank, N.A. for tabulation. If you hold your ADSs through a broker, bank or other organization, that organization can return the ADS proxy card to Citibank, N.A. following your instruction. Citibank, N.A. will submit your votes to Computershare for tabulation.

How are votes counted?

Voting on all resolutions at the AGM will be conducted by way of a poll, rather than a show of hands. Votes will be counted by Computershare, who will separately count “For,” “Against” and abstentions.

What is an “abstention” and how would it affect the vote?

An abstention is not a vote in law and will not be counted in the calculation of the proportion of the votes for or against a particular resolution.

How many votes do I have?

On each matter to be voted upon, each ordinary shareholder of record present in person at the AGM or having submitted a proxy as set out in this proxy statement, or being a corporation present at the AGM by a duly authorized representative, has one vote for each ordinary share held as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on June 13, 2025.

On each matter to be voted upon, each holder of ADSs has one vote for each ADS held as of April 14, 2025.

What about joint holders?

In the case of joint holders of record of an ordinary share, the vote of the senior who tenders the vote (whether in person or by proxy) will be accepted to the exclusion of the votes of any other joint holders. For these purposes, seniority shall be determined by the order in which the names stand in our relevant register of members of the company (as the case may be) in respect of the joint holding (with the first named being the most senior).

What if I plan to attend the AGM?

Attendance at the AGM will be limited to ordinary shareholders of record as of 6:00 p.m. London time (1:00 p.m. Eastern Daylight Time) on Friday, June 13, 2025. In order to obtain admittance to the AGM each shareholder may be asked to present valid picture identification, such as a driver’s license or passport. If your ordinary shares are held through brokerage accounts or by a bank or other nominee, you may be able to attend at the discretion of the Chairman. Any corporation which is an ordinary shareholder of record may by resolution of its directors authorize one or more persons to act as its representative(s) at the AGM and the person(s) so authorized shall (on production of a certified copy of such resolution at the AGM) be entitled to exercise these same powers on behalf of the corporation as the corporation could exercise if it were one of our individual shareholders.

Holders of ADSs are not entitled to attend and vote at the AGM in person in any event.

How do you solicit proxies?

We will solicit proxies and will bear the entire cost of this solicitation. The initial solicitation of proxies may be supplemented by additional mail communications and by telephone, fax, e-mail, internet and personal solicitation by our directors, officers or other employees. No additional compensation for soliciting proxies will be paid to our directors, officers or other employees for their proxy solicitation efforts. We also reimburse Citibank, N.A. for its expenses in sending materials, including ADS proxy cards, to ADS holders of record.

What do I do if I receive more than one set of Proxy Materials?

If you hold ordinary shares in more than one account, you will receive Proxy Materials for each account. To ensure that all of your shares are voted, please sign, date and return all forms of proxy received. Please be sure to vote all of your shares.

If you hold ADSs in your own name registered on the books of the Depositary, you are considered the registered holder of the ADSs and will receive the Proxy Materials from the Depositary. If you hold ADSs through a broker, bank or other nominee, you are considered the beneficial owner of the ADSs and you will receive the Proxy Materials from your broker, bank or other nominee.

Will there be any other business conducted at the AGM?

Subject to any shareholder proposals submitted in accordance with section 338 of the Companies Act (as summarized below), no matters other than proposals 1 through 9 may be presented at the AGM. We have not been notified of, and our Board is not aware of, any other matters to be presented for action at the AGM.

Under section 338 of the Companies Act, shareholders meeting the threshold requirement in that section may require us to give to our shareholders entitled to receive this notice of the AGM notice of a resolution which may properly be moved and is intended to be moved at the AGM unless (i) it would, if passed, be ineffective whether by reason of inconsistency with any enactment or our constitution or otherwise, (ii) it is defamatory of any person or (iii) it is frivolous or vexatious. Such a request may be in hard copy form or in electronic form, must identify the resolution of which notice is to be given, must be authorized by the person or persons making it and must be received by us not later than the date six weeks before the AGM, or if later, the time at which notice is given of the AGM.

What is Computershare’s role?

Computershare is our registrar. All communications concerning ordinary shareholder of record accounts, including address changes, name changes, ordinary share transfer requirements and similar issues can be handled by contacting Computershare at tel: +44 (0) 370 703 0031 or by writing to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZZ, England.

Communications concerning ADS holder of record accounts can be handled by contacting Citibank, N.A.—ADR Shareholder Services at +1-877- 248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, Rhode Island 02940-3077.

How can I find out the results of the voting at the AGM?

Voting results will be announced by the filing of a current report on Form 8-K within four business days after the AGM. If final voting results are unavailable at that time, we will file an amended current report on Form 8-K within four business days of the day the final results are available.

Who do I contact regarding my ADS holdings?

If you are an ADS holder of record and have queries about how to deliver voting instructions, please contact Citibank, N.A.—ADR Shareholder Services by telephone at +1-877-248-4237 (toll free within the United States) or +1-781-575-4555 (for international callers) or by email at citibank@shareholders-online.com or at Citibank Shareholder Services, P.O. Box 43077, Providence, Rhode Island 02940-3077. If you hold your ADSs through a custodian, broker or other agent, you should refer to the contact information provided by your agent.

What do I do if I have additional questions?

If you have any further questions about voting or attending the AGM, including directions, please contact Jim Sutcliffe, Company Secretary, by email at jim.sutcliffe@bicycletx.com.com or by telephone at +44 (0)1223 261515.

RE-ELECTION OF DIRECTORS

Our Board of Directors currently consists of nine directors. Our Articles of Association divides our Board into three classes, Class I, Class II and Class III, each of which will consist, as nearly as possible, of one-third of the total number of directors constituting our entire board and which will serve staggered three-year terms. The classes are comprised as follows:

●	Class I directors: Felix Baker, Janice Bourque and Sir Gregory Winter, whose current terms will expire at the 2026 annual general meeting of shareholders;
●	Class II directors: Kevin Lee and Jose-Carlos Gutierrez-Ramos, whose current terms will expire at the 2027 annual general meeting of shareholders; and
●	Class III directors: Alessandro Riva and Stephen Sands, whose terms will expire at the AGM.

Acting upon the recommendation of our Nominating and Corporate Governance Committee, our Board nominated Alessandro Riva and Stephen Sands for re-election as Class III directors. Pierre Legault and Richard Kender, Class III directors whose current terms will expire immediately following the AGM, have each decided not to stand for reelection. No other nominees for directors have been presented. If elected, the nominees will hold office from the date of re-election until the 2028 annual general meeting of shareholders, and until his successor is elected and has been qualified, or until his earlier death, resignation or removal. Immediately following the AGM, the Board will consist of seven directors.

In connection with proposals 1 and 2, we set forth the biographical information for the nominees to our Board. For biographical information for the other directors, see the section of this proxy statement titled “Board of Directors and Corporate Governance.”

PROPOSAL 1—RE-ELECTION OF ALESSANDRO RIVA TO THE BOARD OF DIRECTORS

Alessandro Riva, M.D. is currently a member of our Board and has been nominated for re-election as a director. If re-elected, he will hold office until the 2028 annual general meeting of the shareholders, when he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Dr. Riva has agreed to serve if re-elected, and we have no reason to believe that he will be unable to serve.

Dr. Riva has served as a member of our Board since March 2025. Dr. Riva has served as Chief Executive Officer of Transgene S.A., or Transgene, a publicly traded biotechnology company since May 2023, and chairman of the board of directors of Transgene since May 2022. Dr. Riva has served as a non-executive independent director of BeiGene, Ltd., a publicly traded biotechnology company specialized in oncology therapeutics, since February 2022. Dr. Riva previously served as Chief Executive Officer of Intima Bioscience, Inc., or Intima, a privately held biotechnology company focused on oncology cell therapy and therapeutics, from September 2021 until April 2023. Prior to Intima, Dr. Riva served as the Chief Executive Officer of Ichnos Sciences, Inc., a biotechnology company focusing on oncology therapies from April 2019 until August 2021. Prior to that, Dr. Riva held senior leadership positions in the oncology groups at the publicly traded biopharmaceutical companies Gilead Sciences, Inc. and Novartis AG. Dr. Riva received his B.M.B.S. and M.D. in Oncology/Hematology from Università degli Studi di Milano. We believe that Dr. Riva is qualified to serve on our Board based on his executive experience at biotechnology companies and his expertise in developing oncology therapeutics.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-elect Dr. Riva to the Board of Directors as a Class III director.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION

OF ALESSANDRO RIVA TO THE BOARD OF DIRECTORS AS A CLASS III DIRECTOR

PROPOSAL 2—RE-ELECTION OF STEPHEN SANDS TO THE BOARD OF DIRECTORS

Stephen Sands, MBA, is currently a member of our Board and has been nominated for re-election as a director. If re-elected, he will hold office until the 2028 annual general meeting of the shareholders, when he must retire by rotation and offer himself for re-election, or until his earlier death, resignation or removal. Mr. Sands has agreed to serve if re-elected, and we have no reason to believe that he will be unable to serve.

Mr. Sands has served as a member of the Board since February 2024. Mr. Sands has been a Senior Advisor at Lazard since December 2023, previously serving as Chairman of the Global Healthcare Group since 2016 and holding other positions throughout his 30-year career. Prior to joining Lazard, Mr. Sands was a partner in the healthcare practice of McKinsey & Company. During his career, Mr. Sands has co-founded two life sciences companies: Enzytech (acquired by Alkermes) and Opta Food Ingredients (acquired by Stake Technology and now SunOpta). He previously served as director on the boards of several life sciences companies, including the public biotechnology companies Cognition Therapeutics, Inc. from June 2017 until October 2021 and Cyteir Therapeutics, Inc. from February 2022 until March 2024. In addition to his responsibilities at Lazard, Mr. Sands is a member of the Washington University (St. Louis) School of Engineering & Applied Science National Counsel and of the board of trustees of the New York Hall of Science. Mr. Sands holds a B.A. in biology from Oberlin College, a B.S. and an M.S. in chemical engineering from Washington University in St. Louis, and an MBA with a concentration in finance from New York University. We believe Mr. Sands is qualified to serve on our Board because of his extensive experience advising healthcare and life sciences companies.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to re-elect Mr. Sands to the Board of Directors as a Class III director.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION

OF STEPHEN SANDS TO THE BOARD OF DIRECTORS AS A CLASS III DIRECTOR

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2022 annual general meeting, the shareholders indicated their preference that we solicit a non-binding advisory vote on the compensation of the named executive officers every year. The Board has adopted a policy that is consistent with that preference. In accordance with that policy, and as required by Schedule 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), we are asking the shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. The next scheduled say-on-pay advisory vote will take place at the annual general meeting in 2026.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices as described in this proxy statement. We believe that our compensation policies and decisions are consistent with current market practices. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified named executive officers. Accordingly, the Board is asking the shareholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, is hereby APPROVED.”

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will review and consider the voting results when making future compensation decisions for our named executive officers.

Vote Required

Advisory (non-binding) approval of our executive compensation requires the approval of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF

THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS

PROPOSAL 4—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2025

PROPOSAL 5— RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION

OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROPOSAL 6—AUTHORIZATION FOR THE AUDIT COMMITTEE TO DETERMINE THE U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2025

The Audit Committee is responsible for the selection, appointment and negotiation of the remuneration of our U.S. independent registered public accounting firm and our U.K. statutory auditors. The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England (“PwC”) as our U.S. independent registered public accounting firm for our fiscal year ending December 31, 2025 and the re-appointment of PwC as our U.K. statutory auditors until the conclusion of our 2026 annual general meeting of shareholders. In proposals 4 and 5, we are asking our shareholders to ratify the selection of PwC as our U.S. independent registered public accounting firm and to re-appoint PwC as our U.K. statutory auditors.

Our organizational documents do not require that the shareholders ratify the selection of PwC as our U.S. independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PwC to the shareholders for ratification as a matter of good corporate practice. Even if the selection of PwC is ratified, the Audit Committee in its discretion may direct the appointment of a different U.S. independent registered public accounting firm at any time during the year if our Audit Committee determines to make such a change. In the event our shareholders fail to ratify the selection of PwC, our Audit Committee will consider whether to select other auditors for the year ending December 31, 2025.

In accordance with the Companies Act, our U.K. statutory auditors must be re-appointed at each meeting at which the annual report and accounts are presented to our shareholders. If this proposal is not approved by our shareholders at the AGM, our Audit Committee may appoint auditors to fill the vacancy.

PwC has served as our or our predecessor’s independent registered public accounting firm since 2010, which includes periods before we became subject to SEC reporting requirements. In addition, PwC has served as our or our predecessor’s U.K. statutory auditors since 2010. Representatives of PwC are expected to be present at the AGM. They will have the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

In accordance with the Companies Act, the remuneration of our U.K. statutory auditors must be fixed in a general meeting of shareholders or in such manner as may be determined in a general meeting of shareholders. In proposal 6, we are asking our shareholders to authorize the Audit Committee to determine the remuneration of PwC as our U.K. statutory auditors for the year ending December 31, 2025.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to ratify the appointment of PricewaterhouseCoopers LLP as our U.S. independent registered public accounting firm, to re-appoint PricewaterhouseCoopers LLP as our U.K. statutory auditors and to authorize our Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2025.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE:

●	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.S. INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025
●	RE-APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR U.K. STATUTORY AUDITORS, TO HOLD OFFICE UNTIL THE CONCLUSION OF THE NEXT ANNUAL GENERAL MEETING OF SHAREHOLDERS
●	AUTHORIZATION OF OUR AUDIT COMMITTEE TO DETERMINE OUR U.K. STATUTORY AUDITORS’ REMUNERATION FOR THE YEAR ENDING DECEMBER 31, 2025

Audit Information

Independent Registered Public Accounting Firm Fees

The table below sets forth a summary of the fees billed to us by PwC for professional services rendered for the years ended December 31, 2024 and 2023. All such audit and audit-related services were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2024	2023
Audit Fees(1)	$1,671,000	$1,694,000
Audit‑related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$1,671,000	$1,694,000
(1)	Audit fees include fees for the audit and quarterly reviews of our 2024 and 2023 consolidated financial statements, statutory audits, offering prospectuses, registration statement filings and issuance of consents.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit, review and attest services and permitted non-audit services rendered by PwC. The policy generally permits the Audit Committee to pre-approve, on an annual basis, specified services in the defined categories of audit services, audit-related services, tax services and other permitted non-audit services. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the auditor or on an individual, explicit, case-by-case basis before the auditor is engaged to provide each service.

The Audit Committee has determined that the rendering of certain services other than audit services by PwC are compatible with maintaining the accounting firm’s independence.

The Audit Committee has delegated to its chair the authority, from time to time, to pre-approve non-audit services not prohibited by law to be performed by our independent auditors and associated fees, provided that the estimated fees for such permitted non-audit services do not exceed specified thresholds and provided that the chair shall report any decisions to pre-approve such non-audit services and fees to our full Audit Committee at its next regular meeting.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the U.S. independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the U.S. independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

The Audit Committee of the Board of Directors

Richard Kender, Chair

Janice Bourque

Stephen Sands

PROPOSAL 7—RESOLUTION TO RECEIVE AND ADOPT OUR 2024 U.K. ANNUAL REPORT

In accordance with the Companies Act, our Board is required to present our 2024 U.K. Annual Report, which includes the audited portion of the directors’ remuneration report, to the shareholders at the AGM. We will provide our shareholders with an opportunity to raise questions in relation to the 2024 U.K. Annual Report at the AGM. In accordance with best practice, we are proposing an ordinary resolution to receive and adopt the 2024 U.K. Annual Report.

The 2024 U.K. Annual Report may be found in the Investor section of our website at https://investors.bicycletherapeutics.com.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to receive and adopt the 2024 U.K. Annual Report.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RESOLUTION

TO RECEIVE AND ADOPT OUR 2024 U.K. ANNUAL REPORT

PROPOSAL 8—APPROVAL OF OUR DIRECTORS’ REMUNERATION REPORT

The Companies Act requires that our directors’ remuneration report, as set forth in Annex A to this proxy statement, be subject to an annual advisory vote. Accordingly, we are asking shareholders to approve, on an advisory basis, the directors’ remuneration report.

Our Board believes that appropriate remuneration of directors plays a vital part in helping to achieve our overall objectives. We encourage shareholders to read the directors’ remuneration report. Our Board and the Compensation Committee believe that the policies and procedures as articulated in the directors’ remuneration report are effective and that as a result of these policies and procedures we have and will continue to have high-quality directors. Our U.K. statutory auditors, PwC, have audited those parts of the directors’ remuneration report that are required to be audited. Our Board has approved and signed the directors’ remuneration report in accordance with English law.

For the avoidance of doubt, the directors’ remuneration policy was approved by shareholders in a binding vote at the annual general meeting held on June 13, 2023 and took effect from the date of approval and will continue to apply for a maximum period of three years (or until a revised policy is approved by shareholders). The directors’ remuneration policy is unchanged this year, and as such is not subject to a shareholder vote.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to pass this resolution.

This vote is advisory and non-binding and the directors’ entitlement to receive remuneration is not conditional on it. Payments made or promised to directors will not have to be repaid, reduced or withheld in the event that the resolution is not passed. Although non-binding, our Board and Compensation Committee will review and consider the voting results when making future decisions regarding our director remuneration program. Following the AGM, and as required under English law, the directors’ remuneration report will be delivered to the U.K. Registrar of Companies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE

DIRECTORS’ REMUNERATION REPORT SET FORTH IN ANNEX A

PROPOSAL 9—APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

The Amended and Restated Bicycle Therapeutics plc 2020 Equity Incentive Plan with Non-Employee Sub-Plan (the “2020 Plan”) was approved and adopted by our shareholders in June 2022. Pursuant to the 2020 Plan, the number of ordinary shares reserved for issuance under the 2020 Plan will automatically increase (the “Evergreen Increase”) on the first day of January of each year, continuing up to and including January 1, 2032, in an amount equal to 5% of the total number of our ordinary shares outstanding on the last day of the preceding year, or a lesser number of shares determined by our Board. References in this proposal to the Board include the Compensation Committee of the Board where applicable.

On April 4, 2025, the Board approved Amendment No. 1 (the “Amendment”) to the 2020 Plan (as amended by the Amendment, the “Amended 2020 Plan”), subject to shareholder approval. The only changes proposed in the Amendment are to:

●	amend the calculation of the Evergreen Increase to capture our total issued share capital, in order to treat non-voting ordinary shares the same as voting ordinary shares; and
●	authorize 1,300,000 additional shares for issuance under the Amended 2020 Plan as if the revised formula had been in place since the approval of the 2020 Plan by our shareholders in 2022.

The Board believes the Amended 2020 Plan is an integral part of our long-term compensation philosophy and is necessary to continue providing the appropriate levels and types of equity compensation for our employees. If this Proposal No. 9 is adopted by our shareholders, the Amended 2020 Plan will become effective upon the date of the AGM. In the event that our shareholders do not approve this Proposal No. 9, the Amended 2020 Plan will not become effective, and the 2020 Plan will continue in its current form.

The material terms of the Amended 2020 Plan are summarized below under the heading “Summary of the Amended 2020 Plan.”

Rationale for Amendment

The Board believes that the approval of the Amended 2020 Plan is in the best interests of our Company and its shareholders and recommends a vote FOR this proposal, due to the following:

●	We operate in a highly competitive market, and new hire, annual and promotion equity grants are essential in helping us attract and retain talented individuals. Our Board believes our share-based compensation programs enable us to maintain our competitive position regarding recruiting and retaining highly skilled and engaged personnel.
●	The unique and valuable aspects of equity compensation have made it a key element of our compensation strategy. We currently grant equity compensation to all levels of our organization in order to provide opportunities to participate in ownership of the Company. We believe that employees and other recipients with a personal stake in the future success of the Company are motivated to achieve our objectives and increase shareholder value.
●	As of March 31, 2025, only 202,018 shares remained available for future grant under the 2020 Plan. We believe that the shares currently available for grant under the 2020 Plan will be insufficient to meet our anticipated recruiting and retention needs.
●	The Evergreen Increase is based solely on voting ordinary shares that are issued and outstanding. In recent financings, we issued non-voting ordinary shares which are not currently included in the calculation of the Evergreen Increase. We believe that the terms of the Amendment to revise the Evergreen Increase formula to include all issued and outstanding shares, not just voting ordinary shares, and to provide an additional 1,300,000 shares are consistent with the spirit of the 2020 Plan previously approved by our shareholders.
●	We believe that investors treat our non-voting ordinary shares the same as voting ordinary shares when valuing our Company.

Historically, we have only issued voting ordinary shares, and the Evergreen Increase has been based solely on those ordinary shares that are issued and outstanding on the last day of the preceding year. However, in more recent years, namely as part of the May 2024 private placement and the July 2023 public offering, we have issued non-voting ordinary shares to certain investors, thereby increasing the funds available to progress our research and clinical candidates and hire employees. Since the Evergreen Increase is not based on our issued share capital, which would include both voting and non-voting ordinary shares, we have capitalized our Company without proportionally increasing the number of ordinary shares reserved under the 2020 Plan. Accordingly, we are proposing to (i) amend the Evergreen Increase formula to capture our total issued share capital and (ii) to increase the share reserve by 1,300,000 shares, which represents the shares that would have been added to the 2020 Plan had the evergreen provision included non-voting ordinary shares in the calculation of the share increase on each of January 1, 2024 and 2025.

For illustrative purposes:

●	As of December 31, 2023, we had 37,725,884 ordinary shares issued and outstanding and 4,705,882 non-voting ordinary shares issued and outstanding. On January 1, 2024, under the 2020 Plan’s current evergreen provision, we were able to authorize an additional 1,886,294 shares for issuance. Under the same scenario, but with utilizing the Amendment’s revised evergreen formula, we would have been able to authorize an additional 2,121,588 shares for issuance, resulting in an increase of 235,294 shares, or approximately 0.6% of our total capitalization as of December 31, 2023.
●	As of December 31, 2024, we had 47,569,319 ordinary shares issued and outstanding and 21,492,099 non-voting ordinary shares issued and outstanding. Under the 2020 Plan’s current evergreen provision, we were able to authorize an additional 2,378,465 shares for issuance. Under the same scenario, but utilizing the Amendment’s revised evergreen formula, we would have been able to authorize an additional 3,453,070 shares for issuance, resulting in an increase of 1,074,605 shares, or approximately 1.6% of our total capitalization as of December 31, 2024.

Our Board and Compensation Committee, with the guidance of a nationally recognized independent compensation consultant firm, have determined that the inclusion of non-voting ordinary shares in calculating the total number of ordinary shares that are issued and outstanding on each December 31 for purposes of calculating the annual increase is reasonable based on our modeling and does not represent an excessive increase in the number of shares to be added to the reserve.

We Carefully Manage the Use of Equity Awards

We intend to grant future equity awards under the Amended 2020 Plan in amounts that are reasonable and that reference market data prepared by the independent compensation consultant to the Compensation Committee. The revised Evergreen Increase and the additional 1,300,000 ordinary shares would allow us to have a share reserve that is comparable in size to similarly situated companies. However, we recognize that equity awards dilute existing shareholders, and, therefore, we are mindful to responsibly manage dilution of our existing shareholders and the growth of our equity compensation program. We continue to be committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” to maximize shareholders’ value by granting only the appropriate number of equity awards necessary to attract, reward, and retain employees, non-employee directors and consultants.

We anticipate that if the Amendment is approved by our shareholders, we will have sufficient capacity to provide equity incentives to attract, retain and motivate employees for at least the next several years. This is based on a number of assumptions including our share price, progression of our research and clinical pipeline, number of employees, participation levels, long-term incentive vehicle mix, and number of ordinary shares and non-voting ordinary shares outstanding. If our shareholders do not approve the Amendment, our plans to operate our business may be materially impacted because we otherwise will not have sufficient shares available under our 2020 Plan to attract and retain new employees or to motivate and retain our existing employees in the future. This could require us to offer a different mix of equity and cash-based incentives as well as annual cash incentive bonus plans rather than relying heavily on equity awards to compete for talent. We believe that the alternatives to our current compensation program would not have significant long-term retention value and would not serve to align our employees’ interests as closely with those of our shareholders in the absence of equity incentives. As we scale our growth to progress our research and clinical candidates, we want to continue a culture of ownership that aligns directly with our mission and values.

Share Usage and Dilution

We take a thoughtful approach to our annual equity granting practices, by considering our dilution, burn rate and cost profile relative to our direct competitors and industry norms, and the estimated share usage needs across new hires, current eligible employees, directors and consultants. The Compensation Committee is cognizant that our equity compensation programs have a dilutive effect on our shareholders and continuously strives to balance this concern with our need to compete for talent using practices that are prevalent in the market, including equity grants. No awards made under the Amended 2020 Plan prior to the date of the AGM were granted subject to shareholder approval of this proposal. The number and types of awards that will be granted under the Amended 2020 Plan in the future are not determinable, as the Compensation Committee will make these determinations in its sole discretion, with the guidance of a nationally recognized independent compensation consultant firm. Our executive officers and members of our board of directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the Amended 2020 Plan.

The following table provides certain additional information regarding our use of equity awards.

As of March 31,
2025
Total number of ordinary shares to be issued upon exercise of outstanding options	10,227,671
Weighted-average exercise price per ordinary share of outstanding options	$21.06
Weighted-average remaining term of outstanding options (in years)	7.02
Total number of ordinary shares subject to outstanding full value awards, including restricted shares and restricted share units ("RSUs")	1,974,801
Total number of ordinary shares available for grant under the 2020 Plan	202,018
Total number of ordinary shares available for grant under the 2024 Inducement Plan	1,012,800
Total number of ordinary shares outstanding, including non-voting ordinary shares	69,202,355
Per-share closing price of our ADSs (each representing one ordinary share) as reported on the Nasdaq Global Select Market on March 31, 2025	$8.49
Total dilution from the available and outstanding shares(1)	19%
Total dilution with the proposed additional 1.3 million shares	21%
(1)	Dilution is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding and (y) the number of shares available for future grants, by (b) the number of shares outstanding.

Common measures of an equity incentive plan’s cost include burn rate and dilution. The burn rate refers to how fast a company uses the supply of shares authorized for issuance under its equity incentive plan. We believe that our historical burn rate is reasonable for a company of our size in our industry. We will continue to monitor our equity use in future years in an attempt to ensure that our burn rate is within competitive norms. Over the last three years, we have maintained an average burn rate of 6% of ordinary shares outstanding per year. Dilution is a commonly used measure of assessing the dilutive impact of equity programs such as the proposed Amended 2020 Plan. A plan’s dilution is equal to the number of shares subject to equity awards outstanding plus the number of shares currently remaining available to be granted, divided by a company’s total shares outstanding. Dilution shows how much existing shareholder ownership would be diluted if all outstanding share and option awards and all authorized but unissued shares were introduced into the market.

The following table shows our burn rate over the past three years:

	2022	2023	2024
Options granted	1,548,167	2,099,895	2,438,356
Unadjusted full value awards granted	222,725	333,089	617,496
Total granted	1,770,892	2,432,984	3,055,852
Weighted average ordinary shares outstanding	29,660,659	35,592,362	58,207,593
Burn rate(1)	6.0%	6.8%	5.2%
Three-year average burn rate			6.0%
(1)	Burn rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year. The burn rate is not adjusted for forfeitures and expirations of awards, which would reduce the burn rate if taken into account.

The Amended 2020 Plan Combines Compensation and Governance Best Practices

The Amended 2020 Plan includes provisions that are designed to protect our shareholders’ interests and to reflect corporate governance best practices, including:

●	No discounted share options or share appreciation rights. All options and share appreciation rights (“SARs”), granted under the Amended 2020 Plan must have an exercise price equal to or greater than the fair market value of our ordinary shares on the date the option or SAR is granted.
●	Awards subject to forfeiture/clawback. Awards granted under the Amended 2020 Plan will be subject to recoupment in accordance with the SEC and Nasdaq compliant clawback policy, and any other clawback policy that we may adopt in the future. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause.
●	Change in control provisions. The change in control definition in the Amended 2020 Plan is not a “liberal” definition. A change in control transaction must actually occur in order for the change in control provisions in the Amended 2020 Plan to be triggered.
●	No dividends on unvested equity. The Amended 2020 Plan provides that no dividends or equivalents may be paid on unvested equity awards.
●	No excise tax gross ups on severance payments. We do not provide any excise tax gross ups in connection with severance paid upon termination without cause or relating to a change in control transaction.
●	Material amendments require shareholder approval. Consistent with Nasdaq rules, the Amended 2020 Plan requires shareholder approval of any material revisions to the Amended 2020 Plan. In addition, certain other amendments to the Amended 2020 Plan require shareholder approval.

Vote Required

The affirmative vote of holders representing a simple majority of the total voting rights of shareholders present in person or by proxy who (being entitled to vote) vote on the matter will be required to approve the Amendment.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL 9

Summary of the Amended 2020 Plan

The material terms of the Amended 2020 Plan are summarized below. The following description of the Amended 2020 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2020 Plan as it currently exists and the Amendment, which are attached hereto as Annex B and Annex C, respectively. Except as otherwise required by the context, references below to our ordinary shares means an ordinary share or the number of ADSs equal to an ordinary share.

Purpose

The Amended 2020 Plan is designed to secure and retain the services of our employees, non-employee directors and consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and our affiliates, and to provide a means by which such persons may be given an opportunity to benefit from increases in the value of our ordinary shares. The Amended 2020 Plan is also designed to align employees’ interests with shareholder interests.

Eligibility

Our employees, directors who are also our employees, and employees of our subsidiaries, are eligible to receive awards under the Amended 2020 Plan. Incentive stock options (“ISOs”) may be granted under the Amended 2020 Plan only to our employees. Our consultants and directors who are not employees and those of our subsidiaries, are eligible to receive awards under the 2020 Non-Employee Sub-Plan to the Amended 2020 Plan, as described below.

As of March 31, 2025, 336 of our employees and 8 of our non-employee directors would be eligible to receive awards under the Amended 2020 Plan, including under the Non-Employee Sub-Plan. From time to time, we may also grant awards to consultants who are eligible under the Amended 2020 Plan, including the Non-Employee Sub-Plan. Persons eligible to receive awards under the Amended 2020 Plan, including under the 2020 Non-Employee Sub-Plan, are together referred to as service providers below. Except as otherwise specified, references below to the Amended 2020 Plan include the Non-Employee Sub-Plan.

Administration

The Amended 2020 Plan is administered by our Board, which may delegate its duties and responsibilities to one or more committees of our directors and/or officers (referred to as the plan administrator below), subject to certain limitations imposed under the Amended 2020 Plan, and other applicable laws and stock exchange rules. The plan administrator has the authority to take all actions and make all determinations under the Amended 2020 Plan, to interpret the Amended 2020 Plan and award agreements and to adopt, amend and repeal rules for the administration of the Amended 2020 Plan as it deems advisable. The plan administrator also has the authority to determine which eligible service providers receive awards, grant awards, set the terms and conditions of all awards under the Amended 2020 Plan, including any vesting and vesting acceleration provisions, subject to the conditions and limitations in the Amended 2020 Plan.

Types of Awards

The Amended 2020 Plan provides for the grant of market value options, market value SARs or restricted shares, RSUs, performance share units (“PSUs”) and other share-based awards. All awards under the Amended 2020 Plan will be set forth in award agreements, which will detail the terms and conditions of awards, including any applicable vesting and payment terms, change of control provisions and post-termination exercise limitations.

Shares Available for Awards

The maximum number of ordinary shares that may be issued under our Amended 2020 Plan is 13,217,290, which is the sum of (i) 1,300,000 new shares, subject to approval of this Proposal No. 9, (ii) 202,018 shares remaining available for grant of new awards under the 2020 Plan as of March 31, 2025, (iii) 11,200,085 shares subject to options or other share awards granted under the 2020 Plan and the 2019 Share Option Plan that have expired, terminated, are forfeited or otherwise not issued, or are withheld to satisfy a tax withholding obligation in connection with an award or to satisfy a purchase or exercise price of an award (such as upon the expiration or termination of a share award prior to vesting), if any, and (iv) 515,187 shares subject to awards granted pursuant to option contracts issued prior to our initial public offering that may become available for issuance under the Amended 2020 Plan, as such shares become available from time to time, if any.

No more than 21,650,000 ordinary shares may be issued under the Amended 2020 Plan upon the exercise of ISOs.

In addition, the number of ordinary shares reserved for issuance under our Amended 2020 Plan is subject to automatic increases on January 1 of each year, which commenced on January 1, 2023 and will end on (and including) January 1, 2032, in an amount equal to 5% of the total number of ordinary shares outstanding on December 31 of the preceding calendar year. Should this Proposal 9 receive approval, the formula for such automatic increase shall be amended to be an amount equal to 5% of the total number of issued shares in the capital of the Company outstanding on December 31 of the preceding calendar year, commencing on January 1, 2026 and ending on (and including) January 1, 2032. Our Board may act prior to January 1 of a given year to provide that there will be no increase for such year or that the increase for such year will be a lesser number of ordinary shares. Ordinary shares issued under the Amended 2020 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares.

If an award under the Amended 2020 Plan, expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited or if any shares subject to such award are withheld to satisfy a tax withholding obligation in connection with an award or to satisfy a purchase or exercise price of an award, any unused shares subject to the award will, as applicable, become or again be available for new grants under the Amended 2020 Plan.

Awards granted under the Amended 2020 Plan in substitution for any options or other equity or equity-based awards granted by an entity before the entity’s merger or consolidation with us or our acquisition of the entity’s property or shares will not reduce the number of ordinary shares available for grant under the Amended 2020 Plan but will count against the maximum number of ordinary shares that may be issued upon the exercise of incentive options.

Options and Share Appreciation Rights

Options provide for the purchase of our ordinary shares in the future at an exercise price set at no less than the fair market value of an ordinary share on the grant date. SARs entitle their holder, upon exercise, to receive from us an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date, with such amount payable in cash, shares, or a combination of both. The plan administrator will determine the number of shares covered by each option and SAR, and the conditions and limitations applicable to the exercise of each option and SAR.

In general, the term of options and SARs granted under the Amended 2020 Plan may not exceed ten years from the grant date. If a holder violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement with us, the right of the holder’s right to exercise any option or SAR will terminate immediately upon such violation, unless otherwise determined by us. In addition, if a holder is given notice of the holder’s termination of service for cause, and the effective date of such termination of service is subsequent to the date of the delivery of such notice, the right of the holder to exercise any option or SAR will be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the holder’s service will not be terminated for cause or (ii) the effective date of the holder’s termination of service with us for cause (in which case the right of the holder to exercise any option or SAR will terminate immediately upon the effective date of such termination of service).

Acceptable forms of consideration for the purchase of our ordinary shares pursuant to an option issued under the Amended 2020 Plan will be determined by the plan administrator and may include cash, wire transfer of immediately available funds, check, ordinary shares previously owned by the holder, payment through a broker assisted exercise or a net exercise feature, delivery of a promissory note, or other good and valuable consideration approved by the plan administrator.

The aggregate maximum number of ordinary shares that may be issued pursuant to the exercise of ISOs granted under the Amended 2020 Plan is 21,650,000. The aggregate fair market value, determined at the time of grant, of our ordinary shares with respect to ISOs that are exercisable for the first time by a holder during any calendar year may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonstatutory share options. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own shares possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the ordinary shares subject to the ISO on the date of grant; and
●	the term of the ISO must not exceed five years from the date of grant.

Restricted Shares, RSUs and PSUs

Restricted shares are an award of non-transferable ordinary shares that remain forfeitable unless and until specified conditions are met and which may be subject to a purchase price. RSUs and PSUs are contractual promises to deliver our ordinary shares in the future, which may also remain forfeitable unless and until specified conditions are met. The plan administrator may provide that the delivery of the shares underlying RSUs will be deferred on a mandatory basis or at the election of the participant. The terms and conditions applicable to restricted shares, RSUs and PSUs will be determined by the plan administrator, subject to the conditions and limitations contained in the Amended 2020 Plan.

Other Share-Based Awards

Other share-based awards are awards of fully vested ordinary shares and other awards valued wholly or partially by referring to, or otherwise based on, our ordinary shares or other property. Other share-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of compensation to which a participant is otherwise entitled. The plan administrator will determine the terms and conditions of other share-based awards, which may include any purchase price, performance goal, transfer restrictions and vesting conditions.

Performance Criteria

The plan administrator may select performance criteria for an award to establish performance goals for a performance period.

Certain Transactions

In connection with certain corporate transactions and events affecting our ordinary shares, including a change of control, another similar corporate transaction or event, another unusual or nonrecurring transaction or event affecting us or our financial statements or a change in any applicable laws or accounting principles, the plan administrator has broad discretion to take action under the Amended 2020 Plan to prevent the dilution or enlargement of intended benefits, facilitate the transaction or event or give effect to the change in applicable laws or accounting principles. This includes canceling awards for cash or property, accelerating the vesting of awards, providing for the assumption or substitution of awards by a successor entity, adjusting the number and type of shares subject to outstanding awards and/or with respect to which awards may be granted under the Amended 2020 Plan and replacing or terminating awards under the Amended 2020 Plan. Notwithstanding the generality of the foregoing, in the event of a change of control of us, any awards will vest in full immediately prior to such change of control. Any awards in the form of options which vest in connection therewith will be exercisable for a period determined by the plan administrator (not exceeding six months) and shall lapse thereafter. In addition, in the event of certain non-reciprocal transactions with our shareholders, the plan administrator will make equitable adjustments to the Amended 2020 Plan, the limits thereunder and outstanding awards as it deems appropriate to reflect the transaction.

A change of control is defined in the Amended 2020 Plan as (i) a sale of all or substantially all of our assets; (ii) a person obtaining control of us (defined by reference to the ability to secure that the affairs of the company are conducted in accordance with that person’s wishes due to the holding of our shares, other possession of voting power or pursuant to our articles of association or other document); or (iii) a person becoming bound or entitled under sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire our ordinary shares. The occurrence of a change of control is determined by the plan administrator.

Plan Amendments and Termination

Our Board may amend or terminate the Amended 2020 Plan at any time; however, no amendment, other than an amendment that increases the number of shares available under the Amended 2020 Plan, may materially and adversely affect an award outstanding under the Amended 2020 Plan without the consent of the affected participant and shareholder approval will be obtained for any amendment to the extent necessary to comply with applicable laws. Further, the plan administrator may, without the approval of our shareholders, amend any outstanding option or SAR to reduce its price per share or cancel any outstanding option or SAR in exchange for cash or another award under the Amended 2020 Plan with an exercise price per share that is less than the exercise price per share of the original option or SAR. The Amended 2020 Plan will remain in effect until the tenth anniversary of its effective date (being the date of its approval by our shareholders) unless earlier terminated by our Board. No awards may be granted under the Amended 2020 Plan after its termination.

Transferability and Participant Payments

Except as the plan administrator may determine or provide in an award agreement, awards under the Amended 2020 Plan are generally non-transferable, except by will or the laws of descent and distribution, or, subject to the plan administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the Amended 2020 Plan, and exercise price obligations arising in connection with the exercise of options under the Amended 2020 Plan, the plan administrator may, in its discretion, accept cash, wire transfer or cheque, our ordinary shares that meet specified conditions, a promissory note, a “market sell order,” such other consideration as the plan administrator deems suitable or any combination of the foregoing.

Non-U.S. and Non-U.K. Participants

The plan administrator may modify awards granted to participants who are non-U.S. or U.K. nationals or employed outside the U.S. and the U.K. or establish sub-plans or procedures to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters or to enable awards to be granted in compliance with a tax favorable regime that may be available in any jurisdiction.

2020 Non-Employee Sub-Plan

The 2020 Non-Employee Sub-Plan governs equity awards granted to our non-employee directors and consultants. The 2020 Non-Employee Sub-Plan provides for awards to be made on identical terms to awards made under our Amended 2020 Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2020 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state, or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of shares acquired under the 2020 Plan. The 2020 Plan is not qualified under the provisions of

Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Nonstatutory Share Options

Generally, there is no taxation upon the grant of a nonstatutory share option if the option is granted with an exercise price equal to the fair market value of the underlying shares on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying share on the date of exercise of the option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

ISOs

The Amended 2020 Plan provides for the grant of ISOs. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share acquired upon exercise of an ISO exceeds the exercise price of the option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Share Awards

Generally, the recipient of a restricted share award will recognize ordinary income at the time the share is received equal to the excess, if any, of the fair market value of the share received over any amount paid by the recipient in exchange for the share. If, however, the share is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the share), the recipient generally will not recognize income until the share becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the share on the date it becomes vested over any amount paid by the recipient in exchange for the share. A recipient may, however, file an election with the U.S. Internal Revenue Service, within 30 days following his or her receipt of the restricted share award, to recognize ordinary income, as of the date the recipient receives the restricted share award, equal to the excess, if any, of the fair market value of the share on the date the restricted share award is granted over any amount paid by the recipient for the share.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted share award will be the amount paid for such shares plus any ordinary income recognized either when the share is received or when the share becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted share award.

RSU Awards

Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the shares are delivered equal to the excess, if any, of the fair market value of the shares received over any amount paid by the recipient in exchange for the shares. To comply with the requirements of Section 409A of the Code, the shares subject to a RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a RSU award will be the amount paid for such shares plus any ordinary income recognized when the shares are delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Share Appreciation Rights

Generally, if a SAR is granted with an exercise price equal to the fair market value of the underlying ordinary share on the grant date, the recipient will recognize ordinary income equal to the fair market value of the shares or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the Amended 2020 Plan will be subject to the deduction limit under Section 162(m) of the Code.

Awards Granted under the Amended 2020 Plan

The following table sets forth, for each of the individuals and groups indicated, the total number of ordinary shares subject to awards that have been granted (even if not currently outstanding) under the 2020 Plan through March 31, 2025.

			Director
			Deferred
	Share	Restricted	Share
Name and position	Options	Share Units	Awards(1)
Kevin Lee, Ph.D., MBA, Chief Executive Officer	928,000	307,700	—
Alethia Young, Chief Financial Officer	231,000	47,000	—
Santiago Arroyo, M.D., former Chief Development Officer	284,000	74,000	—
Alistair Milnes, Chief Operating Officer	351,000	106,500	—
Michael Hannay, D.Sc., Chief Product and Supply Chain Officer	242,400	59,200	—
All current executive officers as a group	2,113,900	618,205	—
All current directors who are not executive officers as a group	495,588	64,500	119,793
Each associate of any director, executive officer or nominee	—	—	—
Each other person who received or is to receive 5% of rights under the 2020 Plan	—	—	—
All current employees, including all current officers who are not executive officers, as a group	5,873,148	1,967,388	—
(1)	Please see the “Director Remuneration” section of this Proxy Statement for additional details regarding the restricted share units granted to non-employee directors that are subject to deferred settlement.

Equity Compensation Plan Information

See below under the heading “Equity Compensation Plan Information” for information as of December 31, 2024 with respect to the number of securities that may be issued under our equity compensation plans upon exercise of outstanding options, warrants and rights and the number of securities remaining available for future issuance.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors

Set forth below is a list of our directors and their ages as of the date of this proxy statement.

Name	Age	Position
Continuing Directors
Kevin Lee, Ph.D., MBA	56	Chief Executive Officer and Executive Director
Felix J. Baker, Ph.D.(1)	56	Non‑Executive Director
Janice Bourque, MBA	68	Non‑Executive Director
Jose-Carlos Gutierrez-Ramos, Ph.D.	62	Non‑Executive Director
Alessandro Riva, M.D.	64	Non-Executive Director
Stephen Sands, MBA	68	Non‑Executive Director
Sir Gregory Winter, FRS	74	Non‑Executive Director
Retiring Directors
Pierre Legault, MBA, CPA(1)	64	Director and Non‑Executive Chairman
Richard Kender, MBA(1)	69	Non‑Executive Director
(1)	Mr. Legault and Mr. Kender have each decided not to stand for reelection and their current terms will expire immediately following the AGM. Effective immediately following the AGM, Dr. Baker will serve as the Non-Executive Chairman of the Board.

Biographical information for our continuing directors, including each such individual’s principal occupation, business experience and education, and an explanation of the qualifications, skills and experiences that we believe are relevant to such individual’s service on our Board, are set forth below. Dr. Riva’s and Mr. Sands’ biographies are set forth above in Proposals 1 and 2, respectively.

Kevin Lee, Ph.D., MBA has served as our Chief Executive Officer and a member of our Board since September 2015. From April 2012 to September 2015, Dr. Lee serviced as Senior Vice President and Chief Scientific Officer of the Rare Disease Research Unit at Pfizer Inc. Prior to that, Dr. Lee worked at GlaxoSmithKline plc, where in addition to leading the formation of multiple strategic commercial and academic partnerships, he led epigenetics research and was responsible for the creation of the EpiNova Discovery Performance Unit. Before joining GlaxoSmithKline, Dr. Lee was a lecturer at Warwick University Medical School and founded Cambridge Biotechnology Ltd, which specialized in developing small molecule and peptide therapeutics for inflammation and metabolic diseases before its trade sale to Biovitrum in 2005 and Neurosolutions (now Oncosil Medical Ltd ASX). Dr. Lee currently serves as a non-executive director at the private biotechnology companies Alchemab Ltd., a position he has held since June 2021, and Macomics Ltd., a position he has held since July 2023. Dr. Lee received a BPharm from Nottingham University and a Ph.D. in pharmacology from Cambridge University. Dr. Lee has an MBA from Warwick Business School. We believe that Dr. Lee is qualified to serve on our Board based on his extensive leadership, executive, managerial, business and pharmaceutical and biotechnology company experience, along with his years of industry experience in the development and commercialization of pharmaceutical products.

Felix J. Baker, Ph.D. has served as a member of our Board since April 2024. Dr. Baker is a Managing Member of Baker Bros. Advisors LP, a biotechnology-focused investment adviser to fund partnerships whose investors are primarily endowments and foundations, which Dr. Baker founded, together with his brother Julian Baker, in 2000. Dr. Baker also serves on the boards of the publicly traded biotechnology or pharmaceutical companies Kodiak Sciences, Inc. (since September 2015), Kiniksa Pharmaceuticals International, plc (since October 2015), IGM Biosciences, Inc. (since January 2021) and Kymera Therapeutics, Inc. (since March 2024). Dr. Baker also served on the board of Seagen, Inc., from July 2003 until its acquisition in December 2023 by Pfizer, Inc. He also previously served on the boards of the publicly traded biotechnology companies Alexion Pharmaceuticals, Inc. (from June 2015 to February 2021) and Talis Biomedical Corporation (from July 2013 until March 2023). Dr. Baker holds a B.S. and a Ph.D. in Immunology from Stanford University, where he also completed two years of medical school. We believe Dr. Baker is qualified to serve on our Board based on his extensive experience in the biotechnology industry and experience working with and serving on the boards of directors of numerous biotechnology and pharmaceutical companies.

Janice Bourque, MBA has served as a member of our Board since July 2019. Ms. Bourque is a Managing Director in Hercules Capital’s life sciences group and has more than 30 years of life science experience and a focus on emerging growth stage companies. Previously, Ms. Bourque has consulted for Commons Capital, served as Senior Vice President and Group Head, Life Sciences at Comerica Bank and was President and Chief Executive Officer of the Massachusetts Biotechnology Council. Ms. Bourque currently serves on the board of directors of The Village Bank. Ms. Bourque also previously served on the board of directors of the publicly traded biopharmaceutical company Poxel SA from January 2016 to March 2023. She holds a B.S. in veterinary science and an MBA in finance and accounting from the University of New Hampshire. We believe that Ms. Bourque is qualified to serve on our Board based on her extensive experience as a senior executive and board member in the life sciences sector.

Jose-Carlos Gutierrez-Ramos, Ph.D. has served as a director since March 2021. Since January 2021, Dr. Gutierrez-Ramos has served as the Chief Science Officer at Danaher Corporation, a publicly traded science and technology company. Prior to that, Dr. Gutierrez-Ramos was the Global Head of Global Drug Discovery at AbbVie, Inc., a publicly traded biopharmaceutical company, from February 2020 to January 2021. From June 2018 to February 2020, he was the Chief Executive Officer and President of Repertoire Immune Medicine Inc., a biotechnology company. From 2015 to May 2018, he served as Chief Executive Officer and president of Synlogic, Inc., a biotechnology company. Earlier in his career, Dr. Gutierrez-Ramos held positions at Pfizer Inc., GlaxoSmithKline plc, and Millennium Pharmaceuticals, Inc. Dr. Gutierrez-Ramos received a B.S. from Universidad Complutense de Madrid and his Ph.D. in immunochemistry from the Universidad Autonoma de Madrid. We believe that Dr. Gutierrez-Ramos is qualified to serve on our Board based on his executive experience at pharmaceutical and biotechnology companies, as well as his prior experience with our company based on his service on our Scientific Advisory Board from 2017 to 2019.

Sir Gregory Winter, FRS is our Co-Founder and has served on our Board since our inception. Sir Gregory was a member of staff of the Medical Research Council Laboratory of Molecular Biology (LMB) in Cambridge, U.K. from 1981 to 2012, serving as both Deputy and Acting Director. He is currently a Fellow of Trinity College, Cambridge and was previously the Master of Trinity College, Cambridge from October 2012 to June 2019. Sir Gregory also serves as a consultant to biotechnology companies, and he is a Science Partner of Ahren Innovation Capital. He is a Fellow of the Royal Society and was knighted in 2004 for services to science. In 2018, Sir Gregory was awarded a Nobel Prize in Chemistry for his work in developing phage display for the directed evolution of antibodies and peptides to produce new medicines. He was a founder and non-executive director of the biotechnology companies Cambridge Antibody Technology (acquired by AstraZeneca in 2006) and Domantis Ltd. (acquired by GlaxoSmithKline in 2006). We believe that Sir Gregory is qualified to serve on our Board based on his extensive research experience, knowledge of antibody medicines and academic achievements and his experience in the biotechnology industry.

Corporate Governance

Board Independence

As required under the listing standards of the Nasdaq Stock Market (“Nasdaq”), a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and us, our senior management and our independent auditors, the Board has affirmatively determined that all of our directors, other than Kevin Lee and Pierre Legault, are independent directors within the meaning of the applicable Nasdaq listing standards. In addition, Veronica Jordan, Ph.D., who left the Board in April 2024, was independent during the period she served on the Board during 2024. In making these determinations, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with us.

Board Leadership Structure

The leadership structure of our Board separates the positions of Chief Executive Officer (“CEO”) and Chairman of the Board in order to ensure independent leadership of the Board. Our Board believes that this separation is appropriate for us at this time because it allows for a division of responsibilities, with our CEO focused on leading our company while the Chairman can focus on leading the Board in overseeing management, and for a sharing of ideas between individuals having different perspectives. In addition, we believe that having a Chairman who is different from the CEO creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of our company and its shareholders.

Role of the Board in Risk Oversight

Our Board believes that risk management is an important part of establishing, updating and executing on our business strategy. Our Board, as a whole and at the committee level, has oversight responsibility relating to risks that could affect our corporate strategy, business objectives, compliance, operations, financial condition and performance. Our Board focuses its oversight on the most significant risks facing our company and on its processes to identify, prioritize, assess, manage and mitigate those risks. Our Board and its committees receive regular reports from members of our senior management on areas of material risk to us, including strategic, operational, financial, legal and regulatory risks. While our Board has an oversight role, management is principally tasked with direct responsibility for management and assessment of risks and the implementation of processes and controls to mitigate their effects on our company.

Our Audit Committee, as part of its responsibilities, oversees the management of financial risks, including accounting matters, liquidity and credit risks, corporate tax positions, insurance coverage, and cash investment strategy and results. Our Audit Committee is also responsible for overseeing the management of risks relating to the performance of our internal audit function, if required, and our independent registered public accounting firm, as well as our systems of internal controls and disclosure controls and procedures and risks related to data privacy and cybersecurity. Additionally, pursuant to its charter, the Audit Committee may retain, as necessary, subject matter experts and advisers to assist in its oversight of risk management within our company. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee oversees the management of risks associated with our overall compliance and corporate governance practices and the independence and composition of our Board. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Meetings of the Board

Our Board held eight meetings during the fiscal year ended December 31, 2024. Each of the incumbent directors attended at least 80% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2024 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the AGM.

As required under applicable Nasdaq listing standards, in fiscal year 2024, our independent directors met two times in regularly scheduled executive sessions at which only independent directors were present.

Committees of our Board of Directors

Our Board has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The following table provides membership and meeting information for each committee for the year ended December 31, 2024:

			Nominating
			and
			Corporate
Name	Audit	Compensation	Governance
Felix J. Baker, Ph.D.(2)
Janice Bourque, MBA(2)
Jose-Carlos Gutierrez-Ramos, Ph.D.(2)
Veronica Jordan, Ph.D.(1)
Richard Kender, MBA
Stephen Sands, MBA(3)
Total meetings in 2024	8	7	8

Committee Chair

Member

Financial Expert

(1)	Effective April 17, 2024, Dr. Jordan resigned from the Board and as a member of the Audit and Compensation Committees.
(2)	Effective April 18, 2024, (i) Dr. Baker was appointed to our Board of Directors and Nominating and Corporate Governance Committee, (ii) Ms. Bourque was appointed as Chair of the Compensation Committee and as a member of the Audit Committee, and (iii) Dr. Gutierrez-Ramos was appointed as Chair of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee.
(3)	Effective February 20, 2024, Stephen Sands was appointed to our Board of Directors and as a member of the Audit Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to our company. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are available on our website at https://investors.bicycletherapeutics.com.

Audit Committee

Our Audit Committee is currently composed of Janice Bourque, Richard Kender and Stephen Sands, with Mr. Kender serving as chair of the committee. Mr. Kender will serve as chair and as a member of the committee until the AGM. Subject to their re-election at and effective immediately following the AGM, Mr. Sands will serve as chair of the Audit Committee and Alessandro Riva will join the Audit Committee. Our Board has determined that each member of our Audit Committee is financially literate and that each of Mr. Kender and Mr. Sands is an “audit committee financial expert” within the meaning of SEC regulations and the applicable Nasdaq listing standards.

The Audit Committee’s responsibilities include:

●	appointing, determining the compensation for, retaining and overseeing our independent registered public accounting firm;

●	evaluating the performance of our independent registered public accounting firm and assessing such auditors’ qualifications and independence;
●	determining and approving engagements of our independent registered public accounting firm, prior to commencement of such engagements, to perform all proposed audit, review and attest services and non-audit services;
●	reviewing with management and the independent registered public accounting firm the results of the annual audit, the auditors’ views about qualitative aspects of our significant account practices, the reasonableness of any significant judgments and estimates, all misstatements identified during the audit, the adequacy of disclosures in the financial statements, and any other matters required to be communicated to the Audit Committee under applicable standards;
●	reviewing and discussing with management and the independent registered public accounting firm our financial statements and related disclosures and certifications in connection with our annual and quarterly financial statements, determining whether the financial statements should be included in our annual and quarterly reports filed with the U.S. Securities and Exchange Commission (the “SEC”) and overseeing the preparation and review of our U.K. statutory accounts and U.K. annual report;
●	exercising general oversight over our data privacy, technology and information security risks and risk management programs, including those related to cybersecurity and back-up of information systems, and reviewing management’s efforts to monitor compliance with our programs and policies designed to ensure adherence to applicable laws and rules, as well as our Code of Business Conduct and Ethics;
●	conferring with management and the independent registered public accounting firm regarding the scope, adequacy and effectiveness of our internal control over financial reporting and establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●	reviewing and discussing our investment philosophy and policies, including management of investment risk and applicable policies pertinent to our investment portfolio;
●	approving or disapproving all related party transactions; and
●	overseeing our compliance with major legal risk exposures and the steps management has taken to monitor or mitigate such exposures.

Compensation Committee

Our Compensation Committee is currently composed of Janice Bourque, Jose-Carlos Gutierrez-Ramos and Richard Kender, with Ms. Bourque serving as chair of the committee. Mr. Kender will serve on the Compensation Committee until the AGM. Subject to his re-election at and effective immediately following the AGM, Stephen Sands will join the Compensation Committee.

The Compensation Committee’s responsibilities include:

●	reviewing, modifying (as needed) and approving, or reviewing and recommending to the Board for approval, as applicable, our overall compensation strategy and policies, including with respect to annual corporate goals and objectives related to the compensation of our CEO and other executive officers and senior management;
●	determining and approving, or reviewing and recommending to the Board for approval, the compensation and other terms of employment of our CEO and evaluating the performance of our CEO;
●	evaluating and approving, or recommending to the Board for approval, the achievement of individual performance goals and objectives of our other executive officers and senior management and determining all elements of the compensation and other terms of employment of these executive officers and other senior management;
●	reviewing and recommending to the Board the type and amount of compensation to be paid or awarded to non-employee Board members;
●	adopting, amending, terminating and otherwise administering our compensation and similar plans;
●	appointing, compensating and overseeing the work of any compensation consultant or other advisor retained by the Compensation Committee;
●	reviewing and approving the list of companies, if any, to be included in any compensation peer group used to determine pay levels based on criteria the Compensation Committee deems appropriate;
●	recommending to the Board the compensation-related proposals to be considered at the Company’s annual general meetings, including the frequency of advisory votes on executive compensation and binding votes on the directors’ remuneration policy, and considering the results of any advisory vote on executive or director compensation;
●	preparing any Compensation Committee report required by SEC rules or English law to be included in our annual proxy statement or U.K. annual report; and
●	reviewing and discussing with management the Compensation Discussion and Analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company. During 2024, none of our executive officers served on the board of directors or compensation committee of any other company that has an executive officer serving on our Board or the Compensation Committee.

Delegation Authority

The Compensation Committee may form and delegate authority to subcommittees for any purpose that the Committee deems appropriate (but only to the extent consistent with our Articles of Association, our corporate governance guidelines, the rules of Nasdaq and other applicable law), including (a) a subcommittee consisting of one or more members and (b) a subcommittee composed of one or more officers of the Company for the purpose of granting share awards under our equity incentive plans to persons who are not then subject to Section 16 of the Exchange Act.

In 2023, the Compensation Committee delegated to a subcommittee composed of Dr. Lee the authority to grant, without any further action required by the Compensation Committee, share options to employees who are at or below the level of vice president and to senior vice presidents who are not direct reports of the CEO or otherwise designated as executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity administration within the Company and to facilitate the timely grant of equity to non-executive employees, particularly new hires and promoted employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may not grant more than 800,000 shares in the aggregate during 2024 and may not grant options to acquire more than 42,000 ordinary shares to any employee, as and when hired or promoted. As part of its oversight function, the Compensation Committee reviews, on a quarterly basis, the list of grants made by the subcommittee and reviews, on an annual basis, the adequacy of the subcommittee grant pool for potential future grants. In December 2024, the Compensation Committee approved an additional 800,000 shares to be made available to the subcommittee for awards during 2025.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently composed of Felix J. Baker, Janice Bourque and Jose-Carlos Gutierrez-Ramos, with Dr. Gutierrez-Ramos serving as chair of the committee.

The Nominating and Corporate Governance Committee’s responsibilities include:

●	identifying and evaluating candidates to serve on our Board consistent with criteria approved by the Board;
●	assessing potential conflicts of interest for directors and executive officers, including as they relate to directorships held at other public companies;
●	reviewing the adequacy of our Articles of Association and recommending to the Board, as conditions dictate, proposed amendments thereto;
●	periodically reviewing, discussing, and assessing the performance of the Board, including Board committees;
●	overseeing the Board’s committee structure and operations and making recommendations to the Board regarding the appointment of directors to serve as members of each committee and committee chairs;
●	developing and recommending to the Board a set of corporate governance guidelines;
●	developing and periodically reviewing the plans for succession of our executive officers and the Chairman of the Board and considering the Board’s leadership structure; and
●	reviewing any proposals properly submitted by shareholders for action at the annual meeting of shareholders and making recommendations to the Board regarding action to be taken in response to each proposal.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The Board, upon the recommendation of the Nominating and Corporate Governance Committee periodically determines the characteristics, skills and experience required to be a director and develops criteria to be considered in selecting nominees for director. The Board believes that candidates for director should have certain minimum qualifications, including: experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing; proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment; high standards of personal and professional ethics and integrity; having sufficient time to devote to the affairs of our company; and a demonstrated history of actively contributing at board meetings if the nominee serves or has previously served on other boards. However, the Board retains the right to modify these qualifications from time to time. Candidates for director nominees are also reviewed in the context of the current composition of the Board, the operating requirements of our company and the long-term interests of shareholders. In conducting this assessment, the Board and the Nominating and Corporate Governance Committee typically consider diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and our company, to maintain a balance of knowledge, experience and capability. The Board also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to our company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by shareholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity.

Shareholder Recommendations and Nominees

It is the policy of our Board that the Nominating and Corporate Governance Committee consider both recommendations and nominations for candidates to the Board from shareholders so long as such recommendations and nominations comply with our Articles of Association and applicable laws, including the rules and regulations of the SEC. Shareholders may recommend director nominees for consideration by sending a written request to Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, Attn: Jim Sutcliffe, Company Secretary. The shareholder must also provide the shareholder’s name and address of record, a representation that the shareholder is a record holder of our securities (or, if not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act), the nominee’s name, age, business and residential addresses, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years, a description of the qualifications and background of the nominee which addresses the minimum qualifications and other criteria for Board membership approved by the Board; a description of all arrangements or understandings between the shareholder and the proposed director candidate, and consent of the nominee (i) to be named in the proxy statement relating to our annual meeting of shareholders and (ii) to serve as a director if elected at such annual meeting. Following verification of the shareholder status of the person submitting the recommendation, all properly submitted recommendations will be promptly brought to the attention of the Nominating and Corporate Governance Committee.

In accordance with our Articles of Association, no person (other than a director retiring by rotation or otherwise) shall be elected or re-elected as a director at any general meeting unless: (a) he or she is recommended by the Board; or (b) at least seven but not more than 42 clear days before the date appointed for the meeting we have received notice from a shareholder (other than the person proposed) entitled to vote at the meeting of their intention to propose a resolution for the election or re-election of that person, stating the particulars which would, if he or she were so elected or re-elected, be required to be included in our register of directors and a notice executed by that person of his or her willingness to be elected, or re-elected, is lodged at our registered office. Shareholders who desire to nominate persons directly for election to the Board of Directors at an annual general meeting of shareholders must meet the deadlines and other requirements to propose a resolution set forth under “Questions and Answers about these Proxy Materials and Voting – Will there be any other business conducted at the AGM?” and “Additional Information—Shareholder Proposals and Director Nominations for 2026 Annual General Meeting.” Any vacancies on the Board occurring between our annual general meetings of shareholders may be filled by the Board.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (“Code of Conduct”) applicable to all of our directors, officers and employees. This includes our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The full text Code of Business Conduct and Ethics is available on our website at https://investors.bicycletherapeutics.com. If we ever were to amend or waive any provision (other than technical, administrative or other non-substantive amendments) of our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or any person performing similar functions, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K. In the case of a waiver for an executive officer or a director, the disclosure required under applicable Nasdaq listing standards also will be made available on our website.

Shareholder Communication with the Board

It is the policy of our Board to allow shareholders to communicate with its members. Communications may be addressed to the entire Board or to any individual director. All such communications will initially be received and processed by our Company Secretary. Spam, junk mail, advertisements and threatening, hostile, illegal and similar unsuitable communications will not be delivered to the Board. Shareholders can contact members of the Board by writing care of our Company Secretary at our registered office address.

Insider Trading Policy

We have adopted an Amended and Restated Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. In addition, it is our policy to comply with all applicable laws and regulations relating to insider trading in connection with the repurchase of our securities. A copy of our Amended and Restated Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds, or is expected to exceed, $120,000, and a related person has a direct or indirect interest deemed to be material by the Audit Committee. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, including, but not limited to (a) the risks, costs, and benefits to the Company, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In reviewing any related person transaction, the Board and the Audit Committee will also take into account the requirements under the UK Companies Act 2006, including their duties as directors under the Companies Act.

For purposes of this policy, a “related person” is defined as a director, executive officer, nominee for director, and their immediate family members, and greater than 5% beneficial owner of any class of our voting securities, as well as entities in which any of the foregoing persons is an executive, partner or principal or holds a similar control position or in which such person has a 5% or greater beneficial ownership interest.

Transactions involving compensation for services provided to us by a related person as an employee, consultant or director, are not covered consider related person transactions under this policy. Additionally, a transaction, arrangement or relationship in which a related person’s participation is solely due to the related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship shall not be considered a related person transaction under this policy.

Certain Related Person Transactions

Below are our related person transactions since January 1, 2024 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Director Remuneration” and “Executive Compensation.”

We believe that the terms obtained or the consideration that we paid or received, in each case as applicable, in connection with the transactions described below were comparable to the terms available or the amounts that we would pay or receive, in each case as applicable, in arm’s-length transactions with unrelated third parties.

Consulting Agreement with Stone Atlanta Estates LLC

Pierre Legault, the current Chairman of our Board, is President, Treasurer and Director of Stone Atlanta Estates LLC (“Stone Atlanta”), the successor-in-interest to Stone Sunny Isles Inc., which, pursuant to a consultancy agreement, provides advisory services to us as requested by our Board or our CEO. Mr. Legault, through Stone Atlanta, provided consultancy services of $0.2 million during the year ended December 31, 2024. In addition, in recognition of the extraordinary time commitment that Mr. Legault made during the course of 2024 and the material increase in his workload, in December 2024, the Board awarded Mr. Legault an additional fee of $0.2 million.

Related Party Participation in Private Placement

On May 23, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) with purchasers named therein (the “Investors”). Pursuant to the Purchase Agreement, we sold 6,764,705 ADSs, representing the same number of ordinary shares, and 19,169,001 non-voting ordinary shares each at a purchase price equal to $21.42 per share (the “Private Placement”). The transaction resulted in gross proceeds to us of $555.5 million, and after deducting commissions and offering expenses of $11.4 million, net proceeds to us of $544.1 million. The Investors included 667, L.P. (“667”) and Baker Brothers Life Sciences, L.P. (“Life Sciences”) and together with 667, the “Funds”), both of which are entities affiliated with Baker Bros. Advisors LP (the “Adviser”), an entity which may be deemed a beneficial owner of greater than 10% of our voting securities. Felix J. Baker, a member of our Board, is a managing member of Baker Bros. Advisors (GP) LLC (the “Adviser GP”), the sole general partner of the Adviser. The Investors also included entities affiliated with Deep Track Capital LP (“Deep Track”), an entity which may be deemed a beneficial owner of greater than 5% of our voting securities. In the Private Placement, the Funds purchased an aggregate of 17,114,846 non-voting ordinary shares for an aggregate purchase price of $366.6 million and Deep Track purchased 2,054,155 non-voting ordinary shares for an aggregate purchase price of $44.0 million.

In connection with the Private Placement, we agreed to register for resale on behalf of the Investors, including the Funds and Deep Track, 37,656,764 of our ordinary shares, represented by 37,656,764 ADSs. On June 18, 2024, we filed such a prospectus supplement pursuant to which the selling securityholders named therein, including the Funds and Deep Track, may, from time to time, sell, transfer or otherwise dispose of any or all of the ordinary shares, represented by ADSs, that were registered by us, on any stock exchange, market or trading facility on which our ADSs are traded or in private transactions. We also agreed, among other things, to indemnify the Investors, their officers, directors, and constituent partners, legal counsel, and each person who controls such Investors from certain liabilities and to pay certain legal fees and other expenses reasonably incurred by the Investors in connection therewith.

Indemnification Agreements

We have entered into deeds of indemnity with each of our directors and officers. Pursuant to these deeds of indemnity, we agreed, subject to limitations set forth in each agreement, to indemnify each director and executive officer to the fullest extent permitted by law against liabilities arising out of or in connection with any civil, criminal, administrative, investigative, regulatory, or other proceeding that relates to any acts or omissions alleged to have occurred while such director or executive officer was acting in such capacity.

DIRECTOR REMUNERATION

Non-Employee Director Compensation Policy

We maintain our Non-Employee Director Compensation Policy in order to attract and retain non-employee directors who have the knowledge, skills and experience to serve as a member of our Board. Our non-employee directors are compensated through equity awards and the payment of cash fees, as described below. All equity awards granted in accordance with this policy shall be granted under our then-current equity incentive plan (or director equity incentive plan, if any). Directors who are employed by us will receive no additional compensation for their service as directors.

Equity Compensation

Following a non-employee director’s initial election to our Board, the Board or the Compensation Committee shall grant the non-employee director an option to purchase a specified number of ordinary shares (the “Initial Grant”). In 2024, the Initial Grant comprised an option to purchase 24,000 ordinary shares and a RSU for 12,000 ordinary shares that will each vest in three equal installments on the first, second and third anniversaries of the date of grant, subject to continued service by the director as of such vesting date.

Our Non-Employee Director Compensation Policy also provides for an annual grant of options and RSUs to be made to our non-employee directors (each, an “Annual Grant”). In January of each year, the Board or the Compensation Committee will grant to each non-employee director (other than the Chairman), an option to purchase 12,000 ordinary shares and 6,000 RSUs, and the Chairman will be granted an option to purchase 24,000 ordinary shares and 12,000 RSUs. If a new non-employee director joins our Board following the date of grant of the Annual Grant in any calendar year, such non-employee director will be granted a pro-rata portion of the next Annual Grant, based on the time between his or her appointment and the date of such Annual Grant.

Effective January 1, 2025, the Non-Employee Director Compensation Policy was updated to provide that (1) the Initial Grant will be comprised of an option to purchase 25,000 of the Company’s ordinary shares and an RSU award for 12,500 ordinary shares with each of the options and RSUs vesting in three substantially equal installments on the first, second and third anniversaries of the date of grant, subject to continued service by the director as of such vesting date, and (2) the Annual Grant will be comprised of option to purchase 12,500 ordinary shares and an RSU award for 6,250 ordinary shares for each non-employee director other than the Chairman, and for the Chairman, the Annual Grant will be comprised of an option to purchase 25,000 ordinary shares and an RSU award for 12,500 ordinary shares. The Annual Grants shall vest in four substantially equal installments on the 15th day of the last month of each fiscal quarter in the year in which such Annual Grant is made, in each case subject to continued service by the director as of each applicable vesting date.

The Compensation Committee has the sole discretion to provide for deferred settlement of RSUs awarded as part of the Initial Grant and/or Annual Grant.

Cash Fees

Each non-employee director receives an annual cash fee for service on the Board and for service on each committee of which the director is a member. The chairs of the Board and of each committee receive higher fees for such service. The fees payable to each non-employee director for service on the Board and for service on each committee of the Board on which the director is a member for 2025 and 2024 is as follows:

	2025	2025	2024	2024
	Member	Chair	Member	Chair
	Annual Fee	Annual Fee	Annual Fee	Annual Fee
Board of Directors	$50,000	$12,000	$50,000	£5,460
Audit Committee	$15,000	$25,000	$10,500	$21,000
Compensation Committee	$10,000	$20,000	$7,875	$15,750
Nominating and Corporate Governance Committee	$10,000	$15,000	$5,250	$10,500
Strategic Committee	$35,000	$50,000	$33,000	$33,000
Scientific Committee	$10,000	$15,000	$7,500	$15,000

The fees owed to our directors for their Board and committee service are payable in arrears in 12 substantially equal monthly installments, subject to deduction of applicable income tax or national insurance, which we are required by law to deduct, and any other statutory deductions, provided that the amount of such payment shall be prorated for any portion of such month during which the director was serving in such role. We also reimburse the reasonable expenses incurred by non-employee directors in connection with attendance at Board or committee meetings or other company-related activities upon submission of appropriate documentation.

Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2024. The compensation for Dr. Lee as an executive officer is set forth in the section of this proxy statement titled Executive Compensation—Summary Compensation Table.

	Fees Earned or		Option	Stock	All Other
	Paid in Cash		Awards	Awards	Compensation		Total
Name	($)		($)(1)(2)	($)(1)(3)	($)		($)
Felix J. Baker, Ph.D.(4)	44,005		352,472	261,840	—		658,317
Janice Bourque, MBA	80,716		152,323	108,480	1,917	(9)	343,436
Jose-Carlos Gutierrez-Ramos, Ph.D.	79,455		152,323	108,480	1,917	(9)	342,175
Veronica Jordan, Ph.D.(5)	22,875		152,323	108,480	1,917	(9)	285,595
Richard Kender, MBA	111,875		152,323	108,480	1,917	(9)	374,595
Pierre Legault, MBA, CPA	39,789		304,645	216,960	345,220	(10)	906,614
Alessandro Riva, M.D.(6)	—		—	—	—		—
Stephen Sands, MBA(7)	80,793		361,131	270,000	—		711,924
Sir Gregory Winter, FRS	65,000	(8)	152,323	108,480	1,917	(9)	327,720
(1)	The amounts reported in these columns reflect the aggregate grant date fair value of the option awards and RSUs to our directors as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 8 to our Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 25, 2025 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards and stock awards. Note that the amounts reported in these columns do not reflect the actual economic value that may be realized by the directors.

(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2024:

Options
Outstanding
Name	(#)
Felix J. Baker, Ph.D.	24,000
Janice Bourque, MBA	100,500
Jose-Carlos Gutierrez-Ramos, Ph.D.	65,500
Veronica Jordan, Ph.D.	100,500
Richard Kender, MBA	100,500
Pierre Legault, MBA, CPA	277,139
Alessandro Riva, M.D.	—
Stephen Sands, MBA	24,000
Sir Gregory Winter, FRS	68,500

(3)	The following table provides information regarding the aggregate number of RSUs granted to our non-employee directors that were outstanding as of December 31, 2024:

RSUs
Outstanding
Name	(#)
Felix J. Baker, Ph.D.	12,000
Janice Bourque, MBA	6,000
Jose-Carlos Gutierrez-Ramos, Ph.D.	6,000
Veronica Jordan, Ph.D.	6,000
Richard Kender, MBA	6,000
Pierre Legault, MBA, CPA	12,000
Alessandro Riva, M.D.	—
Stephen Sands, MBA	12,000
Sir Gregory Winter, FRS	6,000
(4)	Dr. Baker was appointed to the Board effective April 18, 2024.
(5)	Dr. Jordan resigned from the Board, effective as of the close of business on April 17, 2024. Dr. Jordan continues to serve as a consultant pursuant to a consulting agreement, for which she receives compensation of £12,000 or equivalent in local currency per year and any outstanding equity awards held by Dr. Jordan continue to vest in accordance with their terms during the term of such consultancy.
(6)	Dr. Riva was appointed to the Board effective March 25, 2025, and as such did not receive any compensation for the year ended December 31, 2024.
(7)	Mr. Sands was appointed to the Board effective February 20, 2024.
(8)	Paid in GBP and converted at the following exchange rate: 1 GBP = $1.2433 USD.
(9)	Amounts represent fees paid for tax return preparation services.
(10)	Amount represents fees paid pursuant to a consulting agreement between us and an entity affiliated with Mr. Legault in connection with services Mr. Legault provides to us as well as fees paid for tax return preparation services. For additional information, see the section titled “Transactions with Related Persons—Certain Related Party Transactions—Consulting Agreement with Stone Atlanta Estates LLC.”

Deeds of Indemnification

We entered into a deed of indemnity with each of our directors and executive officers to indemnify them against certain liabilities and expenses incurred by them in connection with claims made by reason of their being such a director or executive officer. In addition to such indemnification, we provide our directors and executive officers with directors’ and officers’ liability insurance.

Non-Executive Director Appointment Letters

We have entered into letters of appointment with each of our non-executive directors. These letters set forth the main terms on which each of our non-executive directors serve on our Board. Continued appointment under the letter is contingent on continued satisfactory performance as a member of the Board and as a member of a committee, if applicable, as well as being re-elected at the annual general meetings in accordance with our Articles of Association. Each appointment is normally terminable by either party on between one and three months’ written notice (or, in some cases, payment in lieu of notice) but may be terminated immediately in certain circumstances. Upon termination, the non-executive director is entitled to a pro-rata amount of the annual fee (if applicable) that is outstanding and payable up to the date of termination, and reimbursement in the normal way of any expenses properly incurred before that date.

EXECUTIVE OFFICERS OF THE COMPANY

Below is a list of our executive officers and their ages as of the date of this proxy statement. There are no family relationships between any of our executive officers, and there is no arrangement or understanding between any executive officer and any other person pursuant to which the executive officer was selected.

Name	Age	Position
Kevin Lee, Ph.D., MBA	56	Chief Executive Officer and Director
Alethia Young	46	Chief Financial Officer
Michael Hannay, D.Sc.	59	Chief Product and Supply Chain Officer
Alistair Milnes	51	Chief Operating Officer
Michael Skynner, Ph.D.	56	Chief Technology Officer
Eric Westin, M.D.	73	Chief Medical Officer

Biographical information for Dr. Lee is included above with the director biographies under the section of this proxy statement titled “Board of Directors and Corporate Governance.”

Alethia Young has served as our Chief Financial Officer since July 2023. Prior to joining us, Ms. Young served as Chief Financial Officer at Graphite Bio, Inc., a clinical-stage gene editing company, since April 2022. Ms. Young previously served as Senior Biotech Analyst and Head of Research for Cantor Fitzgerald from August 2018 until April 2022, where she managed the equity research department covering small- to large-cap biotechnology companies. Prior to joining Cantor Fitzgerald in 2018, she held senior biotech analyst positions at Credit Suisse and Deutsche Bank. Earlier in her career, she was a research policy analyst and president at Marwood Group, providing healthcare-focused advisory services to institutional investors. She began her career at JP Morgan in the investment banking and asset management divisions. Ms. Young has also served on the board of directors of the public pharmaceutical companies Pacira Biosciences, Inc. (since October 2023) and PTC Therapeutics, Inc. (since June 2022). Ms. Young received a B.A. in economics and Spanish from Duke University.

Michael Hannay, D.Sc. has served as our Chief Product and Supply Chain Officer since March 2024. From April 2022, when he joined our Company, until March 2024, he was our Senior Vice President and Head of CMC. Dr. Hannay brings over 30 years of CMC leadership experience to our Company. Most recently, from September 2019 to April 2022, Dr. Hannay served as the Managing Director for the Medicines Technology Innovation Facility, a group dedicated to accelerating the development and commercialization of innovative medical technologies and devices through partnerships with academia and National Health Service Trusts. Prior to that, Dr. Hannay was General Manager for the UK-based Bio Pharma Services Division of the pharmaceutical company Thermo Fisher Scientific, with responsibility for over 800 staff members across multiple functions. Dr. Hannay has also held roles at the pharmaceutical companies Sanofi, Schwarz Pharma, Teva Pharmaceuticals, and AstraZeneca where he led scientists in the UK, United States, and Sweden developing the formulations, medical devices, drug substance manufacturing processes and associated analytical methods that contributed to AstraZeneca’s innovative new medicines. Dr. Hannay is an honorary Professor at the College of Medicine, Biological Sciences and Psychology at the University of Leicester and a visiting Professor at the School of Pharmacy, DeMontfort University. Dr. Hannay is also on the board of directors of the BioIndustry Association. Dr. Hannay received his M.Sc. in Pharmaceutical Science from University of Brighton, his MBA from the Open University and his Doctor of Science at DeMontfort University.

Alistair Milnes was appointed our Chief Operating Officer in January 2022, having previously served as our Vice President, Human Resources and Communications since January 2021. Prior to joining us, Mr. Milnes provided independent human resources consulting services, including to us, from October 2020 to December 2020. He also previously served as Strategic Advisor, Transformation, People and Communications at Rio Tinto from January 2020 to December 2020, and in roles of increasing responsibility at Gazprom Marketing & Trading Ltd., including serving as Director of Global Human Resources from December 2013 to November 2017, following which he became Director of Global Human Resources and Communications until October 2019. Mr. Milnes has also served on the board of directors of the publicly traded biomedical company Femasys, Inc. since June 2023. Mr. Milnes received his B.A. from Edinburgh Napier University.

Michael Skynner, Ph.D. was appointed our Chief Technology Officer in January 2022, and previously he served as our Chief Operating Officer from January 2018, and as our Vice President of Operations from January 2016 to January 2018. Prior to joining us, Dr. Skynner worked at Pfizer Inc., a pharmaceutical company, from September 2013 to January 2016, where he was Head of Rare Disease Alliances, led rare disease efforts in Europe and founded and ran the Pfizer Rare Disease Consortium. Prior to Pfizer, from May 2008 to September 2013, Dr. Skynner worked at GlaxoSmithKline plc, a pharmaceutical company, where he focused on developing therapeutics targeting inflammatory kinases. Prior to GlaxoSmithKline, in 2001, Dr. Skynner co-founded Cambridge Biotechnology Ltd, which specialized in developing small molecule and peptide therapeutics for inflammation and metabolic diseases before its trade sale to Biovitrum in 2005. Dr. Skynner obtained his Ph.D. in biochemistry from Imperial College.

Eric Westin M.D. was appointed our Chief Medical Officer in March 2025, and joined as our Senior Vice President, Clinical Development and Translational Sciences in February 2025. Prior to that, he had served as our Distinguished Fellow, Research and Development since August 2024. Beginning in February 2024, he was an independent consultant providing services to us and the pharmaceutical company Abbvie Inc. Dr. Westin was Vice President of Clinical Development and Translational Sciences at Immunogen Inc. from June 2017 until its February 2024 acquisition by AbbVie Inc. He also held roles of increasing responsibility at Takeda Pharmaceutical Company Limited, Millenium Pharmaceuticals (now Takeda Oncology, a subsidiary of Takeda Pharmaceutical) and Lilly. Prior to joining industry, Dr. Westin oversaw clinical trials at the U.S. National Institutes of Health, was a professor of medicine at West Virginia University and Virginia Commonwealth University and served in the U.S. Public Health Service. He earned a B.S. in biology from Rensselaer Polytechnic Institute and an M.D. from Albany Medical College and holds board certifications in internal medicine and medical oncology.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) discusses the principles and objectives underlying our policies and decisions with respect to the 2024 compensation of our named executive officers (“NEOs”) and other material factors relevant to an analysis of these policies and decisions. This CD&A is intended to be read in conjunction with the tables that immediately follow this section.

The following individuals are our NEOs for the year ended December 31, 2024:

Name	Position
Kevin Lee, Ph.D., MBA	Chief Executive Officer and Director
Alethia Young	Chief Financial Officer
Alistair Milnes	Chief Operating Officer
Santiago Arroyo, M.D., Ph.D.(1)	Chief Development Officer
Michael Hannay, D.Sc.	Chief Product and Supply Chain Officer
(1)	Dr. Arroyo resigned as our Chief Development Officer in March 2025.

Company Overview

We are a clinical-stage pharmaceutical company developing a novel class of medicines, which we refer to as Bicycle® molecules, for diseases that are underserved by existing therapeutics. Our product candidates, zelenectide pevedotin, formerly BT8009, and BT5528 are each a Bicycle Toxin Conjugate (a “BTC®” molecule). These Bicycle molecules are chemically attached to a toxin that when administered is cleaved from the Bicycle molecule and kills the tumor cells. Additionally, our other product candidate, BT7480, is a Bicycle Tumor-Targeted Immune Cell Agonist® (a “Bicycle TICA®” molecule). A Bicycle TICA molecule links immune cell receptor binding Bicycle molecules to tumor antigen binding molecules. Our discovery pipeline in oncology includes next-generation BTC molecules and Bicycle radionuclide conjugates (“BRC®” molecules). Beyond our wholly owned oncology portfolio, we are collaborating with biopharmaceutical companies and organizations in additional therapeutic areas in which we believe our proprietary Bicycle screening platform can identify therapies to treat diseases with significant unmet medical need.

Executive Compensation Philosophy and Objectives

Our mission is to become a leading pharmaceutical company by pioneering Bicycle molecules as a novel therapeutic modality to treat diseases that are inadequately addressed with existing treatment modalities. The Compensation Committee believes that the most effective compensation program is one that rewards sustainable value creation for our shareholders, by delivering strong company performance, as well as tangible progress towards achieving our mission. The objectives of our executive compensation program are to:

●	motivate our executive officers to achieve goals by closely linking the pay they receive to their performance and our performance;
●	attract and retain superior individuals to serve as our executive officers using market competitive compensation that is variable and “at risk”;
●	provide incentives that motivate and reward the achievement of performance goals that directly correlate to the execution of our strategy and the enhancement of shareholder value, as well as to facilitate executive retention; and
●	align executives’ interests with those of shareholders through long-term incentives linked to achievement of multiyear strategic goals.

To achieve these objectives, the Compensation Committee regularly evaluates our executive compensation program to determine components of compensation and establish compensation levels that are appropriate based on each executive’s level of experience, performance, growth potential, job responsibility and criticality of role, and that align with our size and stage of development in our industry.

Components of Our 2024 Executive Compensation Program

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: base salary, annual performance-based cash compensation and long-term equity incentives. We also provide our executive officers with severance and change-in-control benefits, as well as other benefits available to all our employees, including retirement benefits under our tax-qualified U.S. 401(k) plan and U.K. personal pension plan as well as participation in other employee benefit plans. The following chart summarizes the three main elements of compensation, their objectives and key features.

Element	Description	Objectives
Annual Base Salary	• Fixed cash compensation. • Determined based on each executive officer's skill set, experience, role and responsibilities and comparable market data.	• Base salaries provide stable compensation to executive officers, allowing us to attract and retain skilled executive talent and maintain a stable leadership team.
Short-Term Incentives: Annual Performance-Based Cash Compensation	• Variable cash compensation based upon attainment of pre-determined performance targets, including corporate performance goals and individual performance objectives.	• Promotes and rewards the achievement of key annual strategic, business and operational goals.
Long-Term Incentives: Equity-Based Incentive Awards

• Variable equity-based compensation
• Share options: Time-based or service-based right to purchase shares at a price equal to the share price on the grant date.
• RSUs: Restricted share units that are time-based.

• Motivates and rewards executive officers to achieve multi-year strategic goals and to deliver sustained long-term value to shareholders, as well as to attract and retain executive officers.

Compensation Governance and Responsibilities

The Compensation Committee assesses the effectiveness of our executive compensation program from time to time and reviews risk mitigation and governance matters, which includes maintaining the following best practices:

What We Do		What We Don't Do
✔	Pay for Performance: The majority of total executive compensation is variable and at-risk.	✘

No Guaranteed Compensation: Employment arrangements with our NEOs do not provide any guarantees relating to base salary increases or the amounts of any annual cash incentive awards or long-term equity awards.

✔

Balance Short- and Long-Term Compensation: The allocation of incentives among annual cash incentives and long-term equity incentives does not over-emphasize short-term performance at the expense of achieving long-term goals.

		✘	No Excessive Perks or Excise Tax Gross Ups: NEOs do not receive excessive perquisites, and excise tax gross ups are not provided.
✔

Combination of Balanced Performance Metrics: A diverse set of milestone performance metrics are utilized in our annual performance-based cash compensation plan to ensure that no single measure affects compensation disproportionately.

✘

No Excise Tax Gross Ups on Severance Payments: We do not provide any excise tax gross ups in connection with severance paid upon termination without cause or relating to a change in control transaction.

✔	Compensation Risk Assessment: Comprehensive annual review of the structure of our executive compensation program to minimize the likelihood of inappropriate risk-taking by our executive officers.	✘	No Share Options Below Fair Market Value: We do not grant share options with an exercise price below fair market value.
✔

Double Trigger Severance Change-in-Control Provisions: Severance arrangements with each NEO provides certain cash benefits if there is both a change in control and an involuntary employment termination (a "double trigger"); not solely a change in control.

		✘	No Hedging or Pledging of Company Securities: NEOs are prohibited from engaging in hedging, pledging or short sale transactions in Company securities.
✔	Peer Data: Comprehensive annual review of a peer group of companies to ensure the appropriate peer group is considered when making executive compensation decisions.	✘	No Special Retirement Benefits: NEOs receive the same retirement benefits as our other employees.
✔	Independent Compensation Consultant: An independent compensation consultant provides information and advice for use in Compensation Committee decision-making.	✘	No Dividends on Unvested Equity: Our equity plan provides that no dividends or equivalents may be paid on unvested equity awards.
✔	Clawback Policy: We maintain a clawback policy compliant with SEC and Nasdaq rules.
✔	Share Ownership Guidelines: We require minimum NEO share ownership, further aligning interest with shareholders.
✔	Annual Say-on-Pay Vote: We give shareholders an annual advisory vote on executive compensation.

Say-on-Pay Results

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of shareholders, commonly known as a “say-on-pay” vote. At our annual general meeting of shareholders in May 2024, approximately 96.8% of shares voted were cast in favor of the compensation of our NEOs in 2023.

The Compensation Committee considered this vote and concluded it reflects significant support for our efforts to appropriately structure executive compensation to align with performance and shareholder interests. The Compensation Committee considered the say-on-pay vote and determined not to make any significant changes to our executive compensation program and policies in 2024.

We value the opinions of our shareholders, and we will continue to consider the results of these shareholder votes, along with other forms of shareholder input and feedback, when structuring executive compensation in the future.

Compensation Determination Process

Role of the Compensation Committee

The Compensation Committee establishes our compensation philosophy and objectives, determines the structure, components and other elements of executive compensation, and reviews and approves the compensation of our NEOs or recommends it for approval by the Board. The Compensation Committee structures the executive compensation program to accomplish its articulated compensation objectives in light of the compensation philosophy described above.

The Compensation Committee annually reviews compensation policies and procedures to determine if any updates are needed. The Compensation Committee also approves, or recommends to the Board for approval, the corporate objectives associated with our annual performance-based cash compensation and assesses our performance against those corporate objectives after the end of the year, making a recommendation to the Board as to the extent to which we have met those corporate objectives.

The Compensation Committee meets periodically throughout the year to manage and evaluate our executive compensation program, and generally determines executive compensation on an annual basis, typically at the beginning of each fiscal year; however, decisions may occur during the year for new hires, promotions or other special circumstances as the Compensation Committee determines appropriate.

Role of the CEO and Management

The Compensation Committee generally seeks the input of our CEO when discussing the performance of, and compensation for, our executive officers, including our other NEOs. Our CEO is instrumental in developing both our annual and long-term strategic objectives and goals, which are reviewed and approved by the Compensation Committee, or by the Board at the recommendation of the Compensation Committee. Further, our CEO is also instrumental in providing perspective on our performance against those goals. In addition, other members of management may attend Compensation Committee meetings to provide background information or advice, or to answer Compensation Committee member questions, including with respect to the financial, accounting, tax and retention implications of various compensation decisions.

Our CEO reviews the performance of the other executive officers, including the other NEOs, annually and presents to the Compensation Committee his conclusions and other input as to their compensation, including base salary adjustments, annual performance-based cash compensation targets and payouts, and equity awards. The Compensation Committee considers our CEO’s input as one factor in its deliberations to determine the compensation of our executive officers, including our other NEOs. The Compensation Committee gives significant weight to the recommendations of our CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the execution of managerial initiatives developed and led by our CEO.

While our CEO may attend Compensation Committee meetings, our CEO may not be present during voting or deliberations on his compensation.

Role of the Independent Compensation Consultant

The Compensation Committee recognizes that there is value in procuring independent, objective expertise in connection with fulfilling its duties, and pursuant to its charter, the Compensation Committee has the authority to select and retain advisors to assist it with carrying out its duties and responsibilities.

The Compensation Committee has engaged the services of an independent compensation consultant, the Human Capital Solutions practice of Aon plc (“Aon”), to assist it in connection with making executive compensation decisions. The Compensation Committee has the authority, under its charter, to retain, terminate and set the terms of our relationship with Aon or any other outside advisors that assist the Compensation Committee in carrying out its responsibilities.

The Compensation Committee has worked with Aon to develop a peer group, to provide a competitive market analysis of the annual base salary, annual performance-based cash compensation and long-term incentive compensation of our executive officers compared against the peer group, and to review other market practices and trends.

The Compensation Committee annually assesses the independence of Aon pursuant to SEC and Nasdaq rules. The Compensation Committee assessed the independence of Aon consistent with Nasdaq listing standards and concluded that the engagement of Aon does not raise any conflict of interest.

While the Compensation Committee considered the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the Compensation Committee made its own independent decisions in determining our executives’ compensation.

Consideration of Comparative Market Data

The Compensation Committee believes that obtaining relevant market and benchmark data is important to making determinations about executive compensation. This information provides a solid reference point for making decisions and very helpful context, even though we have differences and unique aspects relative to other companies.

With Aon’s assistance and input, the Compensation Committee annually adopts a peer group of companies that it uses as a reference to provide a broad perspective on competitive pay levels and practices of companies against which we may compete for executive talent.

The Compensation Committee reviews and approves the companies in the peer group that are used to evaluate competitive market compensation. In doing so, the Compensation Committee seeks to approve a peer group that is representative of the sector in which we operate by including companies within appropriate ranges of defined characteristics such as revenue, market capitalization and stage of development, that have readily available information.

In September 2023, the Compensation Committee determined that our peer group for determining the compensation of our NEOs in 2024 would consist of Phase II to early commercial biopharmaceutical/biotechnology companies, with a preference toward companies focused on oncology. In general, the selection criteria consisted of the following:

●	market capitalizations between one-third to three times our market capitalization,
●	annual revenues less than $150 million,
●	one-third to three times the number of our employees, and
●	companies that went public within five years of this peer group determination.

Based on these criteria, the peer group for setting 2024 compensation consisted of the following 19 companies:

Agios Pharmaceuticals, Inc. (AGIO)	ImmunoGen, Inc. (IMGN)	SpringWorks Therapeutics, Inc. (SWTX)
Arcus Biosciences, Inc. (RCUS)	Intellia Therapeutics, Inc. (NTLA)	Syndax Pharmaceuticals, Inc. (SNDX)
Arvinas, Inc. (ARVN)	Ionis Pharmaceuticals, Inc. (IONS)	TG Therapeutics, Inc. (TGTX)
Beam Therapeutics, Inc. (BEAM)	Karuna Therapeutics, Inc. (KRTX)	Xencor, Inc. (XNCR)
Blueprint Medicines Corporation (BPMC)	Revance Therapeutics, Inc. (RVNC)	Zentalis Pharmaceuticals, Inc. (ZNTL)
Cogent Biosciences, Inc. (COGT)	Rhythm Pharmaceuticals, Inc. (RYTM)
Deciphera Pharmaceuticals, Inc. (DCPH)	Sage Therapeutics, Inc. (SAGE)

The Compensation Committee utilizes the compensation of executive officers of the companies in this peer group data as one reference point along with various other factors, such as the individual’s performance, experience and competitive market conditions.

Additionally, when establishing the 2024 compensation levels for our NEOs, the Compensation Committee, upon recommendation from Aon, supplemented the 2024 peer group long-term incentive market data with data derived from the Radford 2023 Global Life Science Survey for public pre-commercial biopharmaceutical companies. This survey data was used to obtain a general understanding of the compensation practices of companies similar to ours at the time.

The Compensation Committee believes that the compensation practices of our peer group provided us with appropriate compensation reference points and comparisons for evaluating and determining the compensation of our NEOs during 2024.

2024 Executive Compensation Program

Our executive compensation program generally consists of, and is intended to strike a balance among, the following three principal components: annual base salary, annual performance-based cash compensation, and long-term incentive compensation.

CEO and NEO Pay Mix

Executive compensation is linked strongly to the performance of the business, with a majority of annual target compensation being variable and at-risk. In 2024, 84% of the total target compensation for our CEO was at-risk, and 74% of the total target compensation for all other NEOs was at-risk, each shown in the graphics below. The Compensation Committee considers compensation to be at-risk if it is subject to performance-based payment or vesting conditions or if its value depends on share price appreciation.

Though the Compensation Committee has not adopted any formal or informal policies or guidelines specifying the allocation of compensation between annual base salary, annual performance-based cash compensation and long-term incentive compensation, consistent with our “pay-for-performance” philosophy, the Compensation Committee determined that NEO compensation packages must include an emphasis on and substantial portion of variable, at-risk compensation while ensuring adequate base salary to attract and retain talent. The following graphics illustrate our emphasis on variable, at-risk compensation and long-term incentives.

The percentages of total target compensation as calculated above are based on the 2024 base salary, the 2024 annual performance-based cash incentive compensation opportunity (assuming achievement at the target level), and the grant date fair value of the equity grants in 2024.

Annual Base Salary

We provide our executive officers with a level of fixed cash compensation in the form of a base salary. In establishing base salaries, the Compensation Committee exercises its judgment and discretion and considers several factors, including the performance of the individual executive officer, the officer’s potential to contribute to our long-term strategic goals, the officer’s role and scope of responsibilities within our organization, individual experience and skills, the officer’s compensation as compared to similarly situated executives at companies in our peer group, competitive market dynamics for the position and the input of our CEO. None of our NEOs is currently party to an employment or other agreement or arrangement providing for automatic or scheduled base salary increases.

Annual base salaries for our NEOs for the positions they held as of December 31, 2024, as compared with their base salaries as of December 31, 2023, were as follows:

	2024	2023
NEO	Base Salary ($)	Base Salary ($)	Change (%)
Kevin Lee, Ph.D., MBA(1)(2)	759,566	710,292	6.9%
Alethia Young	499,200	480,000	4.0%
Alistair Milnes(1)(3)	538,931	—	—
Santiago Arroyo, M.D., Ph.D.	582,400	560,000	4.0%
Michael Hannay, D.Sc.(1)(4)	434,622	—	—
(1)	The cash compensation for Dr. Lee, Mr. Milnes and Dr. Hannay was paid in GBP. Amounts paid in GBP have been converted to USD at an exchange rate of 1 GBP = 1.2783 USD in 2024 and 1 GBP = 1.2433 USD in 2023, based upon a 12-month average rate during the year.
(2)	The Compensation Committee approved a 4% increase in GBP base salary, effective as of January 1, 2024. The remainder of the change is due to the impact of foreign exchange rates.
(3)	The Compensation Committee approved an increase of 10% in GBP base salary for Mr. Milnes, effective as of January 1, 2024, to bring his base salary in line with market levels.
(4)	The Compensation Committee approved Dr. Hannay’s salary in connection with his promotion to Chief Product and Supply Chain Officer in March 2024.

Annual Performance-Based Cash Compensation

The Senior Executive Cash Incentive Bonus Plan (the “Bonus Plan”) for executive officers is a cash-based plan that rewards NEOs for the achievement of key short-term objectives. The structure of the Bonus Plan incentivizes NEOs to achieve research, clinical, operational, and organizational results that the Compensation Committee views as critical to the execution of our business strategy.

For our NEOs, the amount of the annual payout, if any, under the Bonus Plan is based on achievement against two categories: Corporate Performance and Personal Performance. The annual cash bonus payments are determined in accordance with the following payout formula: (Target Opportunity) x (Company Performance %) x (Personal Performance %).

Target Opportunity. The Compensation Committee determines the target cash incentive opportunity available to each NEO by taking the individual’s annual base salary, or if there was a change in base salary due to promotions or in the case of a new hire, the salary paid during the year (“Eligible Salary”) and multiplying it by the individual’s target incentive percentage. Among other factors, the target incentive percentages are determined with reference to the peer group company percentages of salary and the proportion of total direct compensation represented by the annual cash incentive. For 2024, our NEOs had the following annual performance-based cash compensation targets:

2024 Target Annual Bonus Opportunity
NEO	as a % of Base Salary
Kevin Lee, Ph.D., MBA	65%
Alethia Young	50%
Alistair Milnes	50%
Santiago Arroyo, M.D., Ph.D.	50%
Michael Hannay, D.Sc.	45%

Corporate Performance Goals. As a pre-commercial pharmaceutical company, we do not have product revenue or profits at this stage and the Compensation Committee’s view is that our success is best measured by achievement of research and development milestones and other key strategic and operational goals. Thus, the Bonus Plan is designed to directly tie our executive’s pay outcomes to achievement of these key goals, while providing the Compensation Committee with the ability to exercise its best judgment in determining the overall level of corporate and personal achievement. The Compensation Committee formulated the goals after obtaining input from our executive officers regarding the annual operating plan, expected research and development advancements and related risks. Based on this information, the Compensation Committee established the performance-based metrics and targets for the Bonus Plan with goals that it considered rigorous and challenging and that took into account the relevant risks and opportunities. The 2024 corporate goals were weighted based on the importance to the business and value they provide to shareholders. The Compensation Committee also established stretch goals to incentivize the achievement of specified additional objectives, consistent with our pay for performance compensation philosophy. The performance objectives and the weight attributable to each goal were approved by our Board in the first quarter of 2024, based upon the recommendation of the Compensation Committee. A summary of the corporate goals, relative weightings, and level of achievement for 2024 is set forth in the table below:

Category		Goals		Stretch Goal	Weighting	Assessment of Achievement	Weighted Performance
Clinical, Research & Development and Collaborations	•	Progress zelenectide pevedotin Duravelo-1 and Duravelo-2 studies through clinical trials and progress supporting and market assessment activities.	•	Preliminary analysis, activated sites, enrollment, adjacent mono or combination studies.	77.5%	112%	87%
	•	Initiate expansion and development plans for BT5528.
	•	Complete next steps for BT7480 clinical trials.
	•	Advance key discovery goals for programs.
	•	Deliver on collaboration goals.

Corporate and Business Development	•	Implement all aspects of corporate objectives and maintain financial strength through equity financing, including raising at least $100 million in equity financing and if needed, generate non-dilutive financing from collaboration deals and external partnerships.	•	Raise more than $200 million.	22.5%	124%	28%
Total					100%		115%

Company Performance. At the end of each fiscal year, the Compensation Committee, with input from our CEO, review the defined goals and stretch goals and related weightings. If achievement is below the established threshold level of corporate performance, the Compensation Committee sets the baseline payout for that metric at 0% in order to motivate performance and underscore the importance of achieving the objectives at this critical time in our development. If we achieve the particular objective, the Compensation Committee will authorize a payout of up to 100% of the portion of the overall opportunity allocated to that element; if we exceed the objective by achieving certain stretch goals, the Compensation Committee may, in its discretion, authorize a higher payout for that objective, but the payout will not exceed 150% of an executive’s overall target incentive. Although actual performance relative to pre-established goals is the primary driver, the Compensation Committee retains discretion to consider partial achievement of an objective, ranging between 0% and 100%, if the objective is impacted due to circumstances that may be outside of the control of management, changes as a result of strategic decisions made by the Board of Directors, or is achieved later than a designated time period.

2024 Achievement of Corporate Goals. In December 2024, the Compensation Committee met to consider how we had performed against the pre-established corporate performance goals. While the Compensation Committee considered management’s views regarding our 2024 achievements, the Compensation Committee made an independent determination regarding our corporate performance. Based on this assessment and the translation to a weighted performance percentage, the Compensation Committee recommended and the Board determined that our performance exceeded the 2024 corporate performance goals and that our level of achievement was 115%.

The level of achievement of corporate performance was based on the achievement of the following clinical, research and development and collaborations goals during 2024:

●	Initiation of the Phase II/III Duravelo-2 registrational trial for zelenectide pevedotin in metastatic urothelial cancer (“mUC”). The trial commenced recruiting patients in the first quarter of 2024.
●	Updated results from the ongoing Phase I/II clinical trial evaluating zelenectide pevedotin as a monotherapy data in mUC showed a promising 45% overall response rate (“ORR”), 11.1 months median duration of response and a generally well-tolerated safety profile.
●	Updated results from the ongoing Phase I/II clinical trial evaluating BT5528 as a monotherapy for patients with advanced solid tumors demonstrated an emerging differentiated safety profile and antitumor activity, including a 45% ORR in mUC patients enrolled in the dose expansion cohort receiving 6.5mg/m2 every two weeks.
●	An analysis of BTC clinical data showed relatively low frequency and severity of treatment-related peripheral neuropathy following monotherapy in patients receiving either zelenectide pevedotin or BT5528.
●	Initial data in the ongoing Phase I/II clinical trial for BT7480 demonstrated a favorable safety profile and preliminary antitumor activity in advanced Nectin-4-associated solid tumors.
●	First human imaging data for a BRC molecule targeting MT1-MMP validated the potential of MT1-MMP as a novel target in the treatment of cancer and demonstrate potential properties of BRC molecules for radiopharmaceutical use. Our strategy focuses on pursuing novel targets using a range of isotopes to develop radiopharmaceuticals with first-in-class potential.
●	Our development strategy leveraging NECTIN4 gene amplification for zelenectide pevedotin in breast cancer, lung cancer, and multiple tumor types. Results from post-hoc analyses of late-line breast cancer and lung cancer patients enrolled in the Phase I/II clinical trial evaluating zelenectide pevedotin 5 mg/m2 weekly showed enhanced anti-tumor activity of zelenectide pevedotin monotherapy in patients with NECTIN4 gene amplification and/or polysomy.
●	Updated topline results from the ongoing Phase 1 Duravelo-1 trial evaluating zelenectide pevedotin 5 mg/m2 weekly plus pembrolizumab 200 mg once every 3 weeks in 22 first-line cisplatin-ineligible patients with mUC continued to show promising anti-tumor activity and a differentiated safety profile. As of January 3, 2025, among 20 efficacy evaluable patients, a 65% overall response rate (ORR) (13/20) was achieved, and a 50% ORR (10/20) was reached among patients with confirmed responses. Of the 3 unconfirmed responses, 1 patient remained on treatment at the time of the reported clinical results.

The level of achievement of corporate performance was based on the achievement of the following corporate and business development goals during 2024:

●	Raised gross proceeds of $555 million in the Private Placement with participation from leading healthcare investors. The Private Placement extended our expected financial runway into the second half of 2027. We plan to use the net proceeds of $544.1 million to fund the continued development of our proprietary pipeline and for other research and development, as well as for general corporate purposes.
●	Streamlined the executive leadership team to better align with strategic and pipeline priorities and designated Michael Skynner, Ph.D., Chief Technology Officer, as the leader of the Company’s discovery research team; promoted Jennifer Perry, Pharm.D., to Chief Strategy Officer and Head of Commercial; promoted Dr. Hannay to Chief Product and Supply Chain Officer; and promoted Zafar Qadir to Chief Legal Officer and General Counsel.

●	Formed new Clinical Advisory Board with distinguished global oncology experts to support the advancement of clinical oncology programs.

Personal Performance. In determining Bonus Plan payouts, the Compensation Committee also evaluated the personal performance of our NEOs. The Compensation Committee views the inclusion of personal performance as an important component of the annual performance-based cash compensation because it motivates our NEOs to maximize their personal performance, even if overall corporate performance is lower. In assessing the personal performance of our NEOs, the Compensation Committee, with the input of our CEO for our other NEOs, considered each such NEO’s individual contributions to the achievement of our 2024 corporate performance goals, and such NEO’s personal performance in helping to execute on our strategic and operating initiatives. The Compensation Committee used a scale of personal performance percentages ranging from 0% to 115% for this purpose.

Based on this evaluation scale, the Compensation Committee examined the accomplishments of our NEOs during the year and determined a personal performance percentage for each NEO as follows:

NEO	Personal Performance %
Kevin Lee, Ph.D., MBA	115.0%
Alethia Young	115.0%
Alistair Milnes	100.0%
Santiago Arroyo, M.D., Ph.D.	115.0%
Michael Hannay, D.Sc.	107.5%

With respect to Dr. Lee, the Compensation Committee considered our 2024 achievements, particularly the significant progress of our clinical development programs, which the Committee considered critical to the company’s success, as well as Dr. Lee’s overall leadership of the Company, in determining Dr. Lee’s personal performance percentage.

With respect to Ms. Young, key performance highlights included successfully completing the Private Placement in May 2024, which is expected to extend our cash runway into the second half of 2027; and continuous assessment of our budget and cash forecast during 2024, which allowed us to efficiently assess strategic decisions, including the focus of our research and development pipeline on clinical programs and research areas that we believe have the highest potential to maximize value creation.

With respect to Mr. Milnes, key performance highlights included continuing leadership of our corporate governance framework to support ongoing improvement in collaboration and cooperation amongst teams, driving organizational effectiveness, as well as significant efforts towards supporting growth and scale.

With respect to Dr. Arroyo, key performance highlights included effective leadership of our clinical development organization to support the significant progress of our clinical programs, including the initiation of the Phase II/III Duravelo-2 registrational trial for zelenectide pevedotin; timely releases of updated clinical results for the ongoing Phase I/II clinical trials of zelenectide pevedotin, BT5528 and BT7480; as well as the development and announcement of our strategy leveraging NECTIN4 gene amplification for zelenectide pevedotin in breast cancer, lung cancer, and multiple other cancers.

With respect to Dr. Hannay, key performance highlights included leadership and oversight of our clinical and commercial supply chain strategies, including ongoing management of our clinical development supply to support multiple ongoing clinical trials as well as efforts to support supply chain planning for future commercialization.

Payout Levels. The Compensation Committee determined the 2024 corporate performance level and a personal performance multiplier for each NEO and utilized the payout formula to determine the 2024 annual cash bonus payout. The amounts of the annual bonus payouts for 2024 were determined as follows:

		Target	Target			Total Annual
	Eligible	Annual	Incentive	Corporate	Personal	Bonus for
NEO	Salary ($)	Bonus %	Amount ($)	Performance %	Performance %	2024 ($)(1)
Kevin Lee, Ph.D., MBA(2)	759,566	65%	493,718	115.0%	115.0%	653,211
Alethia Young	499,200	50%	249,600	115.0%	115.0%	330,100
Alistair Milnes(2)	538,931	50%	269,466	115.0%	100.0%	309,860
Santiago Arroyo, M.D., Ph.D.	582,400	50%	291,200	115.0%	115.0%	385,100
Michael Hannay, D.Sc.(2)(3)	424,297	45%	190,934	115.0%	107.5%	236,102
(1)	Annual bonus amounts were calculated in local currency and rounded for ease of administration.
(2)	The 2024 target incentive and payment amounts for Dr. Lee, Mr. Milnes and Dr. Hannay were determined and paid in GBP. Amounts paid in GBP have been converted to USD at an exchange rate of 1 GBP = 1.2783 USD based upon a 12-month average rate during the year.
(3)	Dr. Hannay was promoted to Chief Product and Supply Chain Officer in March 2024 and as such the base salary amount in the table above represents salary paid during 2024.

Equity-Based Incentive Awards

The third and largest component of the executive compensation program is long-term equity incentives. The Compensation Committee designed the long-term incentive opportunity for our NEOs to motivate and reward executive officers to achieve multi-year strategic goals and deliver sustained long-term value to shareholders.

We believe that equity awards provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our shareholders. Long-term equity incentives also promote retention, because executive officers will only receive value if they remain employed by us over the required term.

Our 2020 Equity Incentive Plan with Non-Employee Sub-Plan, as amended from time to time (the “2020 Plan”), is the successor to our 2019 Share Option Plan and allows the Compensation Committee to grant options to purchase ordinary shares and other share-based awards to our officers, employees, directors and other service providers (including consultants). We award equity grants broadly to our employees, including to our non-executive employees. Grants to our NEOs and other employees are made at the discretion of the Compensation Committee and are generally made upon commencement of employment, promotion or annually during the first quarter of each year. We believe that our equity awards are an important retention tool for our executive officers, as well as for our other employees.

2024 Equity Grants

For all NEOs, the Compensation Committee makes annual equity incentive award grants (“Annual Grants”) and determined that for 2024, approximately 50% of the value of the Annual Grants to each NEO would be in the form of share options and 50% would be in the form of RSUs.

The Compensation Committee structured the mix of equity vehicles and the relative weight assigned to each type of award for the following reasons:

●	to motivate share price appreciation over the long term through share options, which deliver value only if the share price increases; and

●	to ensure some amount of value delivery through RSUs, which are complementary because they have upside potential but deliver some value even during periods of market or share price underperformance, while also reinforcing an ownership culture and commitment to us.

In determining the number of options and RSUs to be granted to each NEO, the Compensation Committee takes into account both the range of annual long-term incentive award values granted to executive officers at the companies in our peer group and the range of grant size as a percent of the company in our peer group. The Compensation Committee, in its discretion, may also consider the NEO’s past service or performance in determining the number of options and RSUs to be granted to such NEO in the Annual Grants.

The 2024 Annual Grants to our NEOs are set forth in the table below:

NEO	Share Options (#)	RSUs (#)
Kevin Lee, Ph.D., MBA	155,000	77,000
Alethia Young(1)	24,000	12,000
Alistair Milnes	77,000	39,000
Santiago Arroyo, M.D., Ph.D.(2)	77,000	39,000
Michael Hannay, D.Sc.(3)	31,000	16,000
(1)	Ms. Young joined the Company in July 2023 and her partial year of service was taken into account in determining the size of her 2024 Annual Grants.
(2)	The Compensation Committee granted Dr. Arroyo 100% of the annual equity award based on his substantial contributions to our clinical development in 2023 and as he was employed for more than nine months of 2023.
(3)	Dr. Hannay was promoted to Chief Product and Supply Chain Officer in March 2024. Refer to “New Hire and Promotion Awards” below for discussion of Dr. Hannay’s equity grant in connection with his promotion.

The exercise price of all share options granted to NEOs is equal to the closing price of our shares on the date of the grant, and all share options granted in 2024 have a ten-year term. The share options are subject to time-based vesting, with 25% of the total number of shares underlying the award vesting on the first anniversary of the vesting commencement date and in 36 equal monthly installments thereafter.

The RSUs granted to NEOs are also subject to time-based vesting, with 25% of the total number of shares underlying the award vesting on the first anniversary of the grant date and the remainder vesting in 12 equal quarterly installments thereafter. The vesting of share options and RSUs are subject to the NEO’s continued provision of services through each applicable vesting date. Vesting of awards may accelerate under certain termination and change in control events as described below under “Potential Payments Upon Termination or Change in Control.”

New Hire and Promotion Awards

The Compensation Committee has also granted equity-based incentives in connection with the hire or promotion of new executives, either in the form of share options or RSUs.

In connection with Dr. Hannay’s promotion to Chief Product and Supply Chain Officer in March 2024, the Board approved grants to Mr. Hannay of 58,000 share options, which shall vest as to 25% of the total number of shares underlying the option on the first anniversary of the vesting commencement date, and in 36 equal monthly installments thereafter, subject to Dr. Hannay remaining with us through each vesting date. The Compensation Committee determined the number of share options granted to Dr. Hannay upon his promotion based on input from our independent compensation consultant, including a benchmarking analysis against companies in our peer group.

As described in our prior year’s proxy statement, Ms. Young received a signing bonus, of which $50,000 was paid in July 2023 and an additional $50,000 was paid in July 2024. Ms. Young must remain employed for one year following each payment to earn the applicable payment, and each payment will be repayable in full if not earned.

Additional Elements of Compensation

401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits pursuant to the U.S. Internal Revenue Code of 1986, as amended (the “Code”). We have the ability to make discretionary contributions to the 401(k) plan and currently match each participant’s contribution up to a maximum of 4% of their eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code with the 401(k) plan’s related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan.

Pension Plan

We currently maintain a defined contribution retirement plan, commonly referred to in the U.K. as a personal pension plan, provided by Scottish Widows Group, through which we make contributions to each of our eligible U.K. employee’s personal pension plan accounts, in an amount selected by us. In 2024, for employees with the job title ‘director’ and above, including the applicable NEOs, we contributed an amount equal to 12% of each participant’s basic annual earned salary to the participant’s personal pension plan account. For all other employees, this amount was equal to 10% of each participant’s basic annual earned salary, and all employees, subject to certain criteria based on their circumstances, have the option to receive the cash equivalent of this contribution at the election of the relevant employee. Each participant may also make additional contributions at his or her discretion.

Perquisites

We do not provide perquisites to our executive officers, other than to Ms. Young, who received a housing allowance and a related tax gross up in 2024.

Severance and Change in Control Arrangements

We have entered into employment and service agreements and arrangements with all of our NEOs that provide for at-will employment without any specific term. Each of the agreements sets forth our NEOs’ severance benefits payable upon a qualifying termination of employment or change in control. See “Executive Compensation—Potential Payments Upon Termination or Change in Control” below for a description and the amount of severance and other benefits potentially payable to our NEOs.

We offer severance benefits because we compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to their officers. These severance benefits may consist of a payment equal to a specified number of months of base salary continuation, payment of premiums for continued health insurance coverage for a specified period of time, an amount determined by reference to the executive’s annual performance-based cash compensation, and accelerated vesting of equity.

We provide severance benefits outside of the change in control context if our NEOs’ employment is terminated without cause, or if the executive terminates employment for good reason, as each of those terms are defined in the employment agreements, subject to the executive officer’s execution of an effective release of claims and a reaffirmation of the non-competition provisions in the employment or service agreement.

We provide enhanced severance benefits in the change in control context because we believe that the occurrence or potential occurrence of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. We believe it serves our best interest and our shareholders’ best interest to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. As such, we provide severance protections in connection with a change in control, subject to each executive officer’s execution of an effective release of claims and a reaffirmation of the non-competition provisions in the employment or service agreement, to help ensure that executive officers can objectively evaluate change in control transactions that may be in the best interest of our shareholders, despite the potential negative consequences such transactions may have on them personally.

We believe that the severance benefits provided to our executive officers under their employment and service agreements are an important component of each executive officer’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections.

We do not provide any excise tax gross ups in connection with severance paid upon termination without cause or relating to a change in control transaction. All change in control cash severance payments are structured to be on a “double-trigger” basis, requiring an involuntary termination in connection with the change in control transaction.

Health and Welfare Benefits

All of our NEOs are eligible to participate in our employee benefit plans, including our medical, dental, vision, disability and life insurance plans, in each case on the same basis as all of our other employees.

Additional Compensation Policies and Practices

Clawback Policy

In October 2023, the Compensation Committee of our Board adopted our Incentive Compensation Recoupment Policy (the “Clawback Policy”), designed to comply with Rule 10D-1 of the Exchange Act and Nasdaq Listing Rule 5608, which provides for recoupment of incentive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the relevant securities laws. The policy applies to our current and former executive officers. Compensation that is granted, earned or vested based wholly or in part upon attainment of a Financial Reporting Measure (as defined in the Clawback Policy) is subject to recoupment.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant share options to our employees, including the named executive officers. Historically, we have granted new-hire option awards on or soon after a new hire’s employment start date and annual refresh employee option grants on the first trading day of each fiscal year, which refresh grants are typically approved at the regularly scheduled meeting of the Compensation Committee occurring in the prior quarter of the prior fiscal year. Also, non-employee directors receive automatic grants of initial and annual share option awards at the time of a director’s initial appointment or election to the Board and on the first trading day of our fiscal year, respectively, pursuant to the Non-Employee Director Compensation Policy, as further described under the section heading “Non-Employee Director Compensation—Non-Employee Director Compensation Policy.” We do not otherwise maintain any written policies on the timing of awards of share options, SARs, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about the Company when determining the timing of share option grants and does not seek to time the award of share options in relation to the Company’s public disclosure of MNPI. The Company has not timed the release of MNPI for the purpose of affecting the value of executive compensation.

Share Ownership Guidelines

In order to further align the interests of our leadership with those of our shareholders and advance our commitment to sound corporate governance, our Board implemented in December 2024 share ownership guidelines for our executive officers and directors. Under our guidelines, our directors, and our CEO and his direct reports are expected to own ordinary shares of the Company based on a multiple of base salary (for officers) or annual cash retainer (for non-employee directors). Our CEO is expected to own shares valued at least three times his base salary, other officers are expected to own shares with value at least equal to their base salary, and non-employee directors are expected to own shares valued at least three times their annual cash retainer. Vested and unvested share options and any unearned performance-based restricted share units are not included as shares held for the purposes of our share ownership guidelines. The guidelines establish a five-year deadline for covered individuals to meet the ownership requirements. As of April 14, 2025, all officers and directors were in compliance with the required ownership levels in advance of the deadline. Our share ownership guidelines are overseen by our Compensation Committee.

Anti-Hedging and Anti-Pledging Policies

Our insider trading compliance policy prohibits our directors and executive officers, including their immediate family members and other persons with whom they share a household, and economic dependents from (i) engaging in any forms of hedging or short-selling transactions involving our securities, (ii) pledging our securities as collateral for loans, or (iii) purchasing our stock on margin or holding it in a margin account. This policy applies to all of our securities held, including publicly traded options and any other derivative securities.

Compensation Risk Assessment

The Compensation Committee is responsible for evaluating, recommending, and approving executive officer compensation arrangements, plans, policies and programs and performs an annual assessment of the risks they impose. In consultation with management, the Compensation Committee assessed our executive officer compensation arrangements, plans, policies and programs and concluded that they do not create risks that are reasonably likely to have a material adverse effect on us. This risk assessment included, among other things, a review of the extent to which our compensation policies and practices could lead to excessive risk-taking behavior, the manner in which any risks arising out of our compensation policies and practices are monitored and mitigated, and any adjustments that may be necessary to address changes in our risk profile.

Tax Considerations; Section 162(m)

When reviewing compensation matters, the Compensation Committee considers the anticipated tax consequences to us (and, when relevant, to our executive officers) of the various payments under our compensation programs. Section 162(m) of the Code generally disallows a tax deduction for any publicly held corporation for individual compensation of more than $1.0 million in any taxable year to certain executive officers. The Compensation Committee may provide compensation to executive officers that may not be tax deductible if it believes that providing that compensation is in our best interests and our shareholders.

Accounting Policies for Share-Based Compensation

We follow ASC 718 for our share-based compensation awards. ASC 718 requires companies to estimate the grant date “fair value” of share-based awards using a variety of assumptions. ASC 718 also requires companies to recognize the compensation cost of their share-based awards in their statements of operations over the period that an employee is required to render service in exchange for the award. Grants of share options and RSUs under our equity incentive award plans are accounted for under ASC 718. Our Board or Compensation Committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs.

We have no program, practice or plan to grant equity awards in coordination with the release to material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of equity awards or other compensation, and we have no plan to do so.

Compensation Committee Report

This Compensation Committee Report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates such Report by specific reference.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Janice Bourque, Chair

Jose-Carlos Gutierrez-Ramos

Richard Kender

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides a summary of compensation paid to or earned by our NEOs during the fiscal years indicated:

							Non‑Equity
					Option	Stock	Incentive Plan		All Other
		Salary		Bonus	Awards	Awards	Compensation		Compensation		Total
Name and Principal Position	Year	($)		($)(1)	($)(2)(3)	($)(2)(3)	($)(4)		($)		($)
Kevin Lee, Ph.D., MBA	2024	759,566	(5)	—	1,967,499	1,392,160	653,211	(5)	84,782	(5)(7)	4,857,218
Chief Executive Officer	2023	710,292		18,649	2,490,895	1,702,000	540,951		77,613		5,540,400
	2022	672,636		—	4,269,758	3,043,500	570,672		71,024		8,627,590
Alethia Young(6)	2024	499,200		50,000	304,645	216,960	330,100		69,467	(7)	1,470,372
Chief Financial Officer	2023	220,000		50,000	2,297,749	—	281,200		30,486		2,879,435
Santiago Arroyo, M.D., Ph.D.(6)	2024	582,400		—	944,857	681,727	385,100		13,800	(7)	2,607,884
Chief Development Officer	2023	431,944		—	1,901,979	—	328,000		13,200		2,675,123
Alistair Milnes	2024	538,931	(5)	—	977,403	705,120	309,860	(5)	60,259	(5)(7)	2,591,573
Chief Operating Officer	2023	476,487		—	758,098	518,000	279,116		52,563		2,084,264
	2022	451,226		—	4,269,758	913,050	294,481		48,126		5,976,641
Michael Hannay, D.Sc.(6)	2024	424,297	(5)	—	1,377,790	289,280	236,102	(5)	37,984	(5)(7)	2,365,453
Chief Product and Supply Chain Officer
(1)	See “Compensation Discussion and Analysis—New Hire and Promotion Awards” for a description of the material terms of the program pursuant to which this compensation was awarded in 2024.
(2)	The amounts reported in these columns for 2024 represent the aggregate grant date fair value of the option awards and RSUs granted to our NEOs as computed in accordance with ASC 718. See Note 8 to Consolidated Financial Statements in our Annual Report on Form 10-K filed with the SEC on February 25, 2025 for a discussion of assumptions made by us in determining the aggregate grant date fair value of our option awards and RSUs. Note that the amounts reported in this column do not reflect the actual economic value that may be realized by the NEOs.
(3)	See “Compensation Discussion and Analysis—Equity-Based Incentive Awards” for a description of the material terms of the program pursuant to which this compensation was awarded.
(4)	The amounts reported in this column for 2024 represent annual performance-based cash compensation earned based on the achievement of Company and individual performance goals and other factors deemed relevant by our Board and Compensation Committee. See “Compensation Discussion and Analysis—Annual Performance-Based Cash Compensation” for a description of the material terms pursuant to which this compensation was awarded.
(5)	The amounts for 2024 have been converted from GBP to USD using an exchange rate of 1 GBP = 1.2783 USD based upon a 12-month average rate during the year ended December 31, 2024.
(6)	Neither Ms. Young nor Dr. Arroyo was an NEO in 2022, and as such, we have not reported any 2022 compensation for either Ms. Young or Dr. Arroyo. Dr. Hannay was not an NEO in 2023 or 2022, and as such, we have not reported any 2023 or 2022 compensation for Dr. Hannay.

(7)	All other compensation for 2024 consists of the following:

		Tax		Employer Personal	Cash Paid in Lieu	Employer
		Gross	Medical	Pension Plan (EPPP)	of EPPP	Matching 401(k)
	Perquisites	Ups	Coverage	Contributions	Contributions	Contributions	Total
Name	($)	($)	($)	($)	($)	($)	($)
Kevin Lee, Ph.D., MBA	—	—	3,137	12,783	68,862	—	84,782
Alethia Young	32,744	22,923	—	—	—	13,800	69,467
Santiago Arroyo, M.D., Ph.D.	—	—	—	—	—	13,800	13,800
Alistair Milnes	—	—	1,880	12,783	45,596	—	60,259
Michael Hannay, D.Sc.	—	—	1,886	12,783	23,315	—	37,984

Grant of Plan-Based Awards Table

The following table sets forth certain information regarding grants of plan-based awards to the NEOs during the year ended December 31, 2024:

					All Other	All Other		Grant Date
					Stock Awards:	Option Awards:	Exercise Price	Fair Value of
			Estimated Future Payouts Under		Number of	Number of Securities	or Base Price	Stock and
	Award	Grant	Non-Equity Incentive Plan Awards(1)		Shares or Units	Underlying Options	of Option Awards	Option Awards(2)
Name	Type	Date	Target ($)	Maximum ($)	(#)	(#)	($ per share)	($)
Kevin Lee, Ph.D., MBA(3)	Option	1/2/2024	—	—	—	155,000	18.08	1,967,499
	RSU	1/2/2024	—	—	77,000	—	—	1,392,160
	Bonus	N/A	493,718	666,247	—	—	—	—
Alethia Young	Option	1/2/2024	—	—	—	24,000	18.08	304,645
	RSU	1/2/2024	—	—	12,000	—	—	216,960
	Bonus	N/A	249,600	430,560	—	—	—	—
Santiago Arroyo, M.D., Ph.D.	Option	1/2/2024	—	—	—	35,430	18.08	449,732
	Option	2/6/2024	—	—	—	41,570	17.00	495,125
	RSU	1/2/2024	—	—	17,340	—	—	313,507
	RSU	2/6/2024	—	—	21,660	—	—	368,220
	Bonus	N/A	291,200	502,320	—	—	—	—
Alistair Milnes(3)	Option	1/2/2024	—	—	—	77,000	18.08	977,403
	RSU	1/2/2024	—	—	39,000	—	—	705,120
	Bonus	N/A	269,466	464,828	—	—	—	—
Michael Hannay, D.Sc.(3)	Option	1/2/2024	—	—	—	31,000	18.08	393,500
	Option	3/19/2024	—	—	—	58,000	24.12	984,290
	RSU	1/2/2024	—	—	16,000	—	—	289,280
	Bonus	N/A	190,934	329,361	—	—	—	—
(1)	Amounts shown in the target and maximum columns reflect the target and maximum amounts, respectively, payable under our annual performance-based cash compensation program as described under “Compensation Discussion and Analysis—Annual Performance-Based Cash Compensation.” Actual amounts paid for 2024 performance are presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.
(2)	Represents the grant-date fair value of each equity award, as computed in accordance with ASC 718.
(3)	Amounts have been converted from GBP to USD using an exchange rate of 1 GBP = 1.2783 USD based upon a 12-month average rate during the year ended December 31, 2024.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table sets forth information regarding equity awards held by our NEOs as of December 31, 2024. All options are options to purchase ordinary shares.

			Option Awards				Stock Awards
								Market
			Number of	Number of				Value of
			Securities	Securities			Number of	Shares or
			Underlying	Underlying			Shares or	Units of
			Unexercised	Unexercised	Option		Units of Stock	Stock That
			Options	Options	Exercise	Option	That Have	Have Not
			(#)	(#)	Price	Expiration	Not Vested	Vested
Name	Grant Date		Exercisable	Unexercisable	($)	Date	(#)	($)(1)
Kevin Lee, Ph.D., MBA	12/17/2018		164,743	—	0.01	12/13/2028	—	—
	4/25/2019		44,897	—	8.03	4/24/2029	—	—
	6/28/2019		306,252	—	14.00	6/27/2029	—	—
	1/2/2020		210,000	—	9.82	1/2/2030	—	—
	1/4/2021	(2)	244,791	5,209	17.95	1/4/2031	—	—
	1/3/2022	(2)	72,916	27,084	60.87	1/3/2032	—	—
	1/3/2022	(3)	—	—	—	—	15,625	218,750
	1/3/2023	(2)	55,104	59,896	29.60	1/3/2033	—	—
	1/3/2023	(3)	—	—	—	—	32,344	452,816
	1/2/2024	(2)	—	155,000	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	77,000	1,078,000
Alethia Young	7/17/2023	(2)	42,500	77,500	26.21	7/17/2033	—	—
	1/2/2024	(2)	—	24,000	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	12,000	168,000
Santiago Arroyo, M.D., Ph.D.	3/31/2023	(2)	52,500	67,500	21.77	3/31/2033	—	—
	1/2/2024	(2)	—	35,430	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	17,340	242,760
	2/6/2024	(2)	—	41,570	17.00	2/6/2034	—	—
	2/6/2024	(3)	—	—	—	—	21,660	303,240
Alistair Milnes	1/12/2021	(2)	45,761	1,084	20.12	1/12/2031	—	—
	1/3/2022	(2)	72,916	27,084	60.87	1/3/2032	—	—
	1/3/2022	(3)	—	—	—	—	4,688	65,632
	1/3/2023	(2)	16,770	18,230	29.60	1/3/2033	—	—
	1/3/2023	(3)	—	—	—	—	9,844	137,816
	1/2/2024	(2)	—	77,000	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	39,000	546,000
Michael Hannay, D.Sc.	4/12/2022	(2)	33,333	16,667	28.81	4/12/2032	—	—
	1/3/2023	(2)	7,858	8,542	29.60	1/3/2033	—	—
	1/3/2023	(3)	—	—	—	—	4,613	64,582
	1/2/2024	(2)	—	31,000	18.08	1/2/2034	—	—
	1/2/2024	(3)	—	—	—	—	16,000	224,000
	3/19/2024	(2)	—	58,000	24.12	3/19/2034	—	—
(1)	Calculated based on the closing price per share of our ordinary shares on December 31, 2024, which was $14.00.
(2)	One-fourth of the shares subject to the option vest on the one-year anniversary of the grant date, and the remaining vest in 36 substantially equal monthly installments thereafter.
(3)	One-fourth of the total number of RSUs vest on the one-year anniversary of the grant date, and the remaining RSUs vest in 12 equal quarterly installments thereafter.

Option Exercises and Shares Vested

The following table sets forth information concerning share awards vested during 2024 for our NEOs. There were no share option exercises during 2024 by any NEO.

	Stock Awards
	Number of Shares	Value Realized
	Acquired on Vesting	on Vesting(1)
Name	(#)	($)
Kevin Lee, Ph.D., MBA	37,656	766,802
Alethia Young	—	—
Alistair Milnes	11,406	232,217
Santiago Arroyo, M.D., Ph.D.	—	—
Michael Hannay, D.Sc.	3,587	71,665
(1)	Amount represents the closing market price of our ordinary shares on the day immediately prior to the vesting date multiplied by the number of ordinary shares that vested on that date.

Employment and Service Arrangements with Our Named Executive Officers

Below are descriptions of our employment and service agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the NEO’s annual base salary, annual target bonus and certain severance benefits upon a qualifying termination of employment or change in control of our company. Refer to “—Potential Payments Upon Termination or Change in Control” for further description of each NEOs benefits upon a qualifying termination of employment or change in control.

Kevin Lee, Ph.D., MBA

Our subsidiary BicycleTx Limited, or BicycleTx, entered into an amended and restated service agreement with Dr. Lee effective on September 26, 2019, (as subsequently amended from time to time, the “Lee Service Agreement”). Pursuant to the Lee Service Agreement, Dr. Lee currently serves as our Chief Executive Officer and reports to our Board. Dr. Lee’s salary is set and paid in GBP. Dr. Lee’s annual base salary for 2024 was £594,200 (or $756,494, converted by reference to the GBP : USD exchange rate on December 31, 2023 of 1.27313), and his annual base salary for 2025 has been set at £654,000 (or $820,842, converted by reference to the GBP : USD exchange rate on December 31, 2024 of 1.25511). Dr. Lee is eligible for an annual performance bonus, the target for which in 2024 was set at 65% of his annual base salary, which may be paid in cash, in whole or in part, or options to purchase our ordinary shares at Dr. Lee’s election and with the agreement of the Compensation Committee. Dr. Lee received a cash bonus for 2024 performance in the amount of $653,211. Dr. Lee’s target bonus for 2025 is set at 65% of his 2024 annual base salary. Dr. Lee is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans. Dr. Lee’s employment has no specified term and can be terminated by either party by giving the other party no less than six months’ notice in writing. Dr. Lee’s employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Lee Service Agreement, in which event Dr. Lee would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. The Lee Service Agreement also binds Dr. Lee to customary confidentiality, intellectual property and post-termination covenants.

Alethia Young

Our subsidiary Bicycle Therapeutics Inc., or Bicycle Inc., entered into an employment agreement with Ms. Young on June 22, 2023 (the “Young Employment Agreement”). Pursuant to the Young Employment Agreement, Ms. Young was appointed as our Chief Financial Officer effective July 17, 2023, reporting to our Chief Executive Officer. Ms. Young’s base salary for 2024 was $499,200, and her annual performance bonus target was 50% of her annual base salary. Ms. Young received a cash bonus for 2024 performance in the amount of $330,100. In addition, upon commencement of her employment on July 17, 2023, Ms. Young received a signing bonus of $50,000 and received another payment of $50,000 in July 2024. Ms. Young must remain employed for one year following the July 2024 payment to earn the July 2024 payment, and such payment will be repayable in full if not earned. Ms. Young also received a housing allowance (and a tax gross-up on such allowance) for a short-term rental of furnished executive housing beginning in October 2023. Ms. Young’s base salary for 2025 was increased by our Compensation Committee to $524,200. Ms. Young’s target bonus for 2025 is set at 50% of her 2025 annual base salary. Ms. Young is also eligible to participate in Bicycle Inc.’s employee benefit plans generally available to, and on the same basis as, similarly-situated employees of Bicycle Inc., subject to the terms of those plans. Ms. Young’s employment is at will and may be terminated at any time by Bicycle Inc. or Ms. Young. In the event Ms. Young’s employment is terminated, she would then be entitled to certain accrued obligations. In the case of termination due to death or Disability (as defined in the Young Employment Agreement) only, those accrued obligations would include the annual bonus amount that Ms. Young would have otherwise earned for performance in such preceding calendar year. The Young Employment Agreement also binds Ms. Young to customary confidentiality, intellectual property and post-termination covenants.

Santiago Arroyo, M.D., Ph.D.

Bicycle Inc. entered into an employment agreement with Dr. Arroyo on March 31, 2023 (the “Arroyo Employment Agreement”). Pursuant to the Arroyo Employment Agreement, Dr. Arroyo serves as our Chief Development Officer and reports to our Chief Executive Officer. Dr. Arroyo’s base salary for 2024 was $582,400, and his annual performance bonus target was 50% of his annual base salary. Dr. Arroyo received a cash bonus for 2024 performance in the amount of $385,100. Dr. Arroyo’s base salary for 2025 was increased by our Compensation Committee to $611,500 and Dr. Arroyo’s target bonus for 2025 is set at 50% of his 2025 annual base salary. Dr. Arroyo is also eligible to participate in Bicycle Inc.’s employee benefit plans generally available to, and on the same basis as, similarly situated employees of Bicycle Inc., subject to the terms of those plans. Dr. Arroyo’s employment is at will and may be terminated at any time by Bicycle Inc. or Dr. Arroyo. In the event Dr. Arroyo’s employment is terminated, he would then be entitled to certain accrued obligations. In the case of termination due to death or Disability (as defined in the Arroyo Employment Agreement) only, those accrued obligations would include the annual bonus amount that Dr. Arroyo would have otherwise earned for performance in such preceding calendar year. The Arroyo Employment Agreement also binds Dr. Arroyo to customary confidentiality, intellectual property and post-termination covenants.

Alistair Milnes

BicycleTx entered into a service agreement with Mr. Milnes on January 5, 2022 (as subsequently amended from time to time, the “Milnes Service Agreement”). Pursuant to the Milnes Service Agreement, effective on January 3, 2022, Mr. Milnes serves as our Chief Operating Officer and reports to our Chief Executive Officer. Mr. Milnes’ base salary for 2024 was £421,600 (or $536,752, converted by reference to the GBP : USD exchange rate on December 31, 2023 of 1.27313) and his annual performance bonus target was 50% of his annual base salary. Mr. Milnes received a cash bonus for 2024 performance in the amount of $309,860. Mr. Milnes’ base salary for 2025 was increased by our Compensation Committee to £438,500 (or $550,366, converted by reference to the GBP : USD exchange rate on December 31, 2024 of 1.25511). Mr. Milnes’ target bonus for 2025 is set at 50% of his 2025 annual base salary. Mr. Milnes is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans. Mr. Milnes’ employment has no specified term but can be terminated by either party in writing giving the other no less than six months’ notice. Mr. Milnes’ employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Milnes Service Agreement, in which event Mr. Milnes would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. The Milnes Service Agreement also binds Mr. Milnes to customary confidentiality, intellectual property and post-termination covenants.

Michael Hannay, D.Sc.

BicycleTx entered into a service agreement with Dr. Hannay on March 18, 2024 (the “Hannay Service Agreement”). Pursuant to the Hannay Service Agreement, effective on March 19, 2024, Dr. Hannay serves as our Chief Product and Supply Chain Officer and reports to our Chief Executive Officer. Dr. Hannay’s base salary upon the effective date was £340,000 (or $432,864, converted by reference to the GBP : USD exchange rate on December 31,

2023 of 1.27313) and his annual performance bonus target was 45% of his annual base salary. Dr. Hannay received a cash bonus for 2024 performance in the amount of $236,102. Dr. Hannay’s base salary for 2025 was increased by our Compensation Committee to £357,000 (or $448,074, converted by reference to the GBP : USD exchange rate on December 31, 2024 of 1.25511). Dr. Hannay’s target bonus for 2025 is set at 50% of his 2025 annual base salary. Dr. Hannay is also eligible to participate in BicycleTx’s employee benefit plans generally available to BicycleTx executive employees, subject to the terms of those plans. Dr. Hannay’s employment has no specified term but can be terminated by either party in writing giving the other no less than six months’ notice. Dr. Hannay’s employment may be terminated, immediately and without notice, pursuant to the conditions specified in the Hannay Service Agreement, in which event Dr. Hannay would then be entitled to certain accrued obligations and may, depending on the circumstances, be entitled to receive payment in lieu of salary and benefits for all or any part of the notice period to which he would otherwise have been entitled. The Hannay Service Agreement also binds Dr. Hannay to customary confidentiality, intellectual property and post-termination covenants.

Potential Payments Upon Termination or Change in Control

The following table summarizes certain termination benefits under current employment and service agreements with our NEOs. The benefits shown below are subject to the NEO’s signing and not revoking a separation agreement and general release of claims in the form presented by us. As used in the table below, the terms “Cause” and for “Good Reason” are each as defined in the NEO’s employment or service agreement.

Event	Terms Applicable to Dr. Lee
Termination by the Company without Cause or Resignation for Good Reason within 12 months after a Change in Control	• An amount equal to 2 times then annual base salary
• An amount equal to 1.5 times then target annual performance bonus
• Benefits continuation (or cash in lieu thereof) for 24 months following termination
• Any equity awards subject to time-based vesting become fully vested
Termination by the Company without Cause or Resignation for Good Reason	• An amount equal to one times then annual base salary
• Benefits continuation (or cash in lieu thereof) for 12 months following termination
Change in Control	• Any equity awards subject to time-based vesting become fully vested

Event	Terms Applicable to Ms. Young and Dr. Arroyo
Termination by the Company without Cause or Resignation for Good Reason within 12 months after a Change in Control	• 18 months of continued base salary
• Target annual performance bonus paid in one lump sum
• Payments of the employer portion of premiums for continued group health coverage for up to 18 months following termination
• Any equity awards subject to time-based vesting become fully vested
Termination by the Company without Cause or Resignation for Good Reason	• 9 months of continued base salary
• Payments of the employer portion of premiums for continued group health coverage for up to 9 months following termination
Change in Control	• Any equity awards subject to time-based vesting become fully vested

Event	Terms Applicable to Mr. Milnes and Dr. Hannay
Termination by the Company without Cause or Resignation for Good Reason within 12 months after a Change in Control	• An amount equal to 1.5 times then annual base salary
• An amount equal to one times then target annual performance bonus
• Benefits continuation (or cash in lieu thereof) for 18 months following termination
• Any equity awards subject to time-based vesting become fully vested
Termination by the Company without Cause or Resignation for Good Reason	• An amount equal to 9 months then annual base salary
• Benefits continuation (or cash in lieu thereof) for 9 months following termination
Change in Control	• Any equity awards subject to time-based vesting become fully vested

The table below provides the estimated amount of compensation and benefits payable to each NEO who was employed on December 31, 2024 under their current employment and service agreements in certain termination and change in control situations.

The value of the equity award vesting acceleration was calculated based on the assumption that the change in control and the NEO’s employment termination occurred on December 31, 2024. The per share closing price of our ordinary shares as of December 31, 2024 was $14.00, which was used as the value of a share of our ordinary shares for the calculations below. The value of share option vesting acceleration was calculated by multiplying the number of unvested shares underlying the options subject to vesting acceleration as of December 31, 2024 by the excess of the closing price of our ordinary shares as of December 31, 2024 over the exercise price of such unvested share options, if any. The value of the RSU vesting acceleration was calculated by multiplying the number of unvested RSUs subject to vesting acceleration as of December 31, 2024 by the closing price of our ordinary shares as of December 31, 2024. A triggering event may not produce the same or similar results as estimated below if such event occurs on any other date or at any other price, or if any of the assumptions used to estimate the potential payments and benefits are different.

		Termination by the Company Without Cause or
		by the Executive for Good Reason In Connection		Termination by the Company without Cause or		Change in Control
		With a Change in Control		by the Executive for Good Reason		without Termination
Name and Principal Position	Compensation Component	($)		($)		($)
Kevin Lee, Ph.D., MBA	Cash Severance	1,491,573	(1)	745,786	(1)	—
	Bonus	727,142	(1)(2)	—		—
	Benefits Continuation	222,371	(1)	111,186	(1)	—
	Equity Acceleration	1,749,566		—		1,749,566
Alethia Young	Cash Severance	748,800		374,400		—
	Bonus	249,600	(2)	—		—
	Benefits Continuation	82,897		41,448		—
	Equity Acceleration	168,000		—		168,000
Santiago Arroyo, M.D., Ph.D.	Cash Severance	873,600		436,800		—
	Bonus	291,200	(2)	—		—
	Benefits Continuation	84,771		42,386		—
	Equity Acceleration	546,000		—		546,000
Alistair Milnes	Cash Severance	793,732	(1)	396,866	(1)	—
	Bonus	264,577	(1)(2)	—		—
	Benefits Continuation	113,343	(1)	56,671	(1)	—
	Equity Acceleration	749,448		—		749,448
Michael Hannay, D.Sc.	Cash Severance	640,106	(1)	320,053	(1)	—
	Bonus	192,032	(1)(2)	—		—
	Benefits Continuation	96,597	(1)	48,299	(1)	—
	Equity Acceleration	288,582		—		288,582
(1)	Amounts have been converted from GBP to USD using the exchange rate of 1 GBP = 1.25511 USD on December 31, 2024.
(2)	Amounts represent the applicable bonus payable to each NEO, as defined in each NEO’s employment or service agreement, based on the target amount.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of the individual identified as our paid median employee to the annual total compensation of our principal executive officer, our CEO. The paragraphs that follow describe our methodology and the resulting pay ratio.

Our median employee compensation in 2024 as calculated using Summary Compensation Table requirements, was $203,298. Our CEO’s compensation as reported in the Summary Compensation Table was $4,857,218. Therefore, our CEO pay ratio is approximately 24:1.

We identified the median employee using our employee population on November 1, 2024 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis). We identified our median employee by (A) aggregating for each of our employees (other than our CEO) as of November 1, 2024: (1) annual base salary, (2) target annual bonus for 2024, (3) estimated grant date fair value of equity awards granted during 2024 and (4) U.K. pension plan or U.S. 401(k) matching contributions, and (B) ranking our employees from lowest to highest using this compensation measure. Amounts paid in currencies other than USD were converted based on the average annual exchange rate as of the determination date. Using this methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee’s actual total direct compensation in accordance with the requirements of the Summary Compensation Table.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the Compensation Committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

PAY VERSUS PERFORMANCE

This disclosure has been prepared in accordance with Section 953 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and Item 402(v) of Regulation S-K under the Exchange Act, and does not necessarily reflect value actually received or realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance.

The following tables and related disclosures provide information about (i) the total compensation of our CEO, and the average of the total compensation of our other NEOs (“Non-CEO NEOs”) as presented in the Summary Compensation Table (“SCT”) on page 63 of this proxy statement, (ii) the compensation actually paid (“Compensation Actually Paid”) to our CEO and the average of the Compensation Actually Paid to our Non-CEO NEOs, as calculated pursuant to the SEC’s pay versus performance rules, (iii) certain financial performance measures, and (iv) the relationship of the Compensation Actually Paid to those financial performance measures. For the fiscal years presented, we did not use any “financial performance measures” as defined in Item 402(v) of Regulation S-K to link compensation paid to the NEOs. Accordingly, we have omitted the tabular of financial performance measures and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.

			Average
	Summary		Summary	Average
	Compensation	Compensation	Compensation	Compensation	Value of Fixed $100 Investment Based on(4)
	Table Total	Actually Paid	Table Total	Actually Paid	Total	Peer Group Total	Net
	for CEO	to CEO	for Non-CEO NEOs	to Non-CEO NEOs	Shareholder Return	Shareholder Return	Loss
Year	($)(1)	($)(1)(2)(3)	($)(1)	($)(1)(2)(3)	($)	($)	$000s(5)
2024	4,857,218	3,333,586	2,258,821	1,574,319	77.99	90.58	(169,031)
2023	5,540,400	625,065	2,777,279	2,039,543	100.72	91.84	(180,664)
2022	8,627,590	(6,363,603)	4,041,865	(464,022)	164.90	88.53	(112,717)
2021	4,465,319	25,665,642	1,742,286	8,967,510	339.11	99.37	(66,819)
(1)	The CEO for 2024, 2023, 2022 and 2021 is Kevin Lee, Ph.D., MBA. The Non-CEO NEOs for whom the average compensation is presented in this table for 2024 are Alethia Young, Alistair Milnes, Santiago Arroyo, M.D., Ph.D. and Michael Hannay, D.Sc. The Non-CEO NEOs for whom the average compensation is presented in this table for 2023 are Ms. Young and Dr. Arroyo. The Non-CEO NEOs for whom the average compensation is presented in this table for 2022 are Lee Kalowski, MBA, our former Chief Financial Officer who resigned in June 2023, Mr. Milnes and Michael Skynner, Ph.D. The Non-CEO NEOs for whom the average compensation is presented in this table for 2021 are Mr. Kalowski and Dr. Skynner.
(2)	The amounts shown as Compensation Actually Paid or Average Compensation Actually Paid, as applicable, have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by our CEO and Non-CEO NEOs. These amounts reflect total compensation or average total compensation, as applicable, as set forth in the SCT for each year, adjusted as described in footnote 3 below.
(3)	Compensation Actually Paid or Average Compensation Actually Paid, as applicable, reflects the exclusions and inclusions for the CEO and Non-CEO NEOs set forth below. Amounts excluded, which are set forth in the “Minus Option and Stock Awards from SCT” column below, represent the Option and Stock Awards columns of the SCT for each applicable year. Amounts added back to determine Compensation Actually Paid are set forth in the table below, as applicable: (i) the fair value as of the end of the year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end the year; and (iii) the change in fair value during the year of equity awards granted in prior years that vested during the year. No equity awards granted during any of the years presented were both granted and vested during the year. No awards granted in prior years failed to meet the applicable vesting conditions during any of the years presented. Equity award fair values used in the computations below are calculated in accordance with ASC Topic 718.

			Plus Year-End	Plus Change in	Plus Change in
	Summary	Minus Option	Fair Value of	Fair Value of	Fair Value of
	Compensation	and Stock	Unvested Equity	Unvested Equity	Prior Years’	Compensation
	Table Total	Awards from	Awards Granted	Awards Granted	Awards Vested	Actually Paid
	for CEO	SCT	During Year	in Prior Years	During Year	to CEO
Year	($)	($)	($)	($)	($)	($)
2024	4,857,218	(3,359,659)	2,312,707	(646,209)	169,529	3,333,586

			Plus Avg. Year-End	Plus Avg. Change	Plus Avg. Change
	Avg. Summary	Minus Avg.	Fair Value of	in Fair Value of	in Fair Value of	Average
	Compensation	Options and	Unvested Equity	Unvested Equity	Prior Years’	Compensation
	Table Total	Stock Awards	Awards Granted	Awards Granted	Awards Vested	Actually Paid
	for Non-CEO NEOs	from SCT	During Year	in Prior Years	During Year	to Non-CEO NEOs
Year	($)	($)	($)	($)	($)	($)
2024	2,258,821	(1,374,446)	896,283	(282,232)	75,893	1,574,319

The assumptions used in determining fair value of the share options that vested during 2024, or that were outstanding and unvested as of December 31, 2024, as applicable, are as follows:

2024
Risk-free interest rate	3.5% - 4.8%
Expected volatility	62.8% - 74.9%
Expected dividend yield	0%
Expected term (in years)	3.0 - 6.2

(4)	Cumulative Total Shareholder Return (“TSR”) illustrates the value, as of the last day of the indicated fiscal year, of an investment of $100 in our ordinary shares on December 31, 2020, calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The Peer Group TSR set forth in this table utilizes the Nasdaq Biotechnology Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K in our Annual Report on Form 10-K.
(5)	The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Description of Relationship between Compensation Actually Paid and Cumulative TSR

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average Compensation Actually Paid to our Non-CEO NEOs, and our cumulative TSR and Peer Group TSR over the fiscal four-year period from 2021 through 2024:

Description of Relationship Between Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our CEO, the average of Compensation Actually Paid to our Non-CEO NEOs, and our Net Loss over the fiscal four-year period from 2021 through 2024:

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2024.

Plan Category	Number of securities to be issued upon exercise of options, warrants and rights (a) (#) (2)	Weighted-average exercise price of outstanding options, warrants (b) ($) (3)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c) (#)
Equity compensation plans approved by security holders(1)	9,216,388	22.41	2,041,045
Equity compensation plans not approved by security holders(4)	248,600	22.54	1,251,400
Total	9,464,988		3,292,445
(1)	Includes grants under the 2019 Share Option Plan and the 2020 Plan. Amounts include 8,500,126 options outstanding under our 2019 Share Option Plan and 2020 Plan and 716,262 RSUs outstanding under our 2020 Plan. There are no outstanding awards under the 2019 Employee Share Purchase Plan (the “ESPP”).
(2)	The calculation does not take into account the 716,262 ordinary shares subject to RSU. Such ordinary shares will be issued at the time the RSUs vest and settle, subject to a nominal fee of £0.01 per share.
(3)	Amounts reflect ordinary shares available for future issuance under our 2020 Plan and the ESPP. As of December 31, 2024, 463,374 ordinary shares remained available for issuance under the 2020 Plan and 1,577,671 ordinary shares remained available for issuance under the ESPP. The 2020 Plan provides that on each January 1st through and including January 1, 2032, the number of ordinary shares reserved and available for issuance under the 2020 Plan will automatically increase in an amount equal to 5% of the total number of our ordinary shares outstanding on the last day of the preceding year, or a lesser number of shares determined by our Board of Directors. As of January 1, 2025, the number of ordinary shares available for issuance under the 2020 Plan increased by 2,378,465. This increase is not reflected in the table above. The ESPP provides that on each January 1st through January 1, 2029, the number of ordinary shares reserved and available for issuance under the ESPP will automatically increase by the least of: (i) 1% of the outstanding number of ordinary shares on the immediately preceding December 31; (ii) 430,000 ordinary shares or (iii) such lesser number of shares as determined by the Compensation Committee. As of January 1, 2025, the number of ordinary shares available for issuance under the ESPP increased by 430,000. This increase is not reflected in the table above.
(4)	Represents grants under the 2024 Inducement Plan, which was approved by our Board of Directors in July 2024. The 2024 Inducement Plan was adopted without shareholder approval pursuant to Rule 5635(c)(4) and Rule 5635(c)(3) of the Nasdaq Listing Standards. The 2024 Inducement Plan allows for the granting of nonqualified share options, RSUs, and other equity awards to persons not previously an employee or director of the Company, or following a bona fide period of non-employment, as an inducement material to such persons entering into employment with us. The 2024 Inducement Plan does not provide for automatic annual share increases. As of December 31, 2024, there were 1,251,400 shares available for future issuance under the 2024 Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and related footnotes set forth information with respect to the beneficial ownership of our ordinary shares, as of April 14, 2025, by:

●	each beneficial owner of more than 5% of our ordinary shares;
●	each of our named executive officers and directors; and
●	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power. In computing the number of ordinary shares beneficially owned by a person and the percentage ownership of that person, ordinary shares subject to options, or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 14, 2025 are considered outstanding. These ordinary shares, however, are not included in the computation of the percentage ownership of any other person. Applicable percentage ownership is based on 47,761,845 ordinary shares outstanding as of April 14, 2025.

Unless otherwise indicated, the address for each of the shareholders listed in the table below is c/o Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

	Beneficial Ownership
	Number	Percent
Beneficial Owner	of Shares	of Total
5% Shareholders
Entities affiliated Baker Bros. Advisors LP(1)	10,900,657	22.8%
Point72 Asset Management, L.P.(2)	4,230,302	8.9%
Forbion Growth Opportunities Fund II Cooperatief U.A.(3)	3,452,330	7.2%
Deep Track Capital, LP(4)	3,330,236	6.7%
Westfield Capital Management Company, L.P.(5)	2,610,337	5.5%
Named Executive Officers and Directors
Kevin Lee, Ph.D., MBA(6)	1,461,276	3.0%
Alethia Young(7)	65,640	*
Santiago Arroyo, M.D., Ph.D.(8)	98,679	*
Alistair Milnes(9)	206,009	*
Michael Hannay, D.Sc.(10)	82,345	*
Felix J. Baker, Ph.D.(1)	10,900,657	22.8%
Janice Bourque, MBA(11)	121,937	*
Jose-Carlos Gutierrez-Ramos, Ph.D.(12)	86,937	*
Richard Kender, MBA(13)	121,937	*
Pierre Legault, MBA, CPA(14)	320,014	*
Alessandro Riva, M.D.	—	*
Stephen Sands, MBA(15)	16,044	*
Sir Gregory Winter, FRS(16)	253,864	*
All executive officers and directors as a group (14 persons)(17)	14,146,667	22.9%
*	Less than 1%.
(1)	The information shown is as of the respective dates indicated below and is based in part on a Form 4 filed on January 6, 2025 and an Amendment No. 2 to Schedule 13D filed jointly on December 17, 2024 by the Adviser, the Adviser GP, Felix J. Baker and Julian C. Baker. Includes 10,885,357 ADSs directly held by the Funds at December

13, 2024. Such ownership does not include 19,437,944 ordinary shares into which 19,437,944 non-voting ordinary shares held by the Funds at December 13, 2024 may be redesignated on a 1-for-1 basis without additional consideration, as such redesignation is subject to beneficial ownership limitations such that the non-voting ordinary shares are only redesignated to the extent that after giving effect to such redesignation the holders thereof, their affiliates and any persons who are members of a Section 13(d) group with the holders or their affiliates would beneficially own in the aggregate, for purposes of Rule 13d-3 under the Exchange Act, no more than 19.9% of the outstanding ordinary shares. Due to such limitations, at December 13, 2024, the Funds could not redesignate any non-voting ordinary shares. The Adviser GP is the sole general partner of the Adviser. Pursuant to management agreements, as amended, among the Adviser, the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds and thus the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The Adviser GP and the Adviser, and Felix J. Baker and Julian C. Baker as managing members of the Adviser GP, may be deemed to be beneficial owners of securities directly held by the Funds. In addition, the number of shares beneficially owned includes 10,200 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025, as well as 5,100 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025, both granted to Felix J. Baker, in his capacity as a member of our Board. The policies of the Funds and the Adviser do not permit managing members of the Adviser GP to receive compensation for serving as a director on our Board, and the Funds are instead entitled to an indirect proportionate pecuniary interest in these securities. Solely as a result of their ownership interest in (i) the general partners of the Funds and (ii) the Funds, Felix J. Baker and Julian C. Baker may be deemed to have an indirect pecuniary interest in the ordinary shares received upon settlement of RSUs and ordinary shares received upon the exercise of share options (i.e. no direct pecuniary interest), in each case that are issued as compensation for Felix J. Baker’s service on our Board. The address of the Adviser, the Adviser GP, Felix J. Baker and Julian C. Baker is 860 Washington Street, 3rd Floor, New York, New York 10014.
(2)	This information shown is as of December 13, 2024 and is based on a Schedule 13G filed on December 20, 2024 by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. (“Point72 Capital Advisors Inc.”) and Steven A. Cohen (“Mr. Cohen”). Consists of 4,230,302 ADSs, representing 4,230,302 ordinary shares, held by Point72 Associates, LLC (“Point72 Associates”). Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen directly own no ordinary shares. Pursuant to an investment management agreement, Point72 Asset Management maintains investment and voting power with respect to the securities held by Point72 Associates. Point72 Capital Advisors Inc. is the general partner of Point72 Asset Management. Mr. Cohen controls each of Point72 Asset Management and Point72 Capital Advisors Inc. Cubist Systematic Strategies, LLC, an advisor under common control with Point72 Asset Management, acts as a sub-advisor with respect to a portion of the ordinary shares. The address of the principal business office of Point72 Asset Management, Point72 Capital Advisors Inc. and Mr. Cohen is 72 Cummings Point Rd. Stamford, Connecticut 06902.
(3)	The information shown is as of November 21, 2024 and is based on a Schedule 13G filed on December 19, 2024. Consists of 3,452,330 ADSs, representing 3,452,330 ordinary shares, held by Forbion Growth Opportunities Fund II Cooperatief U.A. (“Forbion Growth II COOP”). Forbion Growth II Management B.V. (“Forbion Growth II”), the director of Forbion Growth II COOP, may be deemed to have voting and investment power over the shares held directly by Forbion Growth II COOP. The address of the principal business and principal office of Forbion Growth II COOP and Forbion Growth II is c/o Forbion Capital Partners, Gooimeer 2-35, 1411 DC Naarden, The Netherlands.
(4)	The information shown is as of December 31, 2024 and is based on an Amendment No. 3 to a Schedule 13G filed on February 14, 2025. Consists of 1,276,081 ADSs, representing 1,276,081 ordinary shares, as well as 2,054,155 ADSs representing 2,054,155 ordinary shares into which 2,054,155 non-voting ordinary shares may be redesignated on a 1-for-1 basis without additional consideration. The securities are beneficially owned by Deep Track, Deep Track Biotechnology Master Fund, Ltd. and David Kroin. Deep Track is the relevant entity for which David Kroin may be considered a control person. The address of Deep Track and David Kroin is 200 Greenwich Ave, 3rd Floor, Greenwich, Connecticut 06830.

(5)	This information shown is as of December 31, 2024 and is based on a Schedule 13G filed on February 11, 2025. Consists of 2,610,337 ADSs, representing 2,610,337 ordinary shares, with respect to which Westfield Capital Management Company, L.P. (“Westfield”) has sole investment and dispositive power. Westfield has sole voting power with respect to 2,055,253 ADSs. The shares are owned of record by clients of Westfield, in its capacity as investment adviser. Westfield’s clients have the right to receive, or the power to direct the receipt of, dividends or proceeds from the sale of the securities. The address of Westfield is 1 Financial Center, 24th Floor, Boston, Massachusetts 02111.
(6)	Consists of one ordinary share, 275,593 ADSs, representing 275,593 ordinary shares, and 1,185,682 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025.
(7)	Consists of one ordinary share, 2,139 ADSs, representing 2,139 ordinary shares, and 63,500 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025.
(8)	Consists of 6,409 ADSs, representing 6,409 ordinary shares, and 92,270 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025.
(9)	Consists of one ordinary share, 25,332 ADSs, representing 25,332 ordinary shares, and 180,676 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025.
(10)	Consists of 4,959 ADSs, representing 4,959 ordinary shares, and 77,386 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025.
(11)	Consists of 10,750 ADSs, representing 10,750 ordinary shares, 103,625 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 7,562 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025.
(12)	Consists of 10,750 ADSs, representing 10,750 ordinary shares, 68,625 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 7,562 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025.
(13)	Consists of 10,750 ADSs, representing 10,750 ordinary shares, 103,625 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 7,562 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025.
(14)	Consists of 21,500 ADSs, representing 21,500 ordinary shares, 283,389 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 15,125 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025.
(15)	Consists of 10,696 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 5,348 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025.
(16)	Consists of 174,677 ADSs, representing 174,677 ordinary shares, 71,625 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 7,562 ordinary shares associated with vested RSUs which may be settled within 60 days of April 14, 2025.
(17)	Consists of 11,437,834 ADSs, representing 11,437,834 ordinary shares, 41,126 ordinary shares, 2,611,886 ordinary shares issuable upon the exercise of share options exercisable within 60 days of April 14, 2025 and 55,821 ordinary shares issuable upon the vesting and/or settlement of RSUs within 60 days of April 14, 2025.

ADDITIONAL INFORMATION

U.K. Statutory Annual Accounts and Reports of the Board and Auditors of Bicycle Therapeutics plc for the year ended December 31, 2024

Consistent with its obligations under the Companies Act, our Board will present at the AGM our 2024 U.K. Annual Report, which has been approved by and, where appropriate, signed on behalf of our Board and will be delivered to the Registrar of Companies in the United Kingdom following the AGM. A copy of our directors’ remuneration report, including the directors’ remuneration policy, which was approved by shareholders in a binding vote at the AGM on June 13, 2023 and is unchanged this year, is included as Annex A to this proxy statement. A complete copy of our 2024 U.K. Annual Report, including the directors’ report, strategic report and auditor’s report on our U.K. accounts are being sent to you as part of the Proxy Materials. We will provide our shareholders with an opportunity to raise questions in relation to the 2024 U.K. Annual Report at the AGM.

Shareholders’ Rights to Call a General Meeting

Our shareholders have the right to call a meeting of our shareholders. The Companies Act generally requires the directors to call a general meeting once we have received requests to do so from shareholders representing at least 5% of our paid-up shares entitled to vote at a general meeting. The Companies Act generally prohibits shareholders of a U.K. public limited company from passing written resolutions. However, significant shareholders would, in any case, still have the power to call a general meeting and propose resolutions. These provisions are mandatory under the Companies Act and cannot be waived by our shareholders.

Shareholder Proposals and Director Nominations for 2026 Annual General Meeting

Shareholders who intend to present proposals for inclusion in our proxy statement for our 2026 annual general meeting must electronically deliver or mail any such proposal to our Company Secretary no later than 120 days before the anniversary of the date on which we sent our proxy materials for the AGM, or December 24, 2025. However, if the date of such annual general meeting is more than 30 calendar days from the date of the anniversary of the AGM, then the notice must be received by our Company Secretary a reasonable time before we begin to print and send our proxy materials. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2026 annual general meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

Shareholders who intend to submit proposals for consideration at our 2026 annual general meeting, but not submitted for inclusion in our proxy statement for our 2026 annual general meeting, must electronically deliver or mail any such proposal to our Company Secretary no later than 45 days before the anniversary of the date of the AGM, or May 1, 2026. However, if the date of the 2026 annual general meeting is changed by more than 30 calendar days from the date of the anniversary of the AGM, the notice must be received by our Company Secretary at least 45 days prior to the date we intend to distribute our proxy materials with respect to the 2026 annual general meeting. If a shareholder does not timely provide notice as described above, proxies solicited on behalf of our management for the 2026 annual general meeting will confer discretionary authority to vote with respect to any such matter, as permitted by Rule 14a-4 of the Exchange Act. In addition, under section 338 of the Companies Act, shareholders representing at least 5% of the total voting rights of the holders entitled to vote on a resolution at an annual general meeting, or at least 100 shareholders entitled to vote at an annual general meeting and who hold, on average, shares with a paid up nominal value of at least £100 per shareholder, may require us to give notice of a resolution to be moved at the 2026 annual general meeting. Provided the applicable thresholds are met, notice of the resolution must be received by our Company Secretary at least six weeks prior to the date of the 2026 annual general meeting, or, if later, at the time notice of the 2026 annual general meeting is delivered to shareholders.

In addition to satisfying the forgoing requirements under our articles of association and the Companies Act, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the anniversary of the AGM, or when such date falls on a Saturday, Sunday or holiday, the next business day, which is April 20, 2026.

All shareholder proposals or notices should be sent to the Company at the following address: Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, Attn: Company Secretary.

Shareholder Rights

Under section 527 of the Companies Act, members meeting the threshold requirement set out in that section have the right to require us to publish on a website a statement setting out any matter relating to: (i) the audit of our accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the AGM; or (ii) any circumstance connected with our auditor ceasing to hold office since the previous meeting at which annual accounts or reports were laid in accordance with section 437 of the Companies Act. We may not require the shareholders requesting any such website publication to pay our expenses in complying with sections 527 or 528 of the Companies Act. Where we are required to place a statement on a website under section 527 of the Companies Act, we must forward the statement to our auditor not later than the time when we make the statement available on the website. The business which must be dealt with at the AGM includes any statement that we have been required, under section 527 of the Companies Act, to publish on a website.

Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Materials with respect to two or more shareholders sharing the same address by delivering a single set of Proxy Materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Proxy Materials. A single set of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Proxy Materials, please notify your broker or us. Direct your written request to Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom, Attn: Jim Sutcliffe, Company Secretary, or contact us via telephone at +44 1223 261503. Shareholders who currently receive multiple copies of the Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Questions

If you have any questions or need more information about the AGM please write to us at:

Bicycle Therapeutics plc

Attn: Jim Sutcliffe, Company Secretary

Blocks A & B, Portway Building, Granta Park

Great Abington

Cambridge, CB21 6GS

United Kingdom

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available without charge upon written request to: Company Secretary, Bicycle Therapeutics plc, Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge, CB21 6GS, United Kingdom.

Annex A

Directors’ Remuneration Report

Annual Statement from the Chair of the Compensation Committee

Dear Shareholders,

As the Chair of the Compensation Committee (the “Committee”), I am pleased to present, on behalf of the board of directors (the “Board”) of Bicycle Therapeutics plc (the “Parent Company” and, together with its subsidiaries, the “Company”, “Bicycle”, “our”, “we” or “us”), the Directors’ Remuneration Report for the year ended 31 December 2024 (the “Remuneration Report”), which is the Company’s sixth such report following the Parent Company’s initial public offering (the “IPO”) and listing on The Nasdaq Stock Market (“NASDAQ”) on 23 May 2019.

The Remuneration Report will be subject to an advisory vote at the forthcoming Annual General Meeting to be held on 17 June 2025 (the “AGM”). There are no other matters that the Parent Company requires approval for under Chapter 4A of Part 10 of the Companies Act 2006. The Directors’ Remuneration Policy (the “Remuneration Policy”) was approved by the shareholders at the Parent Company’s AGM on 13 June 2023. Following the IPO in May 2019, this will be the Parent Company’s sixth AGM as a listed company.

Introduction

Our shareholders approved our Remuneration Policy at our AGM on 13 June 2023. We believe that our approved Remuneration Policy provides an appropriate framework to meet our objectives to establish a broad range of remuneration programs and policies that both compensate and incentivise directors and senior executives to deliver growth in a long-term and sustainable manner, and that are aligned strategically with our shareholders to appropriately position the Company as a global biopharmaceutical company.

As we move into 2025 and beyond, the Committee’s role will be to continue to ensure that directors and senior executives are appropriately compensated and incentivised to deliver growth in a long-term and sustainable manner, and to continue establishing remuneration programs that are grounded in market practice, effective at driving proper executive behaviours, clearly link pay and performance and are cost-efficient overall to shareholders. Key considerations that guided the establishment of our Remuneration Policy and which will guide its implementation are described in more detail on page A-3 of the Remuneration Report. The Remuneration Policy will be renewed every three years (unless a revised policy is approved by the shareholders).

The global marketplace for talent

We are a pharmaceutical company headquartered in the U.K. and with operations in both the U.K. and the U.S. Given that the market for experienced directors and pharmaceutical executive talent, particularly in the U.S., is very competitive, the Committee references the U.S. market as the leading indicator for executive and director remuneration levels and practices. This will help attract and retain directors and motivate the superior executive talent needed to successfully manage the Company’s complex global operations. Being consistent in this market view of the U.S. as the primary benchmark for remuneration practices for our Executive and Non-Executive Directors is key for us as we build our global operations in a manner designed to deliver sustainable long-term growth and shareholder value.

In taking any actions, the Committee is mindful of the general U.K. compensation framework, including investor bodies’ guidance and the U.K. Corporate Governance Code, and has considered these when determining the remuneration programs and policies where it believes they best serve the long-term interests of shareholders.

Pay for performance

We believe that a significant portion of the remuneration of our Executive Director should be based on achieving objectives designed to create inherent value for us, and ultimately on achieving value creation for our shareholders. In line with this belief, the compensation of our Executive Director includes short term incentives based on corporate and personal goals. Similarly, all directors receive equity incentives designed to reward long-term value creation for our shareholders.

Directors’ Remuneration Report (continued)

2024 remuneration outcome

As outlined above, a core principle of Bicycle’s Remuneration Policy is the link between pay and performance. In the financial year 2024 (being the year ended 31 December 2024), the annual bonus paid to Kevin Lee, our Chief Executive Officer (“CEO”), was determined by the Board following an assessment of the corporate and personal objectives achieved in the year. Kevin Lee received a bonus of 132% of his target bonus, which resulted in a total bonus pay out of 86% of salary earned for the financial year 2024. The bonus was paid in cash in February 2025. This outcome was based on achievements versus goals in the following key areas: Clinical, Research & Development and Collaborations and Corporate and Business Development. In considering the above outcomes, the Committee assessed whether the outcomes reflected the underlying performance of the Company and concluded that no discretionary adjustments were required, and no discretions were exercised in relation to any other director’s remuneration. Please see the remainder of the Remuneration Report for additional detail on this bonus outcome and the pay for performance linkage.

Kevin Lee also received two equity-based awards on 2 January 2024, being (i) an option grant over 155,000 ordinary shares with an exercise price of $18.08, and (ii) an RSU grant over 77,000 ordinary shares.

Some of the key highlights of the 2024 year included:

●	Initiation of the Phase II/III Duravelo-2 registrational trial for zelenectide pevedotin, formerly BT8009, in metastatic urothelial cancer (“mUC”) in the first quarter of 2024;
●	Announcement of clinical updates for the ongoing Phase I/II clinical trials for zelenectide pevedotin, BT5528 and BT7480;
●	Announcement of first human imaging data for a BRC molecule targeting MT1-MMP as well as preclinical data demonstrating optimised BRC radioisotope delivery, and an outline of our strategy for leadership in next-generation radiopharmaceuticals;
●	Announcement of our development strategy leveraging NECTIN4 gene amplification for zelenectide pevedotin in breast cancer, lung cancer and multiple tumour types as well as results from post-hoc analyses of late-line breast cancer and lung cancer patients showing enhanced anti-tumour activity of zelenectide pevedotin monotherapy in patients with NECTIN4 gene amplification and/or polysomy;
●	Announcement of topline combination data for zelenectide pevedotin in combination with pembrolizumab in first-line mUC; and
●	Successful private placement with net proceeds of approximately $544.1 million in May 2024.

Other than determining remuneration outcomes and making grants, the Committee made no major decisions, and no significant changes were made, in relation to director remuneration during the financial year 2024.

Conclusion

The Committee believes the proposals put forth in this report will properly motivate our directors and senior executives to deliver sustainable growth and shareholder value over the long term and do so in a responsible and cost-efficient manner.

I hope that you find the information in this report helpful and I look forward to your support at our AGM.

Yours sincerely,

Janice Bourque
Chair of the Compensation Committee
17 April 2025

Directors’ Remuneration Report (continued)

Remuneration Policy

This part of the Remuneration Report sets out the Remuneration Policy and has been prepared in accordance with the Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013, the Companies (Miscellaneous Reporting) Regulations 2018, and the Companies (Directors’ Remuneration Policy and Directors’ Remuneration Report) Regulations 2019.

The Remuneration Policy was approved by shareholders in a binding vote at the AGM on 13 June 2023 and took effect from the date of approval and will continue to apply for a maximum period of three years (or until a revised policy is approved by shareholders). The Remuneration Policy is unchanged this year, and as such is not subject to a shareholder vote.

The scenario charts have been updated to reflect the intended application of the approved policy for the 2025 financial year and references to prior financial years have been updated where appropriate to aid understanding. A copy of the shareholder-approved policy (including the scenario charts for the 2023 financial year) is in the Annual Report and Financial Statements for the Year Ended 31 December 2022, which is available on the Company’s website at https://investors.bicycletherapeutics.com/annual-reports.

Key considerations when determining the Remuneration Policy

The Committee designed the Remuneration Policy with a number of specific objectives in mind. The Remuneration Policy should:

●	attract, retain and motivate high calibre senior management and focus them on the delivery of the Company’s strategic and business objectives;
●	encourage a corporate culture that promotes the highest level of integrity, teamwork and ethical standards;
●	be competitive against appropriate market benchmarks (being predominantly the U.S. biotech sector) and have a strong link to performance, providing the ability to earn above-market rewards for strong performance;
●	be simple and understandable, both internally and externally;
●	encourage increased equity ownership to motivate executives in the overall interests of shareholders, the Company, employees and customers; and
●	take due account of good governance and promote the long-term success of the Company.

In seeking to achieve the above objectives, the Committee is mindful of the views of a broad range of stakeholders in the business and accordingly takes account of a number of factors when setting remuneration including: market conditions; pay and benefits in relevant comparator organisations; terms and conditions of employment across the Company; the Company’s risk appetite; the expectations of institutional shareholders; and any specific feedback received from shareholders and other stakeholders.

Remuneration Policy table

The table in the following pages sets out, for each element of pay, a summary of how remuneration is structured and how it supports the Company’s strategy.

Directors’ Remuneration Report (continued)

Executive Directors

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Base salary

To recruit and retain Executive Directors of the highest calibre who are capable of delivering the Company’s strategic objectives, reflecting the individual’s experience and role within the Company.

Base salary is designed to provide an appropriate level of fixed income to avoid any over-reliance on variable pay elements that could encourage excessive risk taking.

Salaries are normally reviewed annually, and changes are generally effective from 1 January each year.

The annual salary review for Executive Directors takes a number of factors into consideration, including:

•

business performance;

•

salary increases awarded to the overall employee population;

•

skills and experience of the individual over time;

•

scope of the individual’s responsibilities;

•

changes in the size and complexity of the Company;

•

market competitiveness assessed by periodic benchmarking; and

•

the underlying rate of inflation.

If salary is set in USD but paid to a U.K.-based Executive Director it will be converted and paid in GBP pursuant to the terms of the applicable service agreement or company policy (as amended from time to time).

Whilst there is no prescribed formulaic maximum, any increases will take into account prevailing market and economic conditions and the approach to employee pay throughout the organisation.

In assessing base salaries, the Committee takes into account market data, but does not target a specific percentile when setting pay levels, rather considers it as one factor along with several others including Company and individual performance, tenure, past experiences and expected future contributions. Base salary increases are awarded at the discretion of the Committee; however, salary increases will normally be no greater than the general increase awarded to the wider workforce, in percentage of salary terms unless the salary is meaningfully below peers.

In addition, a higher increase may be made where an individual had been appointed to a new role at below-market salary while gaining experience. Subsequent demonstration of strong performance may result in a salary increase that is higher than that awarded to the wider workforce.

Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Benefits

Reasonable benefits-in-kind are provided to support Executive Directors in carrying out their duties and assist with retention and recruitment.

The Company aims to offer benefits that are in line with market practice.

The main benefits currently provided include private health insurance, long-term disability, critical illness and death in service.

Under certain circumstances the Company may offer relocation allowances or assistance. Expatriate benefits may be offered where relevant including fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax.

Travel, accommodation and any reasonable business-related expenses (including tax thereon) may be reimbursed.

Executive Directors may become eligible for other benefits in future where the Committee deems it appropriate. Where additional benefits are introduced for the wider workforce, Executive Directors may participate on broadly similar terms.

Executive Directors are eligible to participate in the Company’s all-employee share plans on the same terms as other employees in the jurisdiction in which they are engaged.

		Not applicable	Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Pensions The Company aims to provide a contribution towards life in retirement.	Executive Directors are eligible to receive employer contributions to the Company’s Group Personal Pension Scheme or a salary supplement in lieu of pension benefits, or a mixture of both.	Up to 12% of salary per annum for Executive Directors, C-level executives and senior managers. The rest of the workforce is up to 10%.	Not performance related.
Annual Performance Bonus

The annual bonus scheme rewards the achievement of stretching objectives that support the Company’s corporate goals and delivery of the business strategy.

Bonuses are determined based on annual corporate and personal performance measures and targets that are agreed between the Executive Directors and the Board (following the Committee’s recommendation) for each financial year.

Bonuses may be paid in cash or in equity awards.

Payment of bonuses is conditional on the Executive Directors being in employment (and not having served notice of termination). A deferral period may be applied to bonuses.

The Committee may, in appropriate circumstances, override the formulaic outcome to amend the bonus payout or provide for an additional bonus payment, should this not, in the view of the Committee, reflect overall business performance or individual contribution.

The maximum target bonus opportunity for Executive Directors is 80% of salary, with a maximum bonus opportunity of up to two times the target opportunity (i.e., a maximum total of 160% of salary).

For threshold performance, no more than 50% of target bonus may be payable.

For 2025, the target bonus opportunity for Executive Directors will be no more than 65% of salary, with a maximum bonus opportunity of up to 150% of the target opportunity. In addition there is an opportunity based on personal objectives to receive up to an additional 50% of the total bonus outcome (i.e. a maximum total of 146% of salary).

The Committee may, in appropriate circumstances, waive the maximum target bonus opportunity for Executive Directors where an additional bonus payout is made to reflect overall business performance or individual contribution.

Performance measures are determined by the Committee each year and may vary to ensure that they promote the Company’s business strategy and shareholder value.

The performance measures may include financial, strategic and/or personal objectives.

The Committee may alter the bonus outcome (up or down) if it considers that the pay-out derived from a formula is inconsistent with the Company’s overall performance, taking account of any factors it considers relevant. This will help ensure that payments reflect overall Company performance during the period.

The Committee may, in appropriate circumstances, disapply any performance measures or award a bonus without such performance measures, should they not, in the view of the Committee, reflect overall business performance or individual contribution.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
2019 Share Option Plan (“SOP”)

The SOP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

No new options will be granted under the SOP.

Awards will typically be granted annually, in the form of options although may also be granted more or less frequently.

Options are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting in equal monthly instalments thereafter. The Committee may vary the vesting schedule of options as it considers appropriate.

The Committee may unilaterally modify the terms of equity awards, in particular to reprice underwater options to provide for a lower exercise price.

The Committee has discretion to decide whether and to what extent any deferral or holding period applies to options or to the shares acquired on the exercise of options.

There is no defined maximum opportunity under the SOP. However, the Committee will generally work within the benchmarking guidelines provided by our compensation consultants. We seek to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Such conditions may be strategic objectives which may include milestones events, financial, strategic and/or personal objectives.

Share options are granted with an exercise price no less than the fair market value of the shares on the date of grant. Accordingly, share options will only have value to the extent the Company’s share price appreciates following the date of grant.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period.

Options vest in full on a change of control.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics

2020 Equity Incentive Plan (“EIP”) (or any supplemental or successor equity plan)

The EIP is designed to incentivise the successful execution of business strategy over the longer term and provide long-term retention.

Facilitates share ownership to provide further alignment with shareholders.

Awards may be granted in the form of options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted under the EIP or by any other equity incentive plan operated by the Company from time to time.

Awards will typically be granted annually to continuing employees, although may also be granted more or less frequently.

Awards are typically subject to vesting over a four-year period, with 25% of the award vesting on the first anniversary of the grant, and the remainder vesting either in equal monthly or quarterly instalments thereafter. The Committee may vary the vesting schedule of awards as it considers appropriate.

The Committee has discretion to decide whether and to what extent any deferral or holding period applies to awards or to the shares acquired following the vesting of awards.

The Committee may unilaterally modify the terms of share options, in particular to reprice underwater options to provide for a lower exercise price.

There is no defined maximum opportunity under the EIP. However, the Committee will generally work within the benchmarking guidelines provided by our compensation consultants. We seek to establish equity-based remuneration competitive to that offered by a set of comparable companies with whom we may compete for talent.

Performance conditions may apply to awards. Such conditions may be strategic objectives which may include milestones events, financial, strategic and/or personal objectives.

Any performance conditions set will be designed to incentivise performance in support of the Company’s strategy and business objectives.

The Committee has flexibility to vary the mix of measures or introduce new measures for each subsequent award taking into account business priorities at the time of grant.

The Committee may amend, relax or waive performance conditions if it considers that they have become unfair or impractical. This will help ensure that vesting reflects overall Company performance during the period. Awards vest in full on a change of control.

Directors’ Remuneration Report (continued)

Chair and Non-Executive Directors

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and benefits
To attract Non-Executive Directors who have a broad range of experience and skills to provide independent judgement on issues of strategy, performance, resources and standards of conduct.

Non-Executive Directors receive an annual retainer paid in cash, comprising a base fee plus additional fees for Committee Chairpersonship or membership. Such fees are set based on peer group comparator data.

Non-Executive Directors who participate and serve on any membership committee or advisory board of or for the Company may also receive a retainer paid in cash annually or for each meeting attended. Such fees are set based on peer group comparator data.

The Chair’s fee is reviewed annually by the Committee (without the Chair present). Fee levels for the Non-Executive Directors are determined by directors upon the recommendation of the Committee.

When reviewing fee levels, account is taken of market movements in fee levels, Board committee responsibilities, ongoing time commitments and the general economic environment.

In exceptional circumstances, if there is a temporary yet material increase in the time commitments for Non-Executive Directors, the Board may pay additional fees to recognise that additional workload.

When reviewing fee levels, account is taken of market movements in the fees of Non-Executive Directors, Board Committee responsibilities and ongoing time commitments, as well as the underlying rate of inflation.

Actual fee levels are disclosed in the Directors’ Remuneration Report for the relevant financial year.

Not performance related.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Fees and Benefits (continued)

Non-Executive Directors ordinarily do not participate in any pension, bonus or performance-based share incentive plans. Travel, accommodation and other business-related expenses incurred in carrying out the role as well as fees for tax advice associated with completion of international tax returns will be paid by the Company including, if relevant, any gross-up for tax.

Tax equalisation benefits may be provided to Non-Executive Directors who are required to relocate or become tax resident in a new jurisdiction.

Non-Executive Director fees are generally denominated and paid in USD but may be denominated and/or paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director. Any currency conversions are calculated in accordance with the applicable Company procedure from time to time.

Non-Executive Director fees in respect of those Non-Executive Directors who are appointed by an investor (or group of investors) in the Parent Company may be paid to those investor(s) on behalf of the relevant Non-Executive Director.

Non-Executive Director fees are payable in arrears in twelve monthly instalments, subject to deduction of applicable income tax or national insurance which the Company is required by law to deduct and any other statutory deductions, provided that the amount of such payment shall be prorated for any portion of such month during which the Non-Executive Director was not serving.

Directors’ Remuneration Report (continued)

Purpose and link to strategy	Operation	Maximum opportunity	Performance metrics
Equity Awards
To facilitate share ownership and provide alignment with shareholders.

Non-Executive Directors may receive equity awards under the EIP (or options, share appreciation rights, restricted shares, restricted share units or such other form as may be permitted by any other equity incentive plan operated by the Company from time to time).

Non-Executive Directors will generally receive an initial equity award upon appointment or election. Initial equity awards normally vest over a period of three years from the date of appointment, subject generally to continued service.

In addition, Non-Executive Directors may be granted awards annually with such time-based vesting terms as the Committee may determine. If a new Non-Executive Director joins the Board following the date of grant of an annual grant in any calendar year, such Non-Executive Director will be granted a pro rata portion of the next annual grant, based on the time between his or her appointment and the date of such annual grant.

The Committee may, in its sole discretion, provide for deferred settlement of RSUs awarded to a Non-Executive Director.

Additional grants may be made during a year of appropriate in the circumstances.

The Committee may unilaterally modify the terms of equity awards, in particular to reprice underwater options to provide for a lower exercise price.

There is no maximum award level for equity awards to Non-Executive Directors.

The size of the equity awards is determined by the full Board, upon recommendation of the Compensation Committee.

When reviewing award levels, account is taken of market movements in equity awards, Board committee responsibilities, ongoing time commitments and the general economic conditions.

Not performance related. Awards vest in full on a change of control.

Directors’ Remuneration Report (continued)

Notes to the policy table

Legacy arrangements

For the duration of this Remuneration Policy, the Company will honour any commitments made in respect of current or former directors before the date on which either: (i) the Remuneration Policy becomes effective; or (ii) an individual becomes a director, even when not consistent with the Remuneration Policy set out in this report or prevailing at the time such commitment is fulfilled, in each case subject to the terms of any prior policy in place at the time such awards or commitments were granted or made, if applicable. For the avoidance of doubt, all outstanding historic awards that were granted in connection with, or prior to, listing on Nasdaq and/or under the SOP remain eligible to vest based on their original or modified terms.

Payments may be made in respect of existing awards under the SOP and the Committee may exercise any discretions available to it in connection with such awards in accordance with the rules of the SOP and relevant award documentation. Options granted under the SOP vest in full on a change of control.

Payments may be made in respect of consultancy services provided by Pierre Legault pursuant to a consulting agreement entered into between Stone Sunny Isles, Inc., and Stone Atlanta Estates LLC, the successor-in-interest to Stone Sunny Isles, Inc., and Bicycle Therapeutics Inc. dated 15 March 2019 pursuant to which it has agreed to make available Pierre Legault to provide advisory services to us as requested by our Board of Directors or our chief executive officer. Stone Atlanta Estates LLC provided consultancy services of $0.3 million during the year ended 31 December 2024 (2023: $0.2 million). Pierre Legault is the President, Treasurer and Director of Stone Atlanta Estates LLC, the successor-in-interest to Stone Sunny Isles, Inc.

Performance conditions

The choice of annual bonus performance metrics reflects the Committee’s belief that any incentive remuneration should be appropriately challenging and tied to the delivery of key strategic objectives intended to ensure that Executive Directors are incentivised to deliver across a range of objectives for which they are accountable. The Committee has retained flexibility on the specific measures which will be used to ensure that any measures are fully aligned with the strategic imperatives prevailing at the time they are set.

The targets for the bonus scheme for the forthcoming year will be set out in general terms, subject to limitations with regards to commercial sensitivity. The full details of the targets will be disclosed when they are in the public domain and are no longer considered commercially sensitive.

Where used, performance conditions applicable to EIP awards (or other equity incentive plans operated by the Company from time to time) will be aligned with the Company’s objective of delivering superior levels of long-term value to shareholders. Prior to each award, the Committee has flexibility to select measures that are fully aligned with the strategy prevailing at the time awards are granted.

The Committee will review the calibration of targets applicable to the annual bonus, and the EIP in years where performance measures apply, annually to ensure they remain appropriate and sufficiently challenging, taking into account the Company’s strategic objectives and the interests of shareholders.

Recovery and withholding

The Company does not currently have a policy on recovery and withholding. The Committee reserves the right to make any remuneration payments subject to withholding or recovery in appropriate circumstances and to establish a policy on recovery and withholding in the future.

Differences in remuneration policy between Executive Directors and other employees

The overall approach to reward for employees across the workforce is a key reference point when setting the remuneration of the Executive Directors. When reviewing the salaries of the Executive Directors, the Committee pays close attention to pay and employment conditions across the wider workforce and in normal circumstances the increase for Executive Directors will be no higher than the average increase for the general workforce.

Directors’ Remuneration Report (continued)

The key difference between the remuneration of Executive Directors and that of our other employees is that, overall, at senior levels, remuneration is increasingly long-term, and ‘at risk’ with an emphasis on performance-related pay linked to business performance and share-based remuneration. This ensures that remuneration at senior levels will increase or decrease in line with business performance and provides alignment between the interests of Executive Directors and shareholders. In particular, long-term incentives are provided only to the most senior executives as they are reserved for those considered to have the greatest potential to influence overall levels of performance.

Committee discretion in operation of variable pay schemes

The Committee operates under the powers it has been delegated by the Board. In addition, where relevant, it complies with rules that are either subject to shareholder approval or by approval from the Board. These rules provide the Committee with certain discretions which serve to ensure that the implementation of the Remuneration Policy is fair, both to the individual director and to the shareholders. The Committee also has discretions to set components of remuneration within a range, from time to time. Where appropriate, the extent of such discretions is set out in the relevant rules and/or described in the policy table above. To ensure the efficient administration of the variable incentive plans outlined above, the Committee will apply certain operational discretions.

These include the following:

●	selecting the individuals who will receive awards under the plans on an annual basis;
●	determining the timing of grants of awards and/or payments;
●	determining the quantum of awards and/or payments;
●	determining the choice (and adjustment) of any performance measures and targets, vesting schedules, exercise prices (where applicable), option repricing (where applicable) and other award terms for each incentive plan;
●	determining the extent of vesting, including for leavers;
●	making the appropriate adjustments (including to any performance targets) required in certain circumstances, for instance for changes in capital structure;
●	determining “good leaver” status and the impact of certain corporate events, if applicable, for incentive plan purposes and determining and applying the appropriate treatment;
●	interpreting the plan rules and award agreements where necessary; and
●	undertaking the annual review of weighting of performance measures and setting targets for the annual bonus plan and other incentive schemes, where applicable, from year to year.

If an event occurs which results in the annual bonus plan or EIP (where performance conditions apply) performance conditions and/or targets being deemed unfair or impractical (e.g. material acquisition or divestment), the Committee will have the ability to make amend, relax or waive (and/or recommend such alterations to the Board for approval) to the measures and/or targets and alter weightings. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration and may, as appropriate, be the subject of consultation with the Parent Company’s major shareholders.

The Committee retains the discretion to award ad hoc bonus payments outside the annual bonus plan, if an event or circumstance occurs in which the annual bonus plan does not reflect the overall business performance, individual contribution or external factors which impacts the workforce. Any use of the above discretion would, where relevant, be explained in the Annual Report on Remuneration and may, as appropriate, be the subject of consultation with the Parent Company’s major shareholders.

The Committee may make minor amendments to the Remuneration Policy (for regulatory, exchange control, tax or administrative purposes or to take account of a change in legislation) without obtaining shareholder approval for that amendment.

Directors’ Remuneration Report (continued)

Shareholder views

The Board is committed to dialogue with shareholders and intends to engage directly with them and their representative bodies when considering any significant changes to our remuneration arrangements. The Committee will consider shareholder feedback received following the AGM, as well as any additional feedback and guidance received from time to time. This feedback will be considered by the Committee as it develops the Company’s remuneration framework and practices going forward. Assisted by its independent adviser, the Committee also actively monitors developments in the expectations of institutional investors and their representative bodies.

Employment conditions

The Committee is regularly updated throughout the year on pay and conditions applying to Company employees. Where significant changes are proposed to employment conditions and salary levels elsewhere in the Company these are highlighted for the attention of the Committee at an early stage and the Committee will take such employment considerations into account when setting directors’ remuneration.

Whilst the Committee does not currently consult directly with employees regarding its policy for directors, the Committee is considering the best method of bringing the employee voice to the boardroom.

Other remuneration policies

Remuneration for new appointments

Where it is necessary to appoint or replace an Executive Director or to promote an existing Executive Director, the Committee’s approach when considering the overall remuneration arrangements in the recruitment of a new Executive Director is to take account of the calibre, expertise and responsibilities of the individual, his or her remuneration package in their prior role and market rates. Remuneration will be in line with the Remuneration Policy and the Committee will not pay more than is necessary to facilitate their recruitment.

The remuneration package for a new Executive Director will be set in accordance with the terms of the Company’s approved remuneration policy in force at the time of appointment. Further details are provided below:

Salary

The Committee will set a base salary appropriate to the calibre, experience and responsibilities of the new appointee. In arriving at a salary, the Committee may take into account, amongst other things, the market rate for the role and internal relativities.

The Committee has the flexibility to set the salary of a new Executive Director at a lower level initially, with a series of planned increases implemented over the following few years to bring the salary to the desired positioning, subject to individual performance.

In exceptional circumstances, the Committee has the ability to set the salary of a new Executive Director at a rate higher than the market level to reflect the criticality of the role and the experience and performance of the individual.

Benefits

Benefits will be consistent with the principles of the policy set out on page A-5. The Company may award certain additional benefits and other allowances including, but not limited to, those to assist with relocation support, temporary living and transportation expenses, educational costs for children, reimbursement of fees for tax advice associated with completion of international tax returns and tax equalisation to allow flexibility in employing an overseas national.

Pension benefits

A maximum employer pension contribution of 12% of salary (or equivalent cash allowance) may be payable for external appointments. For an internal appointment, his or her existing pension arrangements may continue to operate. Any new Executive Director based outside the UK will be eligible to participate in pension or pension allowance, insurance and other benefit programmes in line with local practice.

Annual bonus	The maximum target bonus opportunity is 80% of base salary and the maximum bonus opportunity for new appointments is 225% of their target bonus.

Directors’ Remuneration Report (continued)

Other cash or equity-based awards

Executive Directors may receive awards under the EIP (or other equity incentive plan operated by the Company from time to time) on appointment. The Committee will assess and determine the award level, award vehicle, performance conditions and vesting schedule for each individual on a case-by-case basis. In addition, Executive Directors are eligible to participate in the Company’s all-employee share plans on the same terms as other employees in the jurisdiction in which they are engaged.

In addition, the Committee may offer additional cash and/or equity-based elements in order to “buy-out” remuneration relinquished on leaving a former employer. Any awards made in this regard may have no performance conditions, or different performance conditions, or a different vesting schedule compared to the Company’s existing plans, as the Committee considers appropriate.

Depending on the timing and responsibilities of the appointment, it may be necessary to set different annual bonus or EIP performance measures and targets as applicable to other Executive Directors.

The terms of appointment for a Non-Executive Director would be in accordance with the approved remuneration policy for Non-Executive Directors in force at the time of the appointment.

Service contracts and termination policy

Executive Directors have rolling service agreements (entered into with the Parent Company or a subsidiary thereof) which may be terminated in accordance with the terms of these agreements. The period of notice for Executive Directors (to be given by the employer or the Executive Director) will not normally exceed 6 months. Executive Directors’ service agreements are available for inspection at the Parent Company’s registered office during normal business hours and will also be available to the public if required to be filed by the Parent Company with the SEC. The terms of the current Executive Director’s service contract are:

Name	Position	Date of service contract	Notice period
Kevin Lee	Chief Executive Officer	26 September 2019	6 months either party

The Company’s policy on remuneration for Executive Directors who leave the Company is set out below. The Committee will exercise its discretion when determining amounts that should be paid to leavers (other than in respect of the relevant leaver’s contractual entitlements which will be respected), taking into account the facts and circumstances of each case. Where applicable, the Company may elect to make a payment in lieu of notice (“PILON”) equivalent in value to basic salary and contractual benefits for any unexpired portion of the notice period (but excluding any annual bonus or holiday entitlement that would have otherwise accrued during the notice period).

Where the Executive Director is terminated by the Company without “Cause” (as defined in the service agreement), by the Executive Director for “Good Reason” (as defined in the service agreement), or on the Executive Director’s death, severance pay in addition to any potential PILON and any entitlements in respect of the year to the date of termination in accordance with the applicable terms shall be paid to an Executive Director as set out below, subject to the Executive Director signing a waiver of claims:

Directors’ Remuneration Report (continued)

Element of pay / benefit	Termination other than within 12 months after a relevant “Change in Control” (as defined in the service agreement)	Termination within 12 months after a relevant “Change in Control” (as defined in the service agreement)
Salary	A lump sum payment equal to 12 months’ salary payable.	A lump sum payment equal to 24 months’ salary payable.
Contractual benefits	A lump sum payment equal to the cost to the Company of providing contractual benefits for 12 months (or continuation of such benefits).	A lump sum payment equal to the cost to the Company of providing contractual benefits for 24 months (or continuation of such benefits).
Annual bonus	Not applicable.	A lump sum payment equal to 1.5 times target bonus will be paid.
Share Option Plan (legacy awards)

Options treated in accordance with plan rules.

Good leavers may exercise their options to the extent vested at the time of termination within 12 months after termination.

The Committee has the discretion to accelerate vesting in whole or in part, to extend the exercise window, and/or to waive any applicable performance conditions in whole or in part.

Options subject to time-based vesting (only) accelerate, vest and become exercisable in full. Options subject to performance conditions treated in accordance with plan rules (as described at left).
Equity Incentive Plan	Awards treated in accordance with plan rules. Unless otherwise determined by the Committee, unvested equity awards lapse on the date of termination of employment.	Awards vest in full on a change of control.

The Company is unequivocally against rewards for failure; the circumstances of any departure, including the individual’s performance, would be taken into account in every case. Statutory redundancy payments may be made. Service agreements may be terminated summarily without notice (or on shorter notice periods) and without payment in lieu of notice in certain circumstances, such as gross misconduct or any other material breach of the obligations under their employment contract. The Company may require the individual to work during their notice period or may place them on garden leave during which they would be entitled to full pay and benefits.

Except in the case of gross misconduct or resignation, the Company may at its absolute discretion reimburse for reasonable professional fees relating to the termination of employment and, where an Executive Director has been required to re-locate, to pay reasonable repatriation costs, including possible tax exposure costs and/or settle any other amount the Committee considers reasonable including any statutory entitlements or sums to settle or compromise claims or potential claims in connection with a termination (including, at the discretion of the Committee, reimbursement for legal advice and provision of outplacement services).

Policy on external appointments

The Board believes that it may be beneficial to the Company for executives to hold certain roles outside the Company provided that the Company’s business takes priority. Any such appointments are subject to approval by the Board and the director may retain any fees received. Kevin Lee is currently a director of Alchemab Therapeutics Limited and Macomics Limited. During the year ended 31 December 2024, he received an aggregate of £105k during the year ended 31 December 2024 (2023: £75k) per annum in fees related to external appointments.

Directors’ Remuneration Report (continued)

Non-Executive Directors’ terms of engagement

Each of the Non-Executive Directors is engaged under a Non-Executive Director appointment letter. Each appointment is normally terminable by either party on no more than three months’ written notice (or, in some cases, payment in lieu of notice), but may be terminated immediately in certain circumstances. Under our articles of association, our Board is divided into three classes (Class I, Class II and Class III), with members of each class serving staggered three-year terms. In the event of termination, the Chair and Non-Executive Directors are only entitled to fees accrued to the date of termination together with reimbursement of expenses properly incurred before that date.

The dates of appointment of each of the Non-Executive Directors serving at 31 December 2024 are summarised in the table below. The Parent Company was incorporated on 27 October 2017.

Non-Executive Directors	Date of appointment letter	Date of appointment
Felix Baker	16 April 2024	18 April 2024
Janice Bourque	18 July 2019	18 July 2019
Jose-Carlos Gutierrez-Ramos	17 March 2021	17 March 2021
Richard Kender	20 July 2019	18 July 2019
Pierre Legault (Chairman)	15 March 2019	15 March 2019
Stephen Sands	17 February 2024	20 February 2024
Sir Gregory Winter	24 May 2019	4 December 2017

At the time of the IPO in May 2019 all Non-Executive Directors then appointed except Pierre Legault entered into new letters of appointment which took effect conditional upon completion of the IPO. Felix Baker, Janice Bourque, Richard Kender, Jose-Carlos Gutierrez-Ramos and Stephen Sands each entered into letters of appointment at the time of their appointment to the Board.

Non-Executive Directors’ letters of appointment are available for inspection at the Parent Company’s registered office during normal business hours and will be available for inspection at the AGM.

A company affiliated with Pierre Legault, Stone Atlanta Estates LLC, the successor-in-interest to Stone Sunny Isles, Inc., has also entered into a consulting agreement with Bicycle Therapeutics Inc. dated 15 March 2019 under which it will procure the provision of consulting services by Pierre Legault to the Parent Company. Stone Atlanta Estates LLC provided consultancy services of $0.3 million during the year ended 31 December 2024 (2023: $0.2 million). This consulting agreement is terminable on three months’ written notice (or payment in lieu of notice).

Directors’ Remuneration Report (continued)

Remuneration scenario for Executive Director

The charts below show an estimate of the 2025 remuneration package for the Executive Director under three assumed performance scenarios and these scenarios are based on the Remuneration Policy set out above which will be applicable if it is approved. No performance obligations apply to equity-based awards so they are not included.

Minimum (comprising fixed pay only)

Base salary as of 1 January 2025 of $821k, converted by reference to the GBP : USD exchange rate on 31 December 2024 of 1.25511, cash in lieu of pension of 12% of base salary net of employer National Insurance costs of the cash in lieu and benefits of $2k.

Target

Fixed pay as above.

Assumes target bonus of 65%.

Maximum

 Fixed pay as above.

Assumes maximum bonus payout of 146%.

Directors’ Remuneration Report (continued)

Annual Report on Remuneration

This part of the report has been prepared in accordance with Part 3 of The Large and Medium-sized Companies and Groups (Accounts and Reports) (Amendment) Regulations 2013 and section 420 of the Companies Act 2006. The Annual Report on Remuneration and the Annual Statement by the Chair of the Compensation Committee will be put to a single advisory shareholder vote at the AGM to be held on 17 June 2025. The information from the single total figure of directors’ remuneration on page A-21 to the end of the section on payments to former directors and for loss of office on page A-25 has been audited. The remainder of the Annual Report on Remuneration is unaudited.

Compensation Committee

The current members of the Committee, who are all independent, are Janice Bourque (as Chair of the Committee), Richard Kender and Jose-Carlos Gutierrez-Ramos. Prior to the appointment of Jose-Carlos Gutierrez-Ramos on 18 April 2024, the Committee also included Veronica Jordan who resigned from the Committee on 17 April 2024. Decisions of the Committee are made by majority vote or by unanimous written consent.

The Chair and members of management, the Chief Executive Officer (“CEO”), the Chief Financial Officer (“CFO”), the Chief Accounting Officer and the Chief Operating Officer, are invited to attend meetings where appropriate. Attendees who are not members of the Committee are not involved in any decisions, are not present for any discussions regarding their own remuneration and did not materially assist the Committee.

No conflicts of interest have arisen during the year and none of the members of the Committee has any personal financial interest in the matters discussed, other than as holders of shares and/or equity awards. The fees of the Non-Executive Directors are approved by the Board on the joint recommendation of the Committee and the CEO/Executive Director.

Meetings attendance

Director	Meetings Attended
Janice Bourque	7 of 7[1]
Richard Kender	7 of 7[1]
Jose-Carlos Gutierrez-Ramos	4 of 4[2]
Veronica Jordan	3 of 3[3]
(1)	Seven meetings of the Committee took place during Janice Bourque’s and Richard Kender’s tenure.
(2)	Four meetings of the Committee took place during Jose-Carlos Gutierrez-Ramos’ tenure.
(3)	Three meetings of the Committee took place during Veronica Jordan’s tenure.

Independent advisors

Independent objective advice on executive remuneration is received from the Human Capital Solutions practice of Aon plc (“Aon”). Aon is a member of the Remuneration Consultants Group and is a signatory to its Code of Conduct. Aon advises the Committee on all aspects of senior executive remuneration. Since the IPO, Aon was appointed by the Committee following a competitive tender process, and has since been retained to assist with the drafting of the Remuneration Policy and has kept the Committee up to date on remuneration trends and corporate governance best practice. Aon does not have any other remuneration-unrelated connection with the Company and is considered to be independent by the Committee. During the year ended 31 December 2024, fees charged by Aon for advice provided to the Committee for 2024 amounted to $459k (year ended 31 December 2023: $167k).

Activity in the year

The Committee’s principal function is to develop and implement compensation policies and plans that ensure the attraction and retention of key management personnel, the motivation of management to achieve the Company’s corporate goals and strategies, and the alignment of the interests of management with the long-term interests of the Parent Company’s shareholders. In applying the remuneration policy, and in constructing the remuneration arrangements for Executive Directors and senior employees, the Board, advised by the Committee, aims to provide remuneration

Directors’ Remuneration Report (continued)

packages that are competitive and designed to attract, retain and motivate Executive Directors and senior employees of the highest calibre.

The Committee is responsible for and considered, where applicable, during the year:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of the CEO;
●	evaluating the performance of the CEO in light of such corporate goals and objectives and recommending or determining the compensation of the CEO;
●	reviewing and recommending or determining the compensation of the Company’s other executive officers;
●	reviewing and establishing the Company’s overall management compensation, philosophy and policy;
●	overseeing and administering the Company’s compensation and similar plans;
●	retaining, approving the compensation, and overseeing the work of any compensation advisors;
●	reviewing and approving the Company’s policies and procedures for the grant of equity-based awards;
●	preparing the compensation committee report required by the SEC rules to be included in our annual proxy statement, and the directors’ remuneration policy and report as required under English law;
●	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K, if required; and
●	reviewing and making recommendations to the Board with respect to director compensation.

The Committee is formally constituted and operates pursuant to a written charter, which is available on the Company’s website at https://investors.bicycletherapeutics.com/corporate-governance.

Directors’ Remuneration Report (continued)

Single total figure of directors’ remuneration — year ended 31 December 2024 (audited)

The total remuneration of the individual directors who served during the financial year, from 1 January 2024 to 31 December 2024, together with a comparison with the equivalent figure for the 2023 financial year is shown below. Total remuneration is the sum of emoluments plus Company pension contributions.

						Equity‑
		Base				based		Total	Total fixed	Total variable
		salary(1)/fees	Benefits		Bonus(3)	awards(4)	Pension(5)	remuneration	remuneration	remuneration
		$'000	$'000		$'000	$'000	$'000	$'000	$'000	$'000
Executive Directors
Kevin Lee	2024	760	3	(2)	653	1,392	82	2,890	2,237	653
	2023	710	2		560	1,702	76	3,050	2,490	560
Non‑Executive Directors(6)
Felix Baker	2024	44	—		—	262	—	306	306	—
	2023	—	—		—	—	—	—	—	—
Janice Bourque	2024	81	2	(8)	—	108	—	191	191	—
	2023	76	—		—	170	—	246	246	—
Jose-Carlos Gutierrez-Ramos	2024	79	2	(8)	—	108	—	189	189	—
	2023	63	—		—	170	—	233	233	—
Veronica Jordan	2024	23	2	(8)	—	108	—	133	133	—
	2023	74	—		—	170	—	244	244	—
Richard Kender	2024	112	2	(8)	—	108	—	222	222	—
	2023	108	—		—	170	—	278	278	—
Pierre Legault(7)	2024	383	2	(8)	—	217	—	602	602	—
	2023	218	—		—	340	—	558	558	—
Stephen Sands	2024	81	—		—	270	—	351	351	—
	2023	—	—		—	—	—	—	—	—
Sir Gregory Winter	2024	65	2	(8)	—	108	—	175	175	—
	2023	58	—		—	170	—	228	228	—
Total	2024	1,628	15		653	2,681	82	5,059	4,406	653
	2023	1,307	2		560	2,892	76	4,837	4,277	560
(1)	The Executive Director’s salary is both set, and paid, in GBP, and the amount reflected for the year ended 31 December 2024 is based on a GBP : USD exchange rate of 1.2783 for the year ended 31 December 2024.
(2)	The Executive Director’s benefits included private health insurance, long term disability, critical illness and death in service benefits.
(3)	The annual bonus for 2024 was paid in cash in February 2025. The annual bonus for 2023 was paid in cash in February 2024. In June 2023, an additional bonus of £15k (or $19k based on a GBP : USD exchange rate of 1.2433 for the year ended 31 December 2023) was paid to Kevin Lee for his work and contribution towards entering into the Bayer and Novartis collaborations. This bonus was accounted for in his total 2023 bonus payment.
(4)	There were no performance obligations linked to the equity-based awards. The value of equity-based awards in the form of options in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price. For the CEO and Non-Executive Directors this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Refer to “Share Option Plan” below. The value of equity based awards in the form of RSUs is based on the market value of the underlying shares on the date of grant. Share price appreciation did not impact the value of awards. No discretion was exercised, and the determination of the levels of awards were not impacted, as a result of share price appreciation.
(5)	Relates to pension and cash in lieu of pension.
(6)	Veronica Jordan resigned on 17 April 2024. Felix Baker was appointed on 18 April 2024. Stephen Sands was appointed on 20 February 2024.
(7)	Pierre Legault’s fees include those payable under a consulting agreement between Stone Atlanta Estates LLC, the successor-in-interest to Stone Sunny Isles, Inc. and Bicycle Therapeutics, Inc. dated 15 March 2019, pursuant to

Directors’ Remuneration Report (continued)

which such entity was paid £268k for Mr. Legault’s advisory services to the Company for the year ended 31 December 2024 and £144k for the year ended 31 December 2023.
(8)	Relates to fees paid by the Company for tax return preparation services for certain directors during the year ended 31 December 2024.

2024 Annual bonus (audited)

In 2024, the CEO’s annual bonus was based on corporate and personal objectives as further detailed below. The overall bonus outcome of 132% of target resulted in a total bonus pay out of $653k or 86% of the CEO’s base salary for the year ended 31 December 2024. The Committee is satisfied that the bonus pay-out for 2024 is appropriate, taking into account the wider stakeholder experience, particularly that of shareholders and employees.

A summary of the corporate goals, relative weightings, and level of achievement for 2024 is set forth in the table below:

Category	Goals	Stretch Goal	Weighting	Assessment of Achievement	Weighted Performance
Clinical, Research & Development and Collaborations	• Progress zelenectide pevedotin Duravelo-1 and Duravelo-2 studies through clinical trials and progress supporting and market assessment activities. • Initiate expansion and development plans for BT5528. • Complete next steps for BT7480 clinical trials. • Advance key discovery goals for programs. • Deliver on collaboration goals.	• Preliminary analysis, activated sites, enrollment, adjacent mono or combination studies.	77.5%	112%	87%
Corporate and Business Development	• Implement all aspects of corporate objectives and maintain financial strength through equity financing, including raising at least $100 million in equity financing and if needed, generate non-dilutive financing from collaboration deals and external partnerships.	• Raise more than $200 million.	22.5%	124%	28%
Total			100%		115%

In assessing the personal performance of our CEO, the Committee considered his individual contribution to the achievement of our 2024 corporate performance goals, and his personal performance in helping to execute on our strategic and operating initiatives. The Committee used a scale of personal performance percentages ranging from 0% to 115% for this purpose.

Based on this evaluation scale, the Committee examined the accomplishments of our CEO during the year, particularly the significant progress of our clinical development programs, which the Committee considered critical to the company’s success, as well as our CEO’s overall leadership of the Company, in determining Dr. Lee’s personal performance percentage of 115% for 2024. The annual bonus for Dr. Lee for 2024 was therefore determined in accordance with the following payout formula: Base Salary Paid during the Year x Target Incentive Percentage (65%) x Corporate Performance Percentage (115%) x Personal Performance Percentage (115%). Utilizing this formula resulted in an annual bonus for 2024 of 132% of the target opportunity and 86% of base salary.

Directors’ Remuneration Report (continued)

Equity Incentive Plan

Awards granted from 1 January 2024 to 31 December 2024 (audited)

The CEO and Chairman received the following equity-based awards under the EIP during the year from 1 January 2024 to 31 December 2024, as set forth in the table below:

					Face Value
					at Date
	Form of	Date of	Number of	Exercise	of Grant(1)	Expiry
	Award	Grant	Shares	Price $	$’000	Date	Vest Terms(4)
Executive Director
Kevin Lee(2)	Fair market value options	2 January 2024	155,000	18.08	—	2 January 2034	25% vest after one year, remaining shares vest in 36 equal monthly instalments
	RSUs	2 January 2024	77,000	—	1,392	—	25% vest after one year, remaining shares vest in 12 equal quarterly instalments
Chairman
Pierre Legault(3)	Fair market value options	2 January 2024	24,000	18.08	—	2 January 2034	Vest in four equal quarterly instalments
	RSUs	2 January 2024	12,000	—	217	—	Vest in four equal quarterly instalments
(1)	The value of equity-based awards in the form of options in the table is based on the market value of the underlying shares at the date of grant, less the applicable exercise price. For awards in the form of options, this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Awards in the form of RSUs are valued using the market value of the underlying shares at the date of grant. Upon vesting of RSUs, the holders are required to pay a nominal fee of £0.01 per share.
(2)	The Committee structured the mix of equity vehicles and relative weight assigned to each type of award granted to the CEO to motivate share price growth over the long-term through share options, which deliver value only if the share price increases, and to ensure some amount of value delivery through RSUs, which are complementary because they have upside potential but deliver some value even during periods of market or share price underperformance. In determining the number of options and RSUs to be granted to the CEO, the Committee took into account the ranges of awards value and grant sizes of companies in our peer group.
(3)	Pursuant to and in accordance with the terms of our Amended and Restated Non-Employee Director Compensation Policy, Pierre Legault was granted options and RSUs over ordinary shares as an annual grant. Once vested the equity-based awards in the form of RSUs are no longer subject to forfeiture but the settlement is deferred until the earlier of (i) the date of the participants “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)); (ii) the date of the participant’s “disability” (as defined under Treasury Regulation Section 1.409A-3(i)(4)); (iii) the date of the participant’s death; or (iv) the date of a Change in Control (as defined in the EIP) that would also constitute a “change in control event” (as defined under Treasury Regulation Section 1.409A-3(i)(5)).
(4)	None of the awards granted are subject to performance-based conditions.

Directors’ Remuneration Report (continued)

Non-Executive Directors also received the following equity-based awards during the year from 1 January 2024 to 31 December 2024, as set forth in the table below:

					Face
					Value
			Number of		at Date
	Form of	Date of	Shares	Exercise	of Grant(1)(2)	Expiry	Vest
Non‑Executive Director(2)	Award	Grant	Covered(3)	Price $	$’000	Date	Terms(4)
Felix Baker	Fair market value options	18 April 2024	24,000	21.82	—	18 April 2034	Vest in three equal annual instalments
	RSUs	18 April 2024	12,000	—	262	—	Vest in three equal annual instalments
Janice Bourque	Fair market value options	2 January 2024	12,000	18.08	—	2 January 2034	Vest in four equal quarterly instalments
	RSUs	2 January 2024	6,000	—	108	—	Vest in four equal quarterly instalments
Jose-Carlos Gutierrez-Ramos	Fair market value options	2 January 2024	12,000	18.08	—	2 January 2034	Vest in four equal quarterly instalments
	RSUs	2 January 2024	6,000	—	108	—	Vest in four equal quarterly instalments
Veronica Jordan	Fair market value options	2 January 2024	12,000	18.08	—	2 January 2034	Vest in four equal quarterly instalments
	RSUs	2 January 2024	6,000	—	108	—	Vest in four equal quarterly instalments
Richard Kender	Fair market value options	2 January 2024	12,000	18.08	—	2 January 2034	Vest in four equal quarterly instalments
	RSUs	2 January 2024	6,000	—	108	—	Vest in four equal quarterly instalments
Stephen Sands	Fair market value options	20 February 2024	24,000	22.50	—	20 February 2034	Vest in three equal annual instalments
	RSUs	20 February 2024	12,000	—	270	—	Vest in three equal annual instalments
Sir Gregory Winter	Fair market value options	2 January 2024	12,000	18.08	—	2 January 2034	Vest in four equal quarterly instalments
	RSUs	2 January 2024	6,000	—	108	—	Vest in four equal quarterly instalments
(1)	The value of equity-based awards in the form of options in the table is based on the market value of the underlying shares at the date of grant, less the applicable exercise price. For awards in the form of options, this was nil because the exercise price is equal to the market value of the underlying shares at the date of grant. Awards in the form of RSUs are valued using the market value of the underlying shares at the date of grant. Upon vesting of RSUs, the holders are required to pay a nominal fee of £0.01 per share. For equity-based awards in the form of RSUs, settlement is deferred until the earlier of (i) the date of the participant’s “separation from service” (as defined under Treasury Regulation Section 1.409A-1(h)); (ii) the date of the participant’s “disability” (as defined under Treasury Regulation Section 1.409A-3(i)(4)); (iii) the date of the participant’s death; or (iv) the date of a Change in Control (as defined in the EIP) that also would constitute a “change in control event” (as defined under Treasury Regulation Section 1.409A-3(i)(5)).
(2)	On 20 February 2024, the Board appointed Stephen Sands to the Board and on 18 April 2024, the Board appointed Felix Baker to the Board. Pursuant to our Amended and Restated Non-Employee Director Compensation Policy, Mr. Sands and Mr. Baker were granted options over 24,000 ordinary shares and RSUs over 12,000 ordinary shares in connection with their appointments.
(3)	Pursuant to and in accordance with the terms of our Amended and Restated Non-Employee Director Compensation Policy, save for Mr. Sands and Mr. Baker, the Non-Executive Directors were granted options over 12,000 ordinary shares and RSUs over 6,000 ordinary shares as an annual grant.
(4)	None of the awards granted are subject to performance-based conditions.

No subsequent changes were made to the exercise prices or vesting dates of options or vesting dates of awards

Directors’ Remuneration Report (continued)

in the form of RSUs granted to the CEO, Chairman or other Non-Executive Directors.

Statement of directors’ shareholding and share interests (audited)

Shareholdings for each director, who has held office during the period 1 January 2024 and 31 December 2024, are set out in the table below as at 31 December 2024 (together with interests held by his or her connected persons):

	Number of Shares		Number of Equity Awards
	Beneficially owned				Unvested
	shares as at				without
	31 December			Vested but	performance
	2024		Exercised/settled	unexercised	conditions	Total
Executive Director
Kevin Lee	255,895		—	1,098,703	372,158	1,726,756
Non‑Executive Directors
Felix Baker	30,323,301	(2)	—	—	36,000	30,359,301
Janice Bourque	10,750		—	106,500	—	117,250
Jose-Carlos Gutierrez-Ramos	10,750		—	71,500	—	82,250
Veronica Jordan(1)	10,750		—	106,500	—	117,250
Richard Kender	10,750		—	106,500	—	117,250
Pierre Legault	21,500		—	289,139	—	310,639
Stephen Sands	—		—	—	36,000	36,000
Sir Gregory Winter	174,677		—	74,500	—	249,177
(1)	Veronica Jordan resigned on 17 April 2024.
(2)	Includes 10,885,357 ADSs and 19,437,944 non-voting ordinary shares directly held by Felix Baker’s connected persons, 667, L.P. and Baker Brothers Life Sciences, L.P. (together with 667, L.P., the “Funds”). Felix Baker is a managing member of Baker Bros. Advisors (GP) LLC, the sole general partner of Baker Bros. Advisors LP. Pursuant to management agreements, as amended, the Funds’ respective general partners relinquished to Baker Bros. Advisors LP all discretion and authority with respect to the investment and voting power of the securities held by the Funds and thus Baker Bros. Advisors LP has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments.

There were no unvested shares or unvested equity awards with performance conditions. Details of changes in shareholdings for each director up to the date of this report are shown on page A-29.

Payments to former directors and for loss of office (audited)

Subsequent to her resignation from the Board, Veronica Jordan continues to serve the Company as a consultant pursuant to a consulting agreement (the “Consulting Agreement”). The initial term of the Consulting Agreement will be two years, provided that the term will automatically renew in one-year increments unless a notice of termination has been provided by either party. Dr. Jordan will receive compensation of GBP 12,000 or equivalent in local currency per year and any outstanding equity awards held by Dr. Jordan will continue to vest in accordance with their terms, subject to Dr. Jordan continuing to comply with the terms of the Consulting Agreement through each applicable vesting date. No new equity awards will be granted to Dr. Jordan in respect of her consulting services.

No payments for loss of office were made.

Share ownership guidelines

Executive Directors are encouraged to build a meaningful shareholding so as to align their interests with those of shareholders but no formal shareholding requirements applied during 2024. In order to further align the interests of our leadership with those of our shareholders and advance our commitment to sound corporate governance, our Board implemented share ownership guidelines for our directors (and executive officers) in December 2024. Under our guidelines, our directors are expected to build up ownership of ordinary shares of the Company based on a multiple of base salary (for our CEO) or annual cash retainer (for Non-Executive Directors). Our CEO is expected to own shares valued at least three times his base salary, and Non-Executive Directors are expected to own shares valued at least three times their annual cash retainer. Share options and any unearned performance-based restricted share units are not

Directors’ Remuneration Report (continued)

included as shares held for the purposes of our share ownership guidelines. The guidelines took effect in 2025 and establish a five-year deadline for covered individuals to meet the ownership requirements.

Performance graph and table

The chart below shows the Parent Company’s Total Shareholder Return (“TSR”) performance compared with that of the NASDAQ Biotechnology Index from the date of the Parent Company’s listing on NASDAQ to 31 December 2024. The NASDAQ Biotechnology Index has been chosen as an appropriate comparator as it is the index of which the Parent Company is a constituent. TSR is defined as the return on investment obtained from holding a company’s shares over a year. It includes dividends paid, the change in the capital value of the shares and any other payments made to or by shareholders within the year.

Stock Price Performance Since IPO

Aligning pay with performance

The total remuneration figure for the CEO is shown in the table below, along with the value of bonuses paid, and SOP/EIP vesting, as a percentage of the maximum opportunity. As explained in the report in respect of the 2019 financial year, as 2019 was the first year reported since listing, it is not possible to provide meaningful comparative data for periods prior to that date.

Chief Executive Officer	2019	2020	2021	2022	2023	2024
Total remuneration ($000)	1,004	1,156	1,404	4,359	3,050	2,890
Actual bonus (% of the maximum)	63%	63%	72%	63%	54%	59%
SOP/EIP vesting (% of the maximum)	100%	100%	100%	100%	100%	100%

Percentage change in remuneration of the directors compared to all Company employees

The table below illustrates the increase in salary, benefits and annual bonus for each director and that of the Company’s employees as a whole as between the 2019 and 2024 financial years. BicycleTx Limited has been used as the comparator company instead of the Parent Company because BicycleTx Limited employs all U.K. employees. The outcome for employees of the Parent Company is also included to satisfy the statutory requirement but is shown as not applicable given the Parent Company does not itself have any employees. As explained in the report in respect of the 2019 financial year, 2019 was the first year reported since listing on NASDAQ. There was no change in remuneration of the CEO in that year and it was therefore not possible to provide meaningful comparative data for prior years.

Directors’ Remuneration Report (continued)

	Percentage change 2019-2020			Percentage change 2020-2021			Percentage change 2021-2022			Percentage change 2022-2023			Percentage change 2023-2024
	Base			Base			Base			Base			Base
	salary/			salary/			salary/			salary/			salary/
	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus	fees	Benefits	Bonus
Executive Directors
Kevin Lee	15%	100%	16%	14%	100%	31%	(1%)	(50%)	(13%)	6%	100%	(2%)	7%	50%	17%
Non-Executive Directors
Michael Anstey	(17%)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Felix Baker	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—
Catherine Bingham	71%	—	—	(51%)	—	—	(100%)	—	—	—	—	—	—	—	—
Janice Bourque	117%	—	—	—	—	—	11%	—	—	9%	—	—	6%	100%	—
Jose-Carlos Gutierrez-Ramos	—	—	—	—	—	—	76%	—	—	5%	—	—	26%	100%	—
Bosun Hau	(17%)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Veronica Jordan	500%	—	—	7%	—	—	17%	—	—	9%	—	—	(69%)	100%	—
Richard Kender	120%	—	—	—	—	—	5%	—	—	6%	—	—	4%	100%	—
Pierre Legault	40%	—	—	6%	—	—	(1%)	—	—	5%	—	—	76%	100%	—
Carolyn Ng	(17%)	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stephen Sands	—	—	—	—	—	—	—	—	—	—	—	—	100%	—	—
Sir Gregory Winter	67%	—	—	—	—	—	38%	—	—	5%	—	—	13%	100%	—
Average pay of employees of the Parent Company	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Average pay of employees of the Company as a whole	27%	7%	25%	10%	80%	35%	(29%)	(30%)	(21%)	9%	19%	—	6%	24%	7%

Non-Executive Directors did not receive fees for the period prior to the IPO on NASDAQ in May 2019. Felix Baker was appointed on 18 April 2024. Veronica Jordan resigned on 17 April 2024. Stephen Sands was appointed on 20 February 2024. Catherine Bingham resigned on 28 June 2021. Jose-Carlos Gutierrez-Ramos was appointed on 17 March 2021. Michael Anstey, Bosun Hau and Carolyn Ng resigned on 30 June 2020. Richard Kender and Janice Bourque were appointed during the course of 2019 with 2020 being their first full year in office.

Relative importance of spend on pay

The table below illustrates the Company’s expenditure on employee pay in comparison to total expenditure on research and development. These costs are included in the disclosures in notes 6 and 9 in the notes to the financial statements.

	2023	2024	% change
Total expenditure on research and development ($’000)(1)	140,362	171,208	22%
Total employee pay expenditure ($’000)(2)(3)	92,059	109,481	19%
(1)	The Committee considers the Company’s research and development expenditure relative to salary expenditure for all employees, to be the most appropriate metric for assessing overall spend on pay due to the nature and stage of the Company’s business. Total expenditure on research and development includes certain employee pay expenditure including wages and salaries, social security costs and other pension costs.
(2)	Total employee pay expenditure includes wages and salaries, social security costs, pension contributions, bonus, equity compensation plans and termination benefits.
(3)	No distributions to shareholders were made.

Directors’ Remuneration Report (continued)

Statement of implementation of remuneration policy in 2025

Annual base salary

The annual base salary of the CEO is shown in the table below:

	Base salary	Base salary
	2024	2025
	$’000	$’000
Executive Directors
Kevin Lee	756	821

Kevin Lee’s salary has been both set, and paid, in GBP. Accordingly, Kevin Lee’s annual base salary was GBP 594,200 effective on and from 1 January 2024 and will be GBP 654,000 on and from 1 January 2025. The Committee determined the change in base salary for Kevin Lee based on input from Aon, including a benchmarking analysis against comparable companies. For consistency and ease of comparison, we will continue to provide disclosures in USD (converted by reference to the GBP : USD exchange rate on 31 December 2024 of 1.25511 (31 December 2023: 1.27313)).

Benefits and pension

In 2025, Executive Directors are eligible for the same benefits (such as health insurance) as provided to all senior employees in the jurisdiction in which they reside. In the U.K., where the CEO is based, this means that employer pension contributions are 12% of base salary for Executive Directors and employees with job title of ‘director’ and above and 10% for all other employees (or, in each case, cash equivalent at the election of the relevant employee).

Bonus

The CEO is eligible for a target bonus of 65% base salary in 2025, with final payout of up to 146% of base salary in the event of ‘stretch’ performance being achieved. The bonus will be paid in cash or in an equity award, as may be agreed between the Executive Director and the Committee, and subject to the achievement of a number of corporate and personal objectives determined by the Committee.

Specific corporate and personal objectives are commercially sensitive and therefore are not disclosed in advance. However, full details of the targets and performance against them will be disclosed when they are no longer considered commercially sensitive.

Clawback

In 2023, the Committee adopted a new incentive compensation recoupment policy providing for the Company’s recoupment of recoverable incentive compensation that is received by certain executive officers of the Company under certain circumstances. Such clawback policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder and Nasdaq Listing Rule 5608.

Directors’ Remuneration Report (continued)

Equity Incentive Plan

The Company granted the following equity incentive awards to directors and the Chairman in 2025 up to the date of this directors’ remuneration report under the Equity Incentive Plan. These grants are a mix of RSUs and market value options.

					Face
					Value
			Number of		at Date
	Form of	Date of	Shares	Exercise	of Grant	Expiry
Director	Award	Grant	Covered	Price $(1)	$’000(2)	Date	Vest Terms(3)
Kevin Lee	Fair market value options	2 January 2025	308,000	14.00	—	2 January 2035	25% vest after one year, remaining shares vest in 36 equal monthly instalments
Pierre Legault	Fair market value options	2 January 2025	25,000	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Felix Baker	Fair market value options	2 January 2025	8,801	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Janice Bourque	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Jose-Carlos Gutierrez-Ramos	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Richard Kender	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Alessandro Riva(4)	Fair market value options	25 March 2025	25,000	9.20	—	25 March 2035	Vest in three equal annual instalments
Stephen Sands	Fair market value options	2 January 2025	10,787	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Sir Gregory Winter	Fair market value options	2 January 2025	12,500	14.00	—	2 January 2035	Vest in four equal quarterly instalments
Kevin Lee	Restricted share units	2 January 2025	123,200	—	1,725	—	25% vest after one year, remaining shares vest in 12 equal quarterly instalments
Pierre Legault	Restricted share units	2 January 2025	12,500	—	175	—	Vest in four equal quarterly instalments
Felix Baker	Restricted share units	2 January 2025	4,400	—	62	—	Vest in four equal quarterly instalments
Janice Bourque	Restricted share units	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
Jose-Carlos Gutierrez-Ramos	Restricted share units	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
Richard Kender	Restricted share units	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
Alessandro Riva(4)	Restricted share units	25 March 2025	12,500	—	115	—	Vest in three equal annual instalments
Stephen Sands	Restricted share units	2 January 2025	5,393	—	76	—	Vest in four equal quarterly instalments
Sir Gregory Winter	Restricted share units	2 January 2025	6,250	—	88	—	Vest in four equal quarterly instalments
(1)	For options, exercise price is equal to the market value of the underlying shares at the date of grant.
(2)	The value of equity-based awards in the table is based on the market value of underlying shares at the date of grant, less the applicable exercise price (if any). This was nil for fair market value options because the exercise price is equal to the market value of the underlying shares at the date of grant. Awards in the form of RSUs are valued using the market value of the underlying shares at the date of grant. Upon settlement of RSUs, the holders are required to pay a nominal fee of £0.01 per share.
(3)	The Committee may, in its sole discretion, provide for deferred settlement of RSUs awarded to Non-Executive Directors.
(4)	On 23 March 2025, the Board appointed Alessandro Riva, M.D., to the Board, effective as of the close of business on 25 March 2025. Pursuant to our Amended and Restated Non-Employee Director Compensation Policy, Dr. Riva was granted an option to purchase 25,000 ordinary shares and RSUs of 12,500 ordinary shares in connection with his appointment.

No other grants are currently proposed for 2025.

Non-Executive Directors’ fees

Non-Executive Directors will receive the following annual fees for 2025, which will be paid in cash, as follows. These have been increased from the 2024 fees following review and benchmarking against our peers:

Directors’ Remuneration Report (continued)

Fees
(effective from 1 January 2025)
000s
Base fee:
Board Chair	$12
Board member	$50
Additional fees:
Audit Committee Chair	$25
Audit Committee member	$15
Compensation Committee Chair	$20
Compensation Committee member	$10
Nominating and Corporate Governance Committee Chair	$15
Nominating and Corporate Governance Committee member	$10
Strategic Committee Chair	$50
Strategic Committee member	$35
Scientific Committee Chair	$15
Scientific Committee member	$10

Non-Executive Director fees may be paid in GBP, USD, or a combination depending on the personal situation of each Non-Executive Director.

Non-Executive Directors will not be eligible to participate in any performance-based incentive plans.

Each Non-Executive Director will also be entitled to reimbursement of reasonable expenses and reimbursement of fees for tax advice associated with completion of international tax returns and, if relevant, any gross-up for tax due to their role as a Bicycle Therapeutics plc Non-Executive Director. In addition, a Non-Executive Director who participates on the Scientific Advisory Board and attends Scientific Advisory Board meetings will be entitled to receive a cash fee of $4,000 per meeting.

Shareholder voting on remuneration matters at AGM

The table below sets out the votes cast at our AGM in May 2024 in respect of the previous Directors’ Remuneration Report and the votes cast at our AGM in June 2023 in respect of the Directors’ Remuneration Policy.

	Votes for		Votes against		Votes withheld
	%	Number	%	Number	Number
Directors' Remuneration Report	96.82	36,200,790	3.18	1,188,057	9,260
Directors' Remuneration Policy	92.97	26,075,659	7.03	1,971,866	9,396

On behalf of the Board

Janice Bourque
Chair of the Compensation Committee
17 April 2025

Annex B

BICYCLE THERAPEUTICS PLC

2020 EQUITY INCENTIVE PLAN

Adopted by the Board on April 23, 2020 and approved by Shareholders on June 29, 2020

Amended and Restated by the Board on April 14, 2022 and approved by Shareholders on June 27, 2022

COOLEY (UK) LLP, 22 BISHOPSGATE, LONDON EC2N 4BQ, UK

T: +44 (0) 20 7583 4055 F: +44 (0) 20 7785 9355 WWW.COOLEY.COM

BICYCLE THERAPEUTICS PLC: 2020 EQUITY INCENTIVE PLAN

1.	PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 11.

2.	ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3.	ADMINISTRATION AND DELEGATION
3.1	Administration

The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards, set Award terms and conditions, and designate whether such Awards will cover Ordinary Shares or ADSs, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award.

3.2	Appointment of Committees

To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4.	SHARES AVAILABLE FOR AWARDS
4.1	Number of Shares

Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan (taking account of Awards granted under the Non-Employee Sub-Plan) in an aggregate amount up to 7,216,887 Shares (the “Share Reserve”) (which is the sum of: (i) 750,000 new Shares; (ii) 889,821 Shares, being a number of Shares equal to the Plan’s previously available Share Reserve as of March 31st, 2022; (iii) 2,800,882 Shares, being the number of Shares granted under the Plan and which were subsisting as of March 31st, 2022 that may be granted under the Plan pursuant to Section 4.2(a); (iv) 2,163,227 Shares, being the number of Shares granted under the Prior Plan and which were subsisting as of March 31st, 2022 that may be granted under the Plan pursuant to Section 4.2(b); and (v) 602,957 Shares, being the number of Shares granted under the Pre-IPO Option Contracts and which were subsisting as of March 31st, 2022 that may be granted under the Plan pursuant to Section 4.2(b)). In addition, the Share Reserve will automatically increase on January 1st of the year following the year in which the Company’s shareholders approve the Plan and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of Shares outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.

4.2	Share Recycling.
(a)

If all or any part of an Award or Awards granted under the Plan or the Non-Employee Sub-Plan expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised or is withheld to satisfy a tax withholding obligation in connection with an Award or to satisfy a purchase or exercise price of an Award, the unused Shares covered by the Award or Awards granted under the Plan or the Non-Employee Sub-Plan will, as applicable, become or again be available for Awards granted under the Plan and/or the Non-Employee Sub-Plan.

(b)

If all or any part of an option or options to acquire unissued Shares that was granted under the Prior Plan or the Pre-IPO Option Contracts and which is subsisting as of the Original Effective Date expires, lapses or is terminated, exchanged for cash, surrendered, repurchased or cancelled without having been fully exercised or is withheld to satisfy a tax withholding obligation in connection with an option or to satisfy a purchase or exercise price of an option, in each case on or after the Original Effective Date, the unused Shares covered by such option or options under the Prior Plan or Pre-IPO Option Contracts (as applicable) shall increase the Share Reserve and shall become available for Awards granted under the Plan and/or the Non-Employee Sub-Plan subject to a maximum of (i) 2,645,465 Shares in respect of the Prior Plan; and (ii) 1,008,547 Shares in respect of the Pre-IPO Option Contracts.

4.3	Incentive Option Limitations.

Subject to adjustment under Section 8, no more than 21,650,000 Shares may be issued pursuant to the exercise of Incentive Options.

4.4	Substitute Awards.

In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other equity or equity-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Share Reserve (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above), except that Shares acquired by exercise of substitute Incentive Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

4.5	Deed Poll.

The Administrator may grant Awards by entering into a deed poll and, as soon as practicable after the Company has executed the deed poll, the Administrator shall enter into an Award Agreement

4.6	Prior Plan and Pre-IPO Option Contracts.

Upon the Original Effective Date, (1) no further new awards may be granted over Shares under the Prior Plan or pursuant to the Pre-IPO Option Contracts; and (2) the number of Shares subject to the Prior Plan’s Available Reserve shall cease to be available for grant under the Prior Plan and shall become available for grant hereunder pursuant to Section 4.1 above.

5.	OPTIONS AND SHARE APPRECIATION RIGHTS
5.1	General.

The Administrator may grant Options or Share Appreciation Rights to Service Providers subject to the limitations in the Plan, including any limitations in the Plan that apply to Incentive Options. The Administrator will determine the number of Shares covered by each Option and Share Appreciation Right, the exercise price of each Option and Share Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Share Appreciation Right. A Share Appreciation Right will entitle the Participant (or other person entitled to exercise the Share Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Share Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement. A Participant will have no rights of a shareholder with respect to Shares subject to any Option or Share Appreciation Right unless and until any Shares are delivered in settlement of the Option or Share Appreciation Right.

5.2	Exercise Price.

The Administrator will establish each Option’s and Share Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Share Appreciation Right.

5.3	Duration.

Each Option or Share Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Share Appreciation Right will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the last business day of the term of an Option or Share Appreciation Right (other than an Incentive Option) (i) the exercise of the Option or Share Appreciation Right is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading or dealing policy (including blackout periods), the term of the Option or Share Appreciation Right shall be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period, as determined by the Company; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option or Share Appreciation Right. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Share Appreciation Right, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or Share Appreciation Right, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to exercise any Option or Share Appreciation Right issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

5.4	Exercise.

Options and Share Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Share Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5.5 for the number of Shares for which the Award is exercised and (ii) as specified in Section 9.5 for any applicable taxes. Unless the Administrator otherwise determines, an Option or Share Appreciation Right may not be exercised for a fraction of a Share.

5.5	Payment Upon Exercise.

Subject to any Company insider trading or dealing policy (including blackout periods) and Applicable Laws, the exercise price of an Option must be paid by:

(a)

cash, wire transfer of immediately available funds or by check payable to the order of the Company, provided that the Company may limit the use of one of the foregoing payment forms if one or more of the payment forms below is permitted;

(b)

if there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(c)

to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price;

(d)

to the extent permitted by the Administrator, except with respect to Incentive Options, surrendering Shares then issuable upon the Option’s exercise which, when valued at their Fair Market Value on the exercise date; have a value sufficient to pay the exercise price

(e)	to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or
(f)	to the extent permitted by the Company, any combination of the above payment forms approved by the Administrator.
6.	RESTRICTED SHARES; RESTRICTED SHARE UNITS; PERFORMANCE SHARE UNITS
6.1	General.

The Administrator may grant Restricted Shares, or the right to purchase Restricted Shares, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the

Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Share Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Share and Restricted Share Unit Award, subject to the conditions and limitations contained in the Plan.

6.2	Duration.

Each Restricted Share, Restricted Share Unit or Performance Share Unit will vest at such times and as specified in the Award Agreement, provided that the vesting schedule of a Restricted Share, Restricted Share Unit or Performance Share Unit will not exceed ten years. Notwithstanding the foregoing and unless determined otherwise by the Company, in the event that on the normal vesting date of a Restricted Share, Restricted Share Unit or Performance Share Unit (i) the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit is prohibited by Applicable Laws, as determined by the Company, or (ii) Shares may not be purchased or sold by the applicable Participant due to any Company insider trading or dealing policy (including blackout periods), the vesting date of the Restricted Share, Restricted Share Unit or Performance Share Unit shall be deferred until the end of the legal prohibition, black-out period, as determined by the Company. Notwithstanding the foregoing, if the Participant, prior to the vesting date of a Restricted Share, Restricted Share Unit or Performance Share Unit, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the vesting date of a Restricted Share, Restricted Share Unit or Performance Share Unit, the Participant is given notice by the Company or any of its Subsidiaries of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause, and the effective date of such Termination of Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s service as a Service Provider will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s Termination of Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees to receive Shares on the vesting of the Restricted Share, Restricted Share Unit or Performance Share Unit issued to the Participant will terminate immediately upon the effective date of such Termination of Service).

6.3	Restricted Shares.
(a)	Dividends.

Participants holding Restricted Shares will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Restricted Shares of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the Restricted Shares with respect to which they were paid.

(b)	Certificates.

The Company may require that the Participant deposit in escrow with the Company (or its designee) any certificates issued in respect of Restricted Shares, together with a stock transfer form endorsed in blank.

6.4	Restricted Share Units.
(a)	Settlement.

The Administrator may provide that settlement of Restricted Share Units will occur upon or as soon as reasonably practicable after the Restricted Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(b)	Shareholder Rights.

A Participant will have no rights of a shareholder with respect to Shares subject to any Restricted Share Unit unless and until the Shares are delivered in settlement of the Restricted Share Unit.

6.5	Performance Share Units.
(a)	Settlement.

The Administrator may provide that settlement of Performance Share Units will occur upon or as soon as reasonably practicable after the Performance Share Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election.

(b)	Shareholder Rights.

A Participant will have no rights of a shareholder with respect to Shares subject to any Performance Share Unit unless and until the Shares are delivered in settlement of the Performance Share Unit.

7.	OTHER SHARE BASED AWARDS

Other Share Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Share Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Share Based Awards may be paid in Shares or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Share Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

8.	ADJUSTMENTS FOR CHANGES IN SHARES AND CERTAIN OTHER EVENTS
8.1	Equity Restructuring.

In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust the Share Reserve, the number of Shares available for the grant of Incentive Options under Section 4.3 above and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8.1 will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

8.2	Corporate Events.
(a)

Subject to Section 8.2(b) below, in the event of any Equity Restructuring, dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), capitalization, share issue, offer, subdivision, reorganization, merger, consolidation, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Shares or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles (any “Corporate Event”), the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Laws or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in, or prevent a breach of, Applicable Laws or accounting principles:

(i)

To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero (as determined by the Administrator in its discretion), then the Award may be terminated without payment. In addition, such payments under this provision may, in the Administrator’s discretion, be delayed to the same extent that payment of consideration to the holders of Ordinary Shares in connection with the Corporate Event is delayed as a result of escrows, earn outs, holdbacks or any other contingencies;

(ii)

To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii)

To provide that such Award be assumed by the successor or survivor corporation, or a parent or Subsidiary thereof, or shall be substituted for by awards covering the equity securities of the successor or survivor corporation, or a parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv)

To make adjustments in the number and type of shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v)	To replace such Award with other rights or property selected by the Administrator; and/or
(vi)	To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable transaction or event.

The Administrator need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Administrator may take different actions with respect to the vested and unvested portions of an Award.

(b)

In the event of a Change in Control, Awards will vest in full effective immediately prior to the occurrence of such Change in Control. Any such Awards granted in the form of Options may be exercised immediately prior to the occurrence of such Change in Control or within such period thereafter not exceeding 6 months as the Administrator shall determine. Any Options not exercised within such period shall lapse.

8.3	Administrative Stand Still.

In the event of any pending Corporate Event or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such Corporate Event or other similar transaction.

8.4	General.

Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class, issue, rights issue, offer or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any Corporate Event or (iii) sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9.	GENERAL PROVISIONS APPLICABLE TO AWARDS
9.1	Transferability.

Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

9.2	Documentation.

Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

9.3	Discretion.

Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

9.4	Termination of Status.

The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

9.5	Withholding.

Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes (which includes any social security contributions or the like) required by law to be withheld or paid by the Company or by any Subsidiary that is the employing entity of the Participant in connection with such Participant’s Awards by the date of the event creating the tax liability. The Company may deduct an amount sufficient to satisfy such tax obligations based on the minimum statutory withholding rates (or such other rate as may be determined by the Company after considering any accounting consequences or costs) from any payment of any kind otherwise due to a Participant. Subject to any Company insider trading or dealing policy (including blackout periods), Participants may satisfy such tax obligations (i) in cash, by wire transfer of immediately available funds, by check made payable to the order of the Company, provided that the Company may limit the use of the foregoing payment forms if one or more of the payment forms below is permitted, (ii) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, (iii) if there is a public market for Shares at the time the tax obligations are satisfied, unless the Company otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax and/or social security withholding, provided that such amount is paid to the Company at such time as may be required by the Administrator, or (iv) to the extent permitted by the Company, any combination of the foregoing payment forms approved by the Administrator. If any tax and/or social security withholding obligation will be satisfied under clause (ii) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

9.6	Amendment of Award; Repricing.

The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, reducing the exercise price, changing the exercise or settlement date, converting an Incentive Option to a Non-Qualified Option, or by amending, waiving or relaxing any Performance Condition. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Section 8 or pursuant to Section 10.6. Without limitation to the foregoing, the Administrator may, without the approval of the shareholders of the Company, reduce the exercise price per share of outstanding Options or Share Appreciation Rights or cancel outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price per share that is less than the exercise price per share of the original Options or Share Appreciation Rights.

9.7	Conditions on Delivery of Shares.

The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares (including payment of nominal value) have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

9.8	Acceleration.

The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

9.9	Additional Terms of Incentive Options.

The Administrator may grant Incentive Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Options under the Code. If an Incentive Option is granted to a Greater Than 10% Shareholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Option.

10.	MISCELLANEOUS
10.1	No Right to Employment or Other Status.

No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

10.2	No Rights as Shareholder; Certificates.

Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a shareholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company

(or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.

10.3	Effective Date and Term of Plan.

The Plan in its amended and restated form will become effective on the day it is approved by the Company’s shareholders (the “Effective Date”) and, unless earlier terminated by the Board, will remain in effect until the tenth anniversary of the Effective Date, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s shareholders, the Plan will not become effective, no Awards will be granted under the Plan and the Prior Plan will continue in full force and effect in accordance with its terms. No Incentive Option may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board or (ii) the Effective Date.

10.4	Amendment of Plan.

The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Share Reserve, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

10.5	Provisions for Foreign Participants.

The Administrator may modify Awards granted to Participants who are nationals of, or employed in, a jurisdiction outside the United Kingdom and the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such international jurisdictions with respect to tax, securities, currency, employee benefit or other matters, including as may be necessary in the Administrator’s discretion to grant Awards under any tax-favourable regime that may be available in any jurisdiction.

10.6	Section 409A.

The following provisions only apply to Participants subject to tax in the United States.

(a)	General.

The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)	Separation from Service.

If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)	Payments to Specified Employees.

Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

10.7	Limitations on Liability.

Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

10.8	Data Privacy.
(a)

As a condition for receiving any Award, each Participant acknowledges that the Company and any Subsidiary may collect, use and transfer, in electronic or other form, personal data as described in this section by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company (as above) may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company (as above); and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company (as above) may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company (as above) may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant acknowledges that such recipients may receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the

Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant and recommend any necessary corrections to the Data regarding the Participant in writing, without cost, by contacting the local human resources representative.

(b)

For the purpose of operating the Plan in the European Union and the United Kingdom, the Company will collect and process information relating to Participants in accordance with the privacy notice which is provided to each Participant.

10.9	Severability.

If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

10.10	Governing Documents.

If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

All Awards will be subject to Applicable Laws on insider trading and dealing and any specific insider trading or dealing policy adopted by the Company.

10.11	Governing Law and Jurisdiction.

The Plan and all Awards, including any non-contractual obligations arising in connection therewith, will be governed by and interpreted in accordance with the laws of England and Wales, disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

10.12	Claw-back Provisions.

All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy that may be adopted from time to time to the extent such policy applies to the relevant Participant, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

10.13	Other Group Company policies

All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any relevant Company or Group Company policy to the extent such policy applies to the relevant Participant, including but not limited to any remuneration policy and/or share retention, ownership, or holding policy that may be adopted from time to time.

10.14	Titles and Headings.

The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

10.15	Conformity to Applicable Laws.

Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws and may be unilaterally cancelled by the Company (with the effect that all Participant’s rights thereunder lapse with immediate effect) if the Administrator determines in its reasonable discretion that such conformity is not possible or practicable.

10.16	Relationship to Other Benefits.

No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

10.17	Broker-Assisted Sales.

In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9.5: (a) any Shares to be sold through the broker-assisted sale will be sold (subject in all cases to the Administrator having regard to the orderly marketing and disposal of such Shares, and having the discretion to delay broker-assisted sales for such reasons) on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee, or the Company or any Subsidiary may withhold from any payment to be made to the Participant (including but not limited to that Participant’s salary), an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

11.	DEFINITIONS

As used in the Plan, the following words and phrases will have the following meanings:

“ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.

“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

“Applicable Laws” means any applicable laws, including without limitation: (a) the requirements relating to the administration of equity incentive plans under English, U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws and rules of any other country or jurisdiction where Awards are granted; and (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether

U.S. federal, state, local or foreign, applicable in the United Kingdom, United States or any other relevant jurisdiction.

“Award” means, individually or collectively, a grant under the Plan of Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units or Other Share Based Awards.

“Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Administrator’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

“Change in Control” means and includes each of the following:

(a)	a Sale; or
(b)	a Takeover.

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

“Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

“Company” means Bicycle Therapeutics Plc, registered in England and Wales with company number 11036004, or any successor.

“Control” has the meaning given in section 995(2) of the UK Income Tax Act 2007, unless otherwise specified.

“Corporate Event” has the meaning given to it in Section 8.2(a).

“Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

“Director” means a Board member.

“Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

“Effective Date” has the meaning given to it in Section 10.3.

“Employee” means any employee of the Company or its Subsidiaries.

“Equity Restructuring” means a nonreciprocal transaction between the Company and its shareholders, such as a share dividend, share split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the price of Shares (or other Company securities) and causes a change in the per share value of the Shares underlying outstanding Awards.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Shares determined as follows: (i) if the Shares are listed on any established stock exchange, its Fair Market Value will be the closing sales price for Shares as quoted on such exchange for the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Shares are not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Shares, the Administrator will determine the Fair Market Value in its discretion.

“Greater Than 10% Shareholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of equity securities of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

“Incentive Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Sub-Plan” means the Non-Employee Sub-Plan to the Plan adopted by the Board.

“Non-Qualified Option” means an Option not intended or not qualifying as an Incentive Option.

“Option” means an option to purchase Shares.

“Ordinary Share” means an ordinary share of £0.01 each in the capital of the Company.

“Original Effective Date” means June 29, 2020.

“Other Share Based Awards” means awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

“Participant” means a Service Provider who has been granted an Award.

“Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period.

“Plan” means this 2020 Equity Incentive Plan.

“Pre-IPO Option Contracts” means the standalone contracts pursuant to which the Company granted options over Shares prior to 23 May 2019, as amended from time to time.

“Prior Plan” means the Bicycle Therapeutics Share Option Plan adopted by the Board on 9 May 2019 as amended from time to time.

“Prior Plan’s Available Reserve” means the number of Shares available for the grant of new awards under the Prior Plan as of immediately prior to the Original Effective Date.

“Restricted Shares” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

“Restricted Share Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

“Sale” means the sale of all or substantially all of the assets of the Company.

“Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee or a Director who is an Employee.

“Share” means an Ordinary Share or the number of ADSs equal to an Ordinary Share.

“Share Appreciation Right” means a Share Appreciation right granted under Section 5.

“Share Reserve” has the meaning given to it in Section 4.1.

“Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

“Takeover” means if any person (or a group of persons acting in concert) (the “Acquiring Person”):

(i)	obtains Control of the Company as the result of making a general offer to:-
(A)	acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or
(B)	acquire all of the shares in the Company which are of the same class as the Shares; or
(ii)

obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or

(iii)	becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or
(iv)	obtains Control of the Company in any other way.

“Termination of Service” means the date the Participant ceases to be a Service Provider.

NON-EMPLOYEE SUB-PLAN

TO THE BICYCLE THERAPEUTICS PLC 2020 EQUITY INCENTIVE PLAN

This sub-plan (the "Non-Employee Sub-Plan") to the Bicycle Therapeutics Plc 2020 Equity Incentive Plan (the “Plan”) governs the grant of Awards to Consultants (defined below) and Directors who are not Employees. The Non-Employee Sub-Plan incorporates all the provisions of the Plan except as modified in accordance with the provisions of this Non-Employee Sub-Plan.

Awards granted pursuant to the Non-Employee Sub-Plan are not granted pursuant to an “employees’ share scheme” for the purposes of UK legislation.

For the purposes of the Non-Employee Sub-Plan, the provisions of the Plan shall operate subject to the following modifications:

1.Interpretation

In the Non-Employee Sub-Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

“Consultant” means any person, including any adviser, engaged by the Company or its parent or Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

“Service Provider” means a Consultant or Director who is not an Employee.

2.Eligibility

Service Providers are eligible to be granted Awards under the Non-Employee Sub-Plan.

Annex C

AMENDMENT NO. 1 TO THE

AMENDED AND RESTATED 2020 EQUITY INCENTIVE PLAN

In accordance with Section 10.4 of Bicycle Therapeutics, plc (the “Company”) Amended and Restated 2020 Equity Incentive Plan (the “Plan”), the Plan is hereby amended as follows, subject to approval of the Company’s shareholders:

1.	Section 4.1 of the Plan is hereby deleted and replaced as follows:

Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan (taking account of Awards granted under the Non-Employee Sub-Plan) in an aggregate amount up to 13,217,290 Shares (the “Share Reserve”), which is the sum of: (i) 1,300,000 new Shares; (ii) 202,018 Shares, being a number of Shares equal to the Plan’s previously available Share Reserve as of March 31, 2025; (iii) 9,426,269 Shares, being the number of Shares granted under the Plan and which were subsisting as of March 31, 2025 that may be granted under the Plan pursuant to Section 4.2(a); (iv) 1,773,816 Shares, being the number of Shares granted under the Prior Plan and which were subsisting as of March 31, 2025 that may be granted under the Plan pursuant to Section 4.2(b); and (v) 515,187 Shares, being the number of Shares granted under the Pre-IPO Option Contracts and which were subsisting as of March 31, 2025 that may be granted under the Plan pursuant to Section 4.2(b). In addition, the Share Reserve will automatically increase on January 1st of each year following the year in which the Company’s shareholders approve the Plan and ending on (and including) January 1, 2032, in an amount equal to 5% of the total number of issued shares in the capital of the Company outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the Share Reserve for such year or that the increase in the Share Reserve for such year will be a lesser number of Shares than would otherwise occur pursuant to the preceding sentence.

This Amendment to the Plan (this “Amendment”) constitutes an integral part of the Plan. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meanings specified in the Plan, as the Plan shall be in effect on the date hereof after giving effect to the Amendment.

Except as set forth herein, all of the terms and conditions of the Plan, as in effect prior to the effectiveness of this Amendment, shall continue to remain in full force and effect as originally stated therein.

Adopted by Board of Directors: April 4, 2025

C-1

MR A SAMPLE < DESIGNATION> SAMPLE STREET SAMPLE TOWN SAMPLE CITY SAMPLE COUNTY AA11 1AA MR A SAMPLE < Designation> Additional Holder 1 Additional Holder 2 Additional Holder 3 Additional Holder 4 Bicycle Therapeutics plc Form of Proxy - Annual General Meeting to be held on June 17, 2025 Kindly Note: This form is issued only to the addressee(s) and is specific to the unique designated account printed hereon. This personalised form is not transferable between different: (i) account holders; or (ii) uniquely designated accounts. The Company and Computershare Investor Services PLC accept no liability for any instruction that does not comply with these conditions. Explanatory Notes: 1. Every holder has the right to appoint some other person(s) of their choice, who need not be a shareholder, as his proxy to exercise all or any of his rights, to attend, speak and vote on their behalf at the meeting. If you wish to appoint a person other than the Chairman, please insert the name of your chosen proxy holder in the space provided (see reverse). If the proxy is being appointed in relation to less than your full voting entitlement, please enter in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. If returned without an indication as to how the proxy shall vote on any particular matter, the proxy will exercise his discretion as to whether, and if so how, he votes (or if this proxy form has been issued in respect of a designated account for a shareholder, the proxy will exercise his discretion as to whether, and if so how, he votes). 2. To appoint more than one proxy, an additional proxy form(s) may be obtained by contacting the Registrar's helpline on 0370 703 0031 or you may photocopy this form. Please indicate in the box next to the proxy holder's name (see reverse) the number of shares in relation to which they are authorised to act as your proxy. Please also indicate by marking the box provided if the proxy instruction is one of multiple instructions being given. All forms must be signed and should be returned together in the same envelope. 3. The 'Vote Withheld' option overleaf is provided to enable you to abstain on any particular resolution. However, it should be noted that a 'Vote Withheld' is not a vote in law and will not be counted in the calculation of the proportion of the votes 'For' and 'Against' a resolution. 4. Pursuant to Regulation 41 of the Uncertificated Securities Regulations 2001, entitlement to attend and vote at the meeting and the number of votes which may be cast thereat will be determined by reference to the Register of Members of the Company at close of business on the day which is two days before the day of the meeting. Changes to entries on the Register of Members after that time shall be disregarded in determining the rights of any person to attend and vote at the meeting. 5. To appoint one or more proxies or to give an instruction to a proxy (whether previously appointed or otherwise) via the CREST system, CREST messages must be received by the issuer's agent (ID number 3RA50) not later than 48 hours before the time appointed for holding the meeting. For this purpose, the time of recipt will be taken to be the time (as determined by the timestamp generated by the CREST system) from which the issuer's agent is able to retrieve the message. The company may treat as invalid a proxy appointment sent by CREST in the circumstances set out in Regulation 35(5)(a) of the Uncertificated Securities Regulations 2001. 6. The above is how your address appears on the Register of Members. If this information is incorrect please ring the Registrar's helpline on 0370 703 0031 to request a change of address form or go to www.investorcentre.co.uk to use the online Investor Centre service. 7. Any alterations made to this form should be initialled. 8. The completion and return of this form will not preclude a member from attending the meeting and voting in person. To be effective, all proxy appointments must be lodged with the Company’s Registrars at: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol BS99 6ZY, United Kingdom by June 13, 2025 at 1:00 p.m. London time (8:00 a.m. Eastern Daylight Time) Cast your Proxy online...It's fast, easy and secure! www.investorcentre.co.uk/eproxy You will be asked to enter the Control Number, Shareholder Reference Number (SRN) and PIN shown opposite and agree to certain terms and conditions. Additional Holders: ADDITIONAL HOLDER 1 ADDITIONAL HOLDER 2 ADDITIONAL HOLDER 3 ADDITIONAL HOLDER 4 Attendance Card Please bring this card with you to the Meeting and present it at Shareholder registration/accreditation. The Annual General Meeting of Bicycle Therapeutics plc will be held at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge CB21 6GS, United Kingdom on June 17, 2025 at 1:00 p.m London time (8:00 a.m. Eastern Daylight Time) C0000000000  Shareholder Reference Number Please detach this portion before posting this proxy form. The notice of annual general meeting and accompanying proxy statement, the 2024 UK annual report and the annual report on Form 10-K are available for you to review at www.bicycletherapeutics.com Register today and make a positive impact by electing for electronic communications & manage your holding online! PIN: 1245 SRN: C0000000000 Control Number: 920702 -1_243575_MAIL/000001/000001/SG625/i *00000101010000* 000001

Poll Card Signature Form of Proxy Please complete this box only if you wish to appoint a third party proxy other than the Chairman. Please leave this box blank if you want to select the Chairman. Do not insert your own name(s). I/We hereby appoint the Chairman of the Meeting OR the person indicated in the box above as my/our proxy to attend, speak and vote in respect of my/our full voting entitlement* on my/our behalf at the Annual General Meeting of Bicycle Therapeutics plc to be held at Blocks A & B, Portway Building, Granta Park, Great Abington, Cambridge CB21 6GS, United Kingdom on June 17, 2025 at 1:00p.m. London time (8:00 a.m. Eastern Daylight Time) and at any adjourned meeting. * For the appointment of more than one proxy, please refer to Explanatory Note 2 (see front). Please mark here to indicate that this proxy appointment is one of multiple appointments being made. I/We instruct my/our proxy as indicated on this form. Unless otherwise instructed the proxy may vote as he or she sees fit or abstain in relation to any business of the meeting. Signature Date In the case of a corporation, this proxy must be given under its common seal or be signed on its behalf by an attorney or officer duly authorised, stating their capacity (e.g. director, secretary).  C0000000000 Ordinary Resolutions For Against Vote Withheld 1, To re-elect Alessandro Riva as a director, who retires in accordance with the Articles of Association. 2. To re-elect Stephen Sands as a director, who retires in accordance with the Articles of Association. 3. To approve, on advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement. 4. To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2025. 5. To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders. 6. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2025. 7. To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2024 (the "2024 U.K. Annual Report"). 8. To approve our directors’ remuneration report for the year ended December 31, 2024 (the "directors' remuneration report"), which is set forth as Annex A to the proxy statement. 9. To approve an amendment to our Amended and Restated 2020 Equity Incentive Plan, which amendment is set forth as Annex C to the proxy statement. Ordinary Resolutions For Against Vote Withheld 1, To re-elect Alessandro Riva as a director, who retires in accordance with the Articles of Association. 2. To re-elect Stephen Sands as a director, who retires in accordance with the Articles of Association. 3. To approve, on advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement. 4. To ratify the appointment of PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.S. independent registered public accounting firm for the year ending December 31, 2025. 5. To re-appoint PricewaterhouseCoopers LLP, a limited liability partnership organized under the laws of England, as our U.K. statutory auditors, to hold office until the conclusion of the next annual general meeting of shareholders. For Against Vote Withheld 6. To authorize the Audit Committee to determine our U.K. statutory auditors’ remuneration for the year ending December 31, 2025. 7. To receive and adopt our U.K. statutory annual accounts and reports for the year ended December 31, 2024 (the "2024 U.K. Annual Report"). 8. To approve our directors’ remuneration report for the year ended December 31, 2024 (the "directors' remuneration report"), which is set forth as Annex A to the proxy statement. 9. To approve an amendment to our Amended and Restated 2020 Equity Incentive Plan, which amendment is set forth as Annex C to the proxy statement. Intention To Attend Please indicate if you intend to attend the AGM H 6 7 4 0 6 B Y C To be completed only at the AGM if a Poll is called. * Please use a black pen. Mark with an X inside the box as shown in this example. In the case of a Corporation, a letter of representation will be required (in accordance with S323 of the Companies Act 2006) unless this has already been lodged at registration.